UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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LIVE NATION ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2011

TO THE STOCKHOLDERS OF LIVE NATION ENTERTAINMENT, INC.:

The 2011 Annual Meeting of Stockholders of Live Nation Entertainment, Inc., a Delaware corporation, will be held on Wednesday, June 15, 2011, at 10:30 a.m., local time, at House of Blues Sunset Strip, 8430 Sunset Boulevard, West Hollywood, California 90069, for the following purposes:

1.	to elect four Class II directors to hold office until the 2014 Annual Meeting of Stockholders;
2.	to approve the issuance and sale of shares of our common stock to Liberty Media Corporation;
3.	to adopt the Live Nation Entertainment, Inc. 2006 Annual Incentive Plan, as amended and restated as of April 15, 2011;
4.	to adopt the Live Nation Entertainment, Inc. 2005 Stock Incentive Plan, as amended and restated as of April 15, 2011;
5.	to hold an advisory vote on the company’s executive compensation;
6.	to hold an advisory vote on the frequency of stockholder advisory votes on the company’s executive compensation;
7.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2011 fiscal year; and
8.	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The board of directors has fixed the close of business on April 20, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the 2011 Annual Meeting of Stockholders and at any adjournment or postponement thereof.

Thank you for your ongoing support and continued interest in Live Nation Entertainment.

By Order of the Board of Directors,

Michael Rapino
President, Chief Executive Officer and Director

Beverly Hills, California
April 29, 2011

i

9348 Civic Center Drive
Beverly Hills, California 90210

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
June 15, 2011

The board of directors of Live Nation Entertainment, Inc., which is referred to herein sometimes as Live Nation, our, us, we or the company, solicits the enclosed proxy for the Annual Meeting of Stockholders to be held on Wednesday, June 15, 2011, at 10:30 a.m., local time, at House of Blues Sunset Strip, 8430 Sunset Boulevard, West Hollywood, California 90069, and for any adjournment or postponement thereof. This proxy statement is being made available to stockholders on or about April 29, 2011.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1. Q:	Purpose — What is the purpose of the Annual Meeting of Stockholders?
A:	At the annual meeting, stockholders will act upon the matters outlined in this proxy statement, including:
•	election of the Class II directors, the director nominees being Jonathan Dolgen, Robert Ted Enloe, III, Jeffrey T. Hinson and James S. Kahan;
•	approval of the issuance and sale of shares of our common stock to Liberty Media Corporation;
•	adoption of the Live Nation Entertainment, Inc. 2006 Annual Incentive Plan, as amended and restated as of April 15, 2011;
•	adoption of the Live Nation Entertainment, Inc. 2005 Stock Incentive Plan, as amended and restated as of April 15, 2011;
•	an advisory vote on the company’s executive compensation;
•	an advisory vote on the frequency of stockholder advisory votes on the company’s executive compensation; and
•	ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2011 fiscal year.
2. Q:	Board’s Recommendations — How does the board of directors recommend that I vote?
A:	The board of directors recommends that you vote your shares:
•	FOR each of the Class II director nominees named in this proxy statement;
•	FOR the issuance and sale of shares of our common stock to Liberty Media Corporation;
•	FOR the adoption of the Live Nation Entertainment, Inc. 2006 Annual Incentive Plan, as amended and restated as of April 15, 2011;
•	FOR the adoption of the Live Nation Entertainment, Inc. 2005 Stock Incentive Plan, as amended and restated as of April 15, 2011;
•	FOR the advisory resolution approving the company’s executive compensation;
•	FOR holding an advisory vote on the company’s executive compensation every three years; and
•	FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2011 fiscal year.

If you are an employee who participates in our 401(k) Savings Plan, the proxy that you submit will provide your voting instructions to the plan trustee. If you do not submit a proxy, the plan trustee will vote your plan shares in the same proportion as the shares for which the trustee receives voting instructions from other participants in the plan, except as may otherwise be required by law.

3. Q:	Vote Requirement — How many votes are required to approve each item?
A:	Election of Directors — The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of directors. Accordingly, the four director nominees receiving the highest number of votes will be elected. For purposes of electing directors, a failure to vote or withholding your vote (or a direction to your broker, bank or other nominee to withhold your vote) is not counted as a vote cast, and therefore will have no effect on the outcome of the election of directors.

Approval of the issuance and sale of shares of our common stock to Liberty Media Corporation — The affirmative vote of the holders of at least a majority of the total voting power of our common stock present in person or represented by proxy and entitled to vote on this matter is required to approve the issuance and sale of shares of our common stock to Liberty Media Corporation. For purpose of this vote, abstentions (or a direction to your broker, bank or other nominee to abstain) will be counted as present in person or represented by proxy and entitled to vote on this matter, and therefore will have the effect of a negative vote.

Approval of the Live Nation Entertainment, Inc. 2006 Annual Incentive Plan, as amended and restated as of April 15, 2011 — The affirmative vote of the holders of at least a majority of the total voting power of our common stock present in person or represented by proxy and entitled to vote on this matter is required to adopt the Live Nation Entertainment, Inc. 2006 Annual Incentive Plan, as amended and restated as of April 15, 2011. For purpose of this vote, abstentions (or a direction to your broker, bank or other nominee to abstain) will be counted as present in person or represented by proxy and entitled to vote on this matter, and therefore will have the effect of a negative vote.

Approval of the Live Nation Entertainment, Inc. 2005 Stock Incentive Plan, as amended and restated as of April 15, 2011 — The affirmative vote of the holders of at least a majority of the total voting power of our common stock present in person or represented by proxy and entitled to vote on this matter is required to adopt the Live Nation Entertainment, Inc. 2005 Stock Incentive Plan, as amended and restated as of April 15, 2011. For purpose of this vote, abstentions (or a direction to your broker, bank or other nominee to abstain) will be counted as present in person or represented by proxy and entitled to vote on this matter, and therefore will have the effect of a negative vote.

Advisory resolution on executive compensation — The affirmative vote of the holders of at least a majority of the total voting power of our common stock present in person or represented by proxy and entitled to vote on this matter is required to approve the advisory resolution on the company’s executive compensation. For purpose of this vote, abstentions (or a direction to your broker, bank or other nominee to abstain) will be counted as present in person or represented by proxy and entitled to vote on this matter, and therefore will have the effect of a negative vote. The results of this vote are not binding on our board of directors.

Advisory vote on frequency of advisory votes on executive compensation — The advisory vote on the frequency of advisory votes on the company’s executive compensation will be determined based on a plurality of the votes cast. This means that the option that receives the most votes will be recommended by the stockholders to our board of directors. For purposes of this proposal, a failure to vote or withholding your vote (or a direction to your broker, bank or other nominee to withhold your vote) is not counted as a vote cast, and therefore will have no effect on the outcome of the proposal. The results of this vote are not binding on our board of directors.

Ratification of the appointment of our independent registered public accounting firm — The affirmative vote of the holders of at least a majority of the total voting power of our common stock present in person or represented by proxy and entitled to vote on this matter is required to ratify the appointment of our independent registered public accounting firm. For purpose of this vote, abstentions (or a direction to your broker, bank or other nominee to abstain) will be counted as present in person or represented by proxy and entitled to vote on this matter, and therefore will have the effect of a negative vote.

Other items — The affirmative vote of the holders of at least a majority of the total voting power of our common stock present in person or represented by proxy and entitled to vote on such matter is required to approve any other business properly brought before the annual meeting. For purpose of this vote, abstentions (or a direction to your broker, bank or other nominee to abstain) will be counted as present in person or represented by proxy and entitled to vote on such matter, and therefore will have the effect of a negative vote.

4. Q:	Record Date — Which of my shares may I vote?
A:	All shares owned by you as of the close of business on April 20, 2011, which is referred to as the Record Date, may be voted by you. These shares include shares that are (i) held directly in your name as the stockholder of record and (ii) held for you as the beneficial owner through a broker, bank or other nominee.
5. Q:	Quorum — What constitutes a quorum?
A:	Presence at the annual meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the Record Date will constitute a quorum, permitting the annual meeting to proceed and business to be conducted. Abstentions and broker non-votes are included in the calculation of the number of shares considered to be present at the annual meeting.

At the close of business on the Record Date, we had 181,839,170 shares of common stock outstanding and entitled to vote.

6. Q:	Record Holders and Beneficial Owners — What is the difference between holding shares as a “record holder” versus a “beneficial owner”?
A:	Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

Record Holders — If your shares are registered directly in your name with our Transfer Agent, BNY Mellon Shareowner Services, you are, with respect to those shares, the stockholder of record or “record holder.” As the record holder, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. We have enclosed or sent a proxy card for you to use. You may also vote by mail, over the Internet or by telephone, as described below under the heading “Voting — How can I vote?”

Beneficial Owners — If your shares are held in a brokerage account or bank or by another nominee, you are, with respect to those shares, the “beneficial owner” of shares held in street name. As the beneficial owner, you have the right to direct your nominee on how to vote or to vote in person at the annual meeting. However, since you are not a record holder, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your nominee (who is the record holder), giving you the right to vote the shares. If you do not wish to vote in person, you may vote by mail, over the Internet or by telephone, as described below under the heading “Voting — How can I vote?”

7. Q:	Voting — How can I vote?
A:	Each share of our common stock is entitled to one vote on all matters submitted for a vote at the annual meeting. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. Most stockholders have four options for submitting their votes:
•	By Mail — Record holders may submit proxies by completing, signing and dating the accompanying proxy card and mailing it in the accompanying pre-addressed envelope. Beneficial owners may also vote by mail by completing, signing and dating the voting instruction card provided by their nominee and mailing it in the accompanying pre-addressed envelope.
•	In Person — Record holders may vote in person at the annual meeting. Beneficial owners may also vote in person at the annual meeting if they obtain a legal proxy from their nominee giving them the right to vote the shares.
•	By Internet — Most beneficial owners may vote via the Internet by accessing the website specified on the voting instruction card provided by their nominees. Please check the voting instruction card provided by your nominee for Internet voting availability.
•	By Telephone — Most beneficial owners who live in the United States or Canada may vote via telephone by calling the toll-free number specified on the voting instruction card provided by their nominees. Please check the voting instruction card provided by your nominee for telephone voting availability.
8. Q:	Broker Non-Votes — What is a broker non-vote?
A:	Generally, a broker non-vote occurs when shares held by a nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the nominee has not received voting instructions from the beneficial owner and (ii) the nominee lacks discretionary voting power to vote such shares. Under New York Stock Exchange, or NYSE, rules, a nominee does not have discretionary voting power with respect to “non-routine” matters or the election of directors. The ratification of the appointment of our independent registered public accounting firm is a routine matter.

If you are the beneficial owner of our common stock, your nominee will send you directions on how you can instruct them to vote.

9. Q:	Revocation of Proxy — May I change my vote after I return my proxy?
A:	Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised.

Record holders may change their vote by:

•	a timely, valid, later-dated proxy;
•	a timely written notice of revocation submitted to our General Counsel at our principal executive offices at 9348 Civic Center Drive, Beverly Hills, California 90210; or
•	attending the annual meeting and voting in person.

Beneficial owners may change their vote by complying with the instructions on their voting instruction cards.

You should be aware that simply attending the annual meeting will not in and of itself constitute a revocation of your proxy.

10. Q:	Voting Results — Where can I find the voting results of the annual meeting?
A:	We will publish the final voting results of the annual meeting in a current report on Form 8-K within four business days after the annual meeting.

11. Q:	Multiple Sets of Proxy Materials — What should I do if I receive more than one set of voting materials?
A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a record holder and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy card and voting instruction card that you receive.
12. Q:	Householding — What is householding?
A:	The Securities and Exchange Commission, or the SEC, has adopted rules that permit companies and intermediaries, such as brokers, banks and other nominees, to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these materials, other than the proxy card, to those stockholders. This process is commonly referred to as “householding.” Your nominee may engage in householding. Through householding, beneficial owners who have the same address and last name will receive only one copy of the proxy materials unless one or more of these owners notifies us or their nominee that they wish to continue receiving individual copies. Beneficial owners who participate in householding will receive separate proxy cards. This procedure will reduce printing costs and postage fees.

To commence or discontinue householding, please notify your broker, bank or other nominee. Alternatively, you may direct such requests in writing to Live Nation Entertainment, Inc., 9348 Civic Center Drive, Beverly Hills, California 90210, Attention: General Counsel, or by phone at (310) 867-7000. Individual copies of the proxy materials also may be requested at any time at this same address and telephone number.

13. Q:	Solicitation — Who will pay the costs of soliciting these proxies?
A:	Proxies will be solicited initially by mail. Further solicitation may be made in person or by telephone, electronic mail or facsimile. We will bear the expense of preparing, printing and mailing this proxy statement and accompanying materials to our stockholders. Upon request, we will reimburse brokers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the annual meeting to the beneficial owners of our common stock.

We have retained MacKenzie Partners, Inc., an independent proxy solicitation firm, to assist in soliciting proxies from stockholders. MacKenzie will receive a fee of approximately $15,000 as compensation for its services and will be reimbursed for its out-of-pocket expenses. The fee amount is not contingent on the number of stockholder votes cast in favor of any of the proposals.

14. Q:	Additional Matters at the Annual Meeting — What happens if additional matters are presented at the annual meeting?
A:	Other than the seven proposals described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Michael Rapino, our President, Chief Executive Officer and Director, and Kathy Willard, our Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

15. Q:	Stockholder Proposals — What is the deadline to propose business for consideration at next year’s annual meeting of stockholders?
A:	You may submit proposals for consideration at future stockholder meetings.

For a stockholder proposal to be considered for inclusion in our proxy materials for our 2012 Annual Meeting of Stockholders, the proposal must (i) be delivered to us on or before December 31, 2011 and (ii) comply with all applicable SEC rules and regulations, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any proposals not received by this deadline will be untimely and not included in our 2012 proxy materials. Alternatively, under our bylaws, a stockholder may bring a proposal before our 2012 Annual Meeting of Stockholders, without including the proposal in our proxy materials, if (i) the stockholder provides us notice of the proposal no earlier than February 16, 2012 and no later than March 17, 2012 and (ii) the proposal concerns a matter that may be properly considered and acted upon at the annual meeting in accordance with our bylaws and corporate governance policies. Any such proposal not received by this deadline will be untimely and not considered at our 2012 Annual Meeting of Stockholders. Stockholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals. Our bylaws are publicly available on our website at www.livenation.com/investors.

Proposals should be addressed to:

Live Nation Entertainment, Inc.
9348 Civic Center Drive
Beverly Hills, California 90210
Attention: General Counsel

16. Q:	Nomination of Directors — How do I submit a proposed director nominee to the board of directors for consideration at next year’s annual meeting of stockholders?
A:	In 2010, the SEC adopted new rules, commonly known as the “proxy access rules,” which provide access to company proxy materials for proposed director nominations by stockholders meeting certain ownership criteria. As of the mailing date of this proxy statement, in response to a court challenge to these proxy access rules, the SEC has exercised its discretion to stay the effectiveness of these proxy access rules pending resolution of this court challenge. Should the proxy access rules ultimately be implemented as currently proposed, then for a director nomination to be considered for inclusion in our proxy materials for our 2012 Annual Meeting of Stockholders under such proxy access rules, such nomination would have to (i) be filed with the SEC no earlier than December 1, 2011 and no later than December 31, 2011, with copies delivered to us and the NYSE and (ii) comply with all applicable SEC rules and regulations, including proposed Rule 14a-11 of the Exchange Act. Any director nominations not received during this period would be untimely and not included in our 2012 proxy materials.

Alternatively, you may propose a director nominee for consideration at the annual meeting by complying with our bylaws, which provides for a notice that must (i) be delivered to us at our principal executive offices set forth immediately above no earlier than February 16, 2012 and no later than March 17, 2012, (ii) provide all information relating to the director nominee that is required to be disclosed in a solicitation of proxies for the election of directors in an election contest, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and (iii) provide the director nominee’s written consent to serve as a director if elected. Stockholders are advised to review our bylaws and Board of Directors Governance Guidelines with respect to director nominations. These documents are publicly available on our website at www.livenation.com/investors.

17. Q:	Further Questions — Who can help answer my questions?
A:	If you have any questions about our proxy materials or the annual meeting, you can contact our General Counsel at:

Live Nation Entertainment, Inc.
9348 Civic Center Drive
Beverly Hills, California 90210
Attention: General Counsel
(310) 867-7000

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 15, 2011:

The Notice of Annual Meeting of Stockholders and Proxy Statement and 2010 Annual Report and Form 10-K are available free of charge on our website at www.livenation.com/investors.

CORPORATE GOVERNANCE

We are committed to maintaining high standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. We have adopted a Code of Business Conduct and Ethics for directors, officers and employees, as well as Board of Directors Governance Guidelines, which, in conjunction with our certificate of incorporation, bylaws and board committee charters, form our framework for governance. All of these documents are publicly available on our website at www.livenation.com/investors or may be obtained upon written request to:

Live Nation Entertainment, Inc.
9348 Civic Center Drive
Beverly Hills, California 90210
Attention: General Counsel

Independence

Our board of directors currently consists of eleven directors, eight of whom are independent (as defined by our Board of Directors Governance Guidelines), one of whom serves as our President and Chief Executive Officer and one of whom serves as our Executive Chairman and Chairman of the Board. For a director to be independent, the board of directors must determine, among other things, that a director does not have any direct or indirect material relationship with us or any of our subsidiaries. The board of directors has established guidelines to assist it in determining director independence, which conform to, or are more exacting than, the independence requirements of the NYSE corporate governance standards. The independence guidelines are set forth in Appendix A of the Board of Directors Governance Guidelines.

Applying these independence standards, the board of directors has determined that Mark Carleton, Jonathan Dolgen, Ariel Emanuel, Robert Ted Enloe, III, Jeffrey T. Hinson, James S. Kahan, Randall T. Mays and Mark S. Shapiro are all independent directors.

Board Composition and Director Qualifications

Our Nominating and Governance Committee periodically assesses the appropriate size and composition of the board of directors, taking into account our specific needs. The committee utilizes various methods for identifying and evaluating candidates for director. Candidates may come to the attention of the committee through recommendations of directors, management, stockholders and professional search firms. Generally, the committee seeks members with diverse backgrounds and viewpoints which contribute to the board of directors’ broad spectrum of experience and expertise, and who have a reputation of integrity. While the Nominating and Governance Committee carefully considers diversity when considering director candidates, it has not established a formal policy regarding diversity.

At a minimum, directors should:

•	have experience in positions with a high degree of responsibility;
•	demonstrate strong leadership skills;
•	have the time, energy, interest and willingness to serve as a director; and
•	contribute to the mix of skills, core competencies and qualifications of the board of directors and management.

In addition to recommendations from directors, management and professional search firms, the Nominating and Governance Committee will consider director candidates properly submitted by stockholders. Stockholder recommendations should be sent to the General Counsel at our principal executive offices. The Nominating and Governance Committee will review all potential director nominees in the same manner, regardless of the source of the recommendation, in accordance with its charter.

Board Leadership Structure

The board of directors believes that separate individuals should hold the positions of Chairman of the Board and Chief Executive Officer, and our board of directors is currently led by a Chairman who does not act as Chief Executive Officer. Under our bylaws and Board of Directors Governance Guidelines, the Chairman of the Board is responsible for coordinating the board of directors’ activities, including the scheduling of meetings and the determination of relevant agenda items.

Risk Oversight and Compensation Risk Assessment

The Audit Committee reviews our policies and practices with respect to risk assessment and risk management, including discussing with management our major risk exposures and the steps that have been taken to monitor and control such exposures. The Audit Committee reports the results of its review to the board of directors.

Matters of risk management are brought to the attention of the Audit Committee by our Chief Financial Officer, our General Counsel, our Chief Accounting Officer and our Director of Internal Audit, who regularly reviews and assesses internal processes and controls for ongoing compliance with internal policies, as well as for potential weaknesses that could result in a failure of an internal control process. Management reviews and reports on potential areas of risk at the request of the Audit Committee or other members of the board of directors.

We believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the company’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and our risk management practices and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller, which is a “code of ethics” as defined by applicable SEC rules. The purpose and role of this code is to, among other things, focus our directors, officers and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct and to help enhance and formalize our culture of integrity, honesty and accountability. If we make any amendments to this code, other than technical, administrative or other non-substantive amendments, or grant any waivers, including implicit waivers, from any provision of this code that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller, or persons performing similar functions, and that relates to an element of the SEC’s “code of ethics” definition, then we will disclose the nature of the amendment or waiver on our website at www.livenation.com/investors.

Officer and Director Stock Ownership Guidelines

It is the board of directors’ policy that all directors and executive officers, consistent with their responsibilities to our stockholders as a whole, hold a significant equity interest in our company. Toward this end, the board of directors expects all directors and executive officers to own, or acquire within three years of first becoming a director or executive officer, shares of our common stock having a market value of at least $225,000.

The board of directors recognizes that exceptions to this policy may be necessary or appropriate in individual cases and may approve such exceptions from time to time as it deems appropriate in the interest of our stockholders.

Stockholder Communications

Stockholders and other interested parties may communicate with the board of directors, any committee thereof, the independent or non-management directors as a group or any individual director in writing. All such written communications must identify the recipient and be forwarded by mail to:

Live Nation Entertainment, Inc.
9348 Civic Center Drive
Beverly Hills, California 90210
Attention: General Counsel

The General Counsel will act as agent for the directors in facilitating such communications. In that capacity, the General Counsel may review, sort and summarize the communications.

Complaints about accounting, internal accounting controls or auditing matters may be made by calling our toll-free Business Integrity Hotline at (888) 497-2555, or via a web-reporting tool at www.livenation.alertline.com for those in North America and www.livenationinternational.alertline.com for those in other international locations.

Certain Relationships and Transactions

Our Audit Committee is charged with the responsibility of reviewing, approving and overseeing all related-person transactions, as defined in SEC regulations. This responsibility is set forth, in part, in our Code of Business Conduct and Ethics under the heading “Policy on Related-Person Transactions” and in the Audit Committee Charter.

Generally, the policy covers any transaction in which we were or will be a participant, the amount involved exceeds $120,000 and any “related person” had, or will have, a direct or indirect material interest in the transaction. “Related person” includes, generally, any (i) director or executive officer, (ii) nominee for director, (iii) stockholder who beneficially owns more than 5% of any class of our voting securities and (iv) family members of any of the persons set forth in (i) through (iii) above.

Agreements with Clear Channel

A current member of our board of directors is an officer of Clear Channel Communications, Inc., which we refer to as Clear Channel. From time to time, we purchase advertising from Clear Channel and its subsidiaries in the ordinary course of business on arms-length terms. In 2010, we paid Clear Channel approximately $5.1 million for these advertising services. Additionally, in connection with our 2005 spin-off from Clear Channel, we entered into various lease and licensing agreements with Clear Channel, the terms of which are between five and 11 years and which primarily relate to office space occupied by our employees. In 2010, we paid Clear Channel approximately $0.8 million under these agreements.

Agreements with Liberty

In connection with the merger between Live Nation and Ticketmaster Entertainment, Inc., or Ticketmaster, which is referred to as the merger, we entered into governance and other arrangements with Liberty Media Corporation, which we refer to as Liberty Media, Liberty USA Holdings LLC, or Liberty Holdings, and certain affiliates of Liberty Media, which collectively, together with Liberty Media and Liberty Holdings, are referred to as Liberty. As described in the section entitled “Security Ownership” beginning on page 26, as of April 20, 2011, Liberty owned 33,679,163 shares of our common stock.

Liberty Stockholder Agreement

In February 2009, Liberty Media, Liberty Holdings, Live Nation and Ticketmaster entered into a Stockholder Agreement, or the Liberty Stockholder Agreement. The following summary is qualified by reference to the full Liberty Stockholder Agreement, a copy of which was included as an exhibit to our Current Report on Form 8-K filed with the SEC on February 13, 2009.

Board Representation.  Pursuant to the Liberty Stockholder Agreement, following the completion of the merger, Liberty Media was entitled to nominate up to two Liberty directors for election to the board of directors until the earlier of (i) the date that Liberty ceases to beneficially own 50% of the lesser of (a) the shares of Live Nation common stock issued to Liberty in the merger and (b) the product of 16,643,957 (the number of shares of Ticketmaster common stock beneficially owned by Liberty Holdings as of the date of the Liberty Stockholder Agreement) and 1.4743728, which was the final exchange ratio for the merger, and (ii) the first date after the two-year anniversary of the completion of the merger on which Liberty ceases to own shares of Live Nation equity securities representing at least 5% of the total voting power of all Live Nation equity securities.

The directors nominated by Liberty Media must be reasonably acceptable to a majority of the board of directors who are not Liberty directors. In addition, one Liberty director must at all times qualify as “independent” within the meaning of applicable stock exchange rules. Live Nation has agreed to use commercially reasonable efforts to cause the election of each Liberty director, including soliciting proxies in favor of the election of each such Liberty director. In the event a vacancy is created by the death, disability, retirement, resignation or removal (for any reason) of any Liberty director, Liberty Media has the right to designate a replacement or additional Liberty director. The Liberty Stockholder Agreement also addresses Liberty’s rights to representation on certain of the standing committees of the board of directors.

Acquisition Restrictions.  Pursuant to the Liberty Stockholder Agreement, Liberty will not directly or indirectly acquire (subject to certain exceptions), by means of a purchase, tender or exchange offer, business combination or otherwise, beneficial ownership of Live Nation equity securities in excess of 35% of the total voting power of all Live Nation equity securities. Such percentage is subject to adjustment, as described below, and is referred to as Liberty’s applicable percentage. In the event that Liberty’s beneficial ownership of Live Nation equity securities exceeds Liberty’s applicable percentage, no Live Nation equity securities beneficially owned by Liberty in excess of Liberty’s applicable percentage will be voted on any matter submitted to Live Nation stockholders and Live Nation will not recognize any votes cast by Liberty in excess of Liberty’s applicable percentage.

In connection therewith, Live Nation agreed (i) to amend its stockholder rights plan to permit Liberty and certain of its affiliates to acquire Live Nation equity securities up to Liberty’s applicable percentage (and on February 25, 2009, Live Nation and The Bank of New York Mellon entered into such amendment in satisfaction of such obligation), (ii) upon notice of certain permitted transfers of Live Nation equity securities described below, to amend the Live Nation stockholder rights plan to permit such permitted transferee to acquire Live Nation equity securities up to the applicable percentage in effect with respect to such transferee and (iii) not to take certain actions that would materially adversely affect Liberty’s ability to acquire Live Nation equity securities up to Liberty’s applicable percentage or would otherwise impose material economic burdens on Liberty’s ability to do so. Live Nation has also agreed to approve each of Liberty, its affiliates and any of their permitted transferees as an “interested stockholder” of Live Nation within the meaning of Section 203 of the Delaware General Corporation Law, or the DGCL, and to exempt such persons’ acquisition of Live Nation equity securities from the restrictions on “business combinations” set forth in Section 203 of the DGCL.

Transfer of Rights Under the Liberty Stockholder Agreement; Adjustment of Liberty’s Applicable Percentage.  Under certain circumstances, if a transferee of Liberty’s Live Nation equity securities agrees to be bound by the Liberty Stockholder Agreement, certain rights and obligations under the Liberty Stockholder Agreement may be transferred by Liberty to such transferee.

If Liberty transfers Live Nation equity securities to one of Liberty’s affiliates and such entity thereafter ceases to be a Liberty affiliate as a result of a spin-off transaction, all of the rights and obligations of Liberty under the Liberty Stockholder Agreement will apply to such entity, including the rights to board representation described above. In that event, Liberty’s applicable percentage then in effect will apply to the spun-off Liberty affiliate and thereafter the applicable percentage attributable to Liberty Media will be 5%. If, however, Liberty transfers Live Nation equity securities to one of Liberty’s affiliates and no spin-off transaction occurs, then Liberty Media will retain all of the rights to board representation provided by the Liberty Stockholder Agreement.

If Liberty transfers all of its Live Nation equity securities to a third party who, after such transfer, does not own Live Nation equity securities in excess of Liberty’s applicable percentage, then all of the rights and obligations of Liberty under the Liberty Stockholder Agreement, other than the rights to board representation described above, will apply to such transferee. In that event, Liberty’s applicable percentage prior to such transfer will apply to such third-party transferee and thereafter the applicable percentage attributable to Liberty will be 0%. Live Nation will thereafter have the opportunity to amend the Live Nation stockholder rights plan to remove Liberty’s ability to acquire Live Nation common stock in excess of the threshold permitted by the Live Nation stockholder rights plan.

The rights and obligations of Liberty Media and Liberty Holdings under the Liberty Stockholder Agreement may only be transferred to a third party twice, which transfers are in addition to the transfer of Live Nation equity securities in connection with the spin-off of a Liberty affiliate as described above.

The Liberty Stockholder Agreement provides that in the event that Liberty transfers Live Nation equity securities other than as described above (subject to certain permitted hedging transactions), Liberty’s applicable percentage will be reduced by the amount of Live Nation equity securities transferred.

Registration Rights Agreement

In January 2010, Live Nation entered into a registration rights agreement, or the Registration Rights Agreement, with Liberty. The following summary is qualified by reference to the full Registration Rights Agreement, a copy of which was included as an exhibit to our Current Report on Form 8-K filed with the SEC on January 29, 2010.

Under the Registration Rights Agreement, Liberty Holdings is entitled to three demand registrations (and unlimited piggyback registrations) with respect to Liberty’s shares of Live Nation common stock, provided that any such demand involves Live Nation common stock with an aggregate offering price of at least $75 million on the date of such demand. Liberty will also be permitted to exercise its registration rights in connection with certain hedging transactions that it may enter into in respect of its shares of Live Nation common stock.

In addition, Live Nation will indemnify Liberty Holdings and Liberty Media, and Liberty Holdings and Liberty Media will indemnify Live Nation, against specified liabilities in connection with misstatements or omissions in any registration statement. Live Nation will be responsible for expenses related to any registration, other than certain specified expenses, including (i) costs of printing and mailing the registration statement or other documents related to the offering, (ii) brokers’ commissions or underwriters’ discounts and (iii) costs of Live Nation relating to analyst or investor presentations.

Subscription Agreement

On February 4, 2011, we entered into a subscription agreement with Liberty Media. Pursuant to the subscription agreement, on February 4, 2011, we sold to Liberty Media 1,797,600 shares of our common stock, which we refer to as the initial shares, for aggregate consideration of $18,835,871.84 in cash, representing a per share purchase price of $10.4784. This per share purchase price represents the five-day trailing volume weighted average price of our common stock, as reported by the NYSE as of February 4, 2011.

As part of the subscription agreement, we also agreed to sell to Liberty Media, and Liberty Media agreed to purchase from us, an additional 5,502,400 shares of our common stock, which we refer to as the additional shares, at the same $10.4784 per share purchase price used in connection with the issuance and sale of the initial shares, which will result in aggregate consideration to us of $57,656,348.16 in cash for the additional shares, which consideration is in addition to the amounts we already received in respect of the initial shares. The number of additional shares to be issued, and the corresponding aggregate consideration to be received by us from their issuance, may be reduced in the event that the parties determine that certain antitrust regulatory approvals are required, in which case those additional shares which we are restricted from issuing will be issued only after such antitrust regulatory approvals have been obtained. The sale and issuance of the additional shares to Liberty Media is subject to receipt of the approval of our stockholders (see Proposal 2 beginning on page 28). The issuance and sale of the additional shares is subject to other customary closing conditions, including the parties’ representations and warranties being true and correct in all material respects as of the closing date, the parties’ performance and compliance with all covenants and agreements in all material respects, the absence of any statute, rule, regulation or order that prohibits or makes illegal the issuance of the additional shares, the absence of any pending or threatened litigation which seeks to enjoin the issuance of the additional shares and no event, circumstance, change or effect having occurred which has had or would reasonably be expected to have a material adverse effect on Live Nation and its subsidiaries, taken as a whole. The subscription agreement also contains customary representations, warranties and indemnities from, and in favor of, both us and Liberty Media.

Relationships with IAC and other Spincos

During 2010, two members of our board of directors were officers of IAC/InterActiveCorp, which we refer to as IAC. In August 2008, IAC spun-off each of Ticketmaster and certain other former businesses of IAC, each of which is referred to as a Spinco. IAC’s spin-off of each of the Spincos are referred to collectively as the IAC spin-offs. Following the IAC spin-offs, the relationship among IAC and the Spincos is governed by a number of agreements. These agreements include, among others:

•	a Separation and Distribution Agreement; and
•	a Tax Sharing Agreement.

Each of the above agreements, which are collectively referred to as the Spin-Off Agreements, was included as an exhibit to the Ticketmaster Annual Report on Form 10-K for the year ended December 31, 2008 and the summaries of each such agreement are qualified by reference to the full text of the applicable agreement.

Separation and Distribution Agreement

The Separation and Distribution Agreement sets forth the arrangements among IAC and the Spincos regarding the principal transactions necessary to separate each of the Spincos from IAC, as well as governs certain aspects of the relationship of a Spinco with IAC and other Spincos after the completion of the IAC spin-offs.

Each Spinco agreed to indemnify, defend and hold harmless (and to cause the other members of its respective group to indemnify, defend and hold harmless) IAC and each of the other Spincos, and each of their respective current and former directors, officers and employees, from and against any losses arising out of any breach by such indemnifying companies of the spin-off agreements, any failure by such indemnifying company to assume and perform any of the liabilities allocated to such company and any liabilities relating to the indemnifying company’s financial and business information included in filings made with the SEC in connection with the IAC spin-offs. IAC has agreed to indemnify, defend and hold harmless each of the Spincos, and each of their respective current and former directors, officers and employees, from and against losses arising out of any breach by IAC of the spin-off agreements, and any failure by IAC to perform its obligations under the Separation and Distribution Agreement or any spin-off agreement.

In addition, the Separation and Distribution Agreement also governs insurance and related reimbursement arrangements, provision and retention of records, access to information and confidentiality, cooperation with respect to governmental filings and third-party consents and access to property.

Tax Sharing Agreement

The Tax Sharing Agreement governs the respective rights, responsibilities and obligations of IAC and each Spinco after the IAC spin-offs with respect to taxes for periods ending on or before the IAC spin-off of such Spinco. In general, pursuant to the Tax Sharing Agreement, IAC will prepare and file the consolidated federal income tax return, and any other tax returns that include IAC (or any of its subsidiaries) and a Spinco (or any of its subsidiaries) for all taxable periods ending on or prior to, or including, the distribution date of such Spinco with the appropriate tax authorities, and, except as otherwise set forth below, IAC will pay any taxes relating thereto to the relevant tax authority (including any taxes attributable to an audit adjustment with respect to such returns; provided that IAC will not be responsible for audit adjustments relating to the business of a Spinco (or any of its subsidiaries) with respect to pre-spin-off periods if such Spinco fails to fully cooperate with IAC in the conduct of such audit). Each Spinco will prepare and file all tax returns that include solely such Spinco and/or its subsidiaries and any separate company tax returns for such Spinco and/or its subsidiaries for all taxable periods ending on or prior to, or including, the distribution date of such Spinco, and will pay all taxes due with respect to such tax returns (including any taxes attributable to an audit adjustment with respect to such returns). In the event an adjustment with respect to a pre-spin-off period for which IAC is responsible results in a tax benefit to a Spinco in a post-spin-off period, such Spinco will be required to pay such tax benefit to IAC. In general, IAC controls all audits and administrative matters and other tax proceedings relating to the consolidated federal income tax return of the IAC group and any other tax returns for which the IAC group is responsible.

Under the Tax Sharing Agreement a Spinco generally (i) may not take (or fail to take) any action that would cause any representation, information or covenant contained in the separation documents or the documents relating to the IRS private letter ruling and the tax opinion regarding the IAC spin-offs to be untrue, (ii) may not take (or fail to take) any other action that would cause the spin-off of such Spinco to lose its tax-free status and (iii) was prohibited from entering into certain corporate transactions for a period of 25 months following the spin-off of such Spinco absent compliance with certain consent, legal opinion or IRS private letter ruling requirements. Ticketmaster obtained an unqualified opinion of tax counsel in connection with the merger with Live Nation in order to satisfy prong (iii).

Generally each Spinco must indemnify IAC and each other Spinco for any taxes and related losses resulting from (i) any act or failure to act by such Spinco described in the covenants above, (ii) any acquisition of equity securities or assets of such Spinco or any member of its group and (iii) any breach by such Spinco or any member of its group of any representation or covenant contained in the separation documents or the documents relating to the IRS private letter ruling or tax opinion concerning the spin-off of such Spinco.

Under U.S. federal income tax law, IAC and the Spincos are severally liable for all of IAC’s federal income taxes attributable to periods prior to and including December 31, 2008. Thus, if IAC failed to pay the federal income taxes attributable to it under the Tax Sharing Agreement for periods prior to and including December 31, 2008, the Spincos would be severally liable for such taxes.

Commercial Agreements

Ticketmaster (i) distributes certain products and services via arrangements with certain Spincos (and vice versa), (ii) provides certain Spincos with various services (and vice versa) and/or (iii) leases office space from IAC. For example:

•	Ticketmaster leases office space in California from IAC; and
•	IAC’s Advertising Solutions business acted as a sales agent for Ticketmaster prior to the merger in connection with the sale of advertising on www.ticketmaster.com and websites of other Ticketmaster businesses.

Aggregate revenues earned in respect of commercial agreements between Ticketmaster and IAC by Ticketmaster and its subsidiaries from businesses that IAC continues to own following the Ticketmaster spin-off were approximately $8,000 in 2010. Aggregate payments made by Ticketmaster and its subsidiaries to IAC and its subsidiaries in respect of commercial agreements were approximately $1.8 million in 2010.

Relationships Involving Executive Officers

Irving Azoff

In January 2010, in connection with the merger, Ticketmaster Entertainment LLC, as the surviving entity in the merger, assumed Ticketmaster’s obligations under a note issued to the Azoff Family Trust of 1997, which we refer to as the Azoff Family Trust. After an initial payment of approximately $1.7 million on February 1, 2010, the outstanding principal amount of the note was approximately $34.7 million, and the note vests and the company pays equal monthly installments of principal and interest of approximately $835,000 on the first day of each month beginning on March 1, 2010 through and until the note is fully paid-off on October 1, 2013. In the event of a termination of Mr. Azoff’s employment with Live Nation without “Cause” or for “Good Reason” or due to death or “Disability” (each as defined in Ticketmaster’s employment agreement with Mr. Azoff), the note immediately will vest and the balance of the note will be due and paid in a cash lump sum. Upon any other termination of Mr. Azoff’s employment, the Azoff Family Trust will forfeit the balance of the note.

In March 2010, the board of directors of Front Line Management Group, Inc. (“Front Line”) declared a dividend in the amount of $115.74844 per share of Front Line common stock payable in cash to the holders of record of Front Line common stock. This dividend totaled $20.6 million and was paid in March 2010. The Azoff Family Trust, of which Mr. Azoff is co-Trustee, received a pro rata portion of this dividend totaling $3.0 million with respect to the 25,918.276 shares of Front Line common stock held by the trust. In connection with the March 2010 dividend, Mr. Azoff also received a gross-up payment of $0.7 million in respect of the difference between ordinary income and capital gains tax treatment for the portion of the dividend relating to his unvested restricted Front Line common shares, which gross-up was pursuant to his restricted share grant agreement. The amount of the pro rata dividend paid to FLMG Holdings Corp., or FLMG, and TicketWeb, LLC (which at the time were the wholly-owned subsidiaries of Ticketmaster that hold Ticketmaster’s interest in Front Line), was $15.0 million. Prior to the payment of the dividend, FLMG made a loan to Front Line in the amount of $21.3 million, evidenced by a promissory note from Front Line to FLMG with a principal amount of $21.3 million and bearing interest at a rate of 4.5%, payable no later than November 30, 2010. A portion of the proceeds from the note was used, together with cash on hand at Front Line, to pay the dividend. The note was fully repaid in the fourth quarter of 2010.

In January 2011, the board of directors of Front Line declared a dividend in the amount of $115.74844 per share of Front Line common stock payable in cash to the holders of record of Front Line common stock. This dividend totaled $20.1 million and was paid in January 2011. The Azoff Family Trust received a pro rata portion of this dividend totaling $3.0 million. In connection with the January 2011 dividend, Mr. Azoff received a gross-up payment of $0.6 million. The amount of the pro rata dividend paid to FLMG and TicketWeb, LLC was $15.0 million. Prior to the payment of the dividend, FLMG made a loan to Front Line in the amount of $20.7 million, evidenced by a promissory note from Front Line to FLMG with a principal amount of $20.7 million and bearing interest at a rate of 4.5%, payable no later than December 31, 2011. A portion of the proceeds from the note was used, together with cash on hand at Front Line, to pay the dividend.

On February 4, 2011, the company entered into a Stock Purchase Agreement, dated as of February 4, 2011 (the “Stock Purchase Agreement”), by and among the company, FLMG, Irving Azoff, the Azoff Family Trust (together with Irving Azoff, the “Azoff Sellers”), Madison Square Garden, L.P. (“MSG”), LNE Holdings, LLC (“MSG Sub” and, together with MSG, the “MSG Sellers”; the MSG Sellers and the Azoff Sellers, are collectively referred to as the “Sellers”), and Front Line, pursuant to which the company acquired substantially all of the remaining equity interests of Front Line that it did not previously own. The transactions contemplated by the Stock Purchase Agreement were consummated on February 4, 2011.

Pursuant to the Stock Purchase Agreement, among other things, the company purchased all restricted and unrestricted shares of common stock of Front Line held by the Azoff Sellers for $2,372.84 per share of Front Line common stock and canceled all options to purchase common stock of Front Line held by the Azoff Sellers in exchange for consideration consisting of 1,405,392 shares of newly-issued company common stock and $47.4 million in cash. In addition, under the terms of the Stock Purchase Agreement, the company paid the Azoff Sellers an amount equal to the January 2011 dividend paid by Front Line (described above) to the Azoff Sellers, pro rated for the period from January 1, 2011 through February 4, 2011, and paid Irving Azoff $8.6 million in cash and 374,408 shares of newly-issued company common stock in respect of a tax gross-up due to him in respect of his restricted Front Line common stock. The Stock Purchase Agreement contained customary representations, warranties and indemnities. The company common stock issued to the Azoff Sellers was valued at $10.4784 per share, which represents the five-day trailing volume weighted average stock price on the day prior to the closing date.

Prior to the February 2011 transaction, the Azoff Family Trust was a party to the Second Amended and Restated Stockholders’ Agreement of Front Line dated as of June 9, 2008, as amended, which is referred to as the Front Line Stockholders’ Agreement. The Front Line Stockholders’ Agreement governed certain matters related to Front Line and the ownership of securities of Front Line, including board designation rights, transaction approval requirements, share transfer provisions, and put and call rights. The Front Line Stockholders’ Agreement also provided for the annual pro rata dividend to be paid to the stockholders as soon as reasonably practicable after the end of each fiscal year. The Front Line Stockholders’ Agreement was terminated in connection with the February 2011 transaction.

Allison Statter, Mr. Azoff’s daughter, is employed by Front Line in a non-executive officer position. In 2010, Ms. Statter earned a salary of $191,667, a bonus of $25,000 and received a dividend payment of $12,195 and automobile-related perquisites totaling $23,132. In February 2011, the company purchased Ms. Statter’s 105.3590 restricted shares of Front Line common stock, which shares were granted to her under Front Line’s equity incentive plan, for consideration of $250,000.

Richard Statter, Mr. Azoff’s son-in-law, is employed by Ticketmaster in a non-executive officer position. For 2010, the amounts paid to Mr. Statter were below the threshold for reportable transactions set by Item 404(a) of Regulation S-K of the rules and regulations of the SEC.

Jeffrey Azoff, Mr. Azoff’s son, is employed by Front Line in a non-executive officer position. For 2010, the amounts paid to Mr. Jeffrey Azoff were below the threshold for reportable transactions set by Item 404(a) of Regulation S-K of the rules and regulations of the SEC.

ATC Aviation, Inc., or ATC, which is owned by Mr. Azoff, owns both an aircraft and a fractional interest in a different aircraft. An aircraft management and charter company, unrelated to either the company or ATC, manages and operates the fully-owned aircraft on ATC’s behalf and charges the company market rates for the use of the fully-owned aircraft when used by Mr. Azoff or other executives on company business, a portion of which is paid to ATC. In addition, ATC is reimbursed by the company for expenses incurred from the use of its fractional interest when used by Mr. Azoff or other executives for company business. In 2010, the company made payments to ATC and the outside aircraft management and charter company totaling $731,130 pursuant to the foregoing arrangements.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Director Nominees

The board of directors is soliciting approval of the following four Class II director nominees:

•	Jonathan Dolgen
•	Robert Ted Enloe, III
•	Jeffrey T. Hinson
•	James S. Kahan

The Class II directors will serve for a three-year term expiring on the date of our Annual Meeting of Stockholders held in 2014 or until their successors are elected or their earlier resignation or removal. All of the Class II director nominees are current members of the board of directors and are standing for re-election.

Each of the director nominees has indicated a willingness to continue service as a director if elected. If any director nominee becomes unable to serve, the board of directors may designate a substitute nominee, in which case the designated proxy holders, Mr. Rapino and Ms. Willard, will vote for such substitute nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
EACH NAMED DIRECTOR NOMINEE.

General Information About the Board of Directors

Our bylaws provide that our business and affairs will be managed by, or under the direction of, our board of directors. The directors are apportioned into three classes, with each serving a three-year term. We currently have four Class I directors, four Class II directors and three Class III directors. Set forth below is biographical information for the Class II director nominees and our continuing directors as of the date of this proxy statement.

Name	Age	Position	Term
Irving Azoff	63	Executive Chairman and Chairman of the Board	Expires 2013
Mark Carleton	50	Director	Expires 2013
Jonathan Dolgen	66	Director	Director Nominee
Ariel Emanuel	50	Director	Expires 2012
Robert Ted Enloe, III	72	Director	Director Nominee
Jeffrey T. Hinson	56	Director	Director Nominee
James S. Kahan	63	Director	Director Nominee
Gregory B. Maffei	50	Director	Expires 2012
Randall T. Mays	45	Director	Expires 2012
Michael Rapino	45	President, Chief Executive Officer and Director	Expires 2013
Mark S. Shapiro	41	Director	Expires 2013

Irving Azoff is our Executive Chairman along with serving on our board of directors and has served in these capacities since January 2010. Mr. Azoff became the Chairman of the Board in February 2011. From October 2008 to January 2010, Mr. Azoff was Chief Executive Officer of Ticketmaster. He also served as a member of Ticketmaster’s board of directors from January 2009 until the merger. Mr. Azoff has served as Chief Executive Officer of Front Line since its inception in January 2005. Mr. Azoff also serves as a director of Clear Channel.

The following experience, qualifications, attributes and/or skills led the board of directors to conclude that Mr. Azoff should serve as a director: his professional background and experience, his leadership skills acquired while building Front Line and serving as Chief Executive Officer of Ticketmaster, his extensive knowledge and understanding of and reputation in the music industry and his understanding of Ticketmaster’s and Front Line’s business, operations, products and services.

Mark Carleton has served as a member of our board of directors since January 2010 and served as a member of Ticketmaster’s board of directors from August 2008 until the merger. He currently serves as a Senior Vice President of Liberty Media Corporation. Prior to that, he was employed by KPMG LLP from July 1982 to November 2003, most recently as a Partner and National Industry Director — Communications Segment and also served on KPMG’s board. Mr. Carleton was a practicing CPA during his time at KPMG. Mr. Carleton currently serves as a director of Mobile Streams, Air Methods Corp. and a number of private companies and formerly served as a director of DIRECTV.

The following experience, qualifications, attributes and/or skills led the board of directors to conclude that Mr. Carleton should serve as a director: his professional background and experience, his current and previously held senior-executive level positions, his service on other public and private company boards and his specialized expertise in public company accounting.

Jonathan Dolgen has served as a member of our board of directors since January 2010 and served as a member of Ticketmaster’s board of directors from August 2008 until the merger. From July 2004 through April 2010, Mr. Dolgen had also been a Senior Advisor to Viacom, Inc., which is referred to as Old Viacom, a worldwide entertainment and media company, where he provided advisory services to the Chief Executive Officer of Old Viacom, or others designated by him, on an as-requested basis. Effective December 31, 2005, Old Viacom was separated into two publicly traded companies, Viacom Inc., which is referred to as New Viacom, and CBS Corporation. From the separation of Old Viacom until April 2010, Mr. Dolgen provided advisory services to the Chief Executive Officer of New Viacom, or others designated by him, on an as-requested basis. Since July 2004, Mr. Dolgen has been a private investor, and since September 2004, Mr. Dolgen has been a principal of Wood River Ventures, LLC, or Wood River, a private start-up entity that seeks investment and other opportunities and provides consulting services primarily in the media sector. Since April 2005, Mr. Dolgen, through Wood River, has had an arrangement with Madison Dearborn Partners, LLC to seek investment opportunities, and to consult, primarily in the media sector. From October 2006 through March 2008, Mr. Dolgen served as Senior Consultant for ArtistDirect, Inc. From April 1994 to July 2004, Mr. Dolgen served as Chairman and Chief Executive Officer of the Viacom Entertainment Group, a unit of Old Viacom, where he oversaw various operations of Old Viacom’s businesses, which during 2003 and 2004 primarily included the operations engaged in motion picture production and distribution, television production and distribution, regional theme parks, theatrical exhibition and publishing. As a result of the separation of Old Viacom, Old Viacom’s motion picture production and distribution and theatrical exhibition business became part of New Viacom’s businesses, and substantially all of the remaining businesses of Old Viacom overseen by Mr. Dolgen remained with CBS Corporation. Mr. Dolgen began his career in the entertainment industry in 1976 and, until joining the Viacom Entertainment Group, served in executive positions at Columbia Pictures Industries, Inc., Twentieth Century Fox and Fox, Inc. and Sony Pictures Entertainment. Since August 2005, Mr. Dolgen has been a Director of Expedia, Inc. and from October 2004 until September 2008, Mr. Dolgen was a Director of Charter Communications, Inc.

The following experience, qualifications, attributes and/or skills led the board of directors to conclude that Mr. Dolgen should serve as a director: his professional background and experience, previously held senior-executive level positions, his service on other public company boards, his extensive experience with companies in the media sector and expertise in both traditional and new media.

Ariel Emanuel has served as a member of our board of directors since September 2007. Mr. Emanuel was a founding partner of Endeavor, a leading talent agency that merged with the William Morris Agency in 2009, creating WME Entertainment. Mr. Emanuel was an integral part of Endeavor’s success and provided its vision. Mr. Emanuel is now CEO of WME Entertainment. Mr. Emanuel is also a member of the Board of Trustees of the American Film Institute.

The following experience, qualifications, attributes and/or skills led the board of directors to conclude that Mr. Emanuel should serve as a director: his professional background and experience, his leadership skills acquired while building Endeavor and guiding WME Entertainment, his extensive knowledge and understanding of and reputation in the entertainment industry and his expertise in artist representation.

Robert Ted Enloe, III has served as a member of our board of directors since December 2006. Mr. Enloe has been Managing General Partner of Balquita Partners, Ltd., a family securities and real estate investment partnership, since 1996, and he currently serves as a director of Leggett & Platt Inc. and Silicon Laboratories Inc. Mr. Enloe’s former positions include Vice Chairman of the Board and member of the Office of the Chief Executive for Compaq Computer Corporation and president of Lomas Financial Corporation and Liberte Investors.

The following experience, qualifications, attributes and/or skills led the board of directors to conclude that Mr. Enloe should serve as a director: his professional background and experience, previously held senior-executive level positions, his service on other public and private company boards, his extensive experience with technology companies and his financial expertise.

Jeffrey T. Hinson has served as a member of our board of directors since December 2005. Mr. Hinson has been President of YouPlus Media, LLC since June 2009. Previously, he served as Chief Executive Officer of Border Media Partners, LLC from July 2007 to July 2009, was a private financial consultant from July 2005 to June 2007 and served as Executive Vice President and Chief Financial Officer of Univision Communications Inc. from March 2004 to June 2005. He served as Senior Vice President and Chief Financial Officer of Univision Radio, the radio division of Univision, from September 2003 to March 2004. From 1997 to 2003, Mr. Hinson served as Senior Vice President and Chief Financial Officer of Hispanic Broadcasting Corporation, which was acquired by Univision in 2003 and became the radio division of Univision. Mr. Hinson also serves as a director of TiVo Inc. and Windstream Corporation.

The following experience, qualifications, attributes and/or skills led the board of directors to conclude that Mr. Hinson should serve as a director: his professional background and experience, previously held senior-executive level positions, his service on other public company boards, his extensive experience with companies in the media sector and his financial expertise.

James S. Kahan has served as a member of our board of directors since September 2007. Mr. Kahan is a former executive of AT&T where he spent nearly 38 years. During his tenure at AT&T and its predecessors, he oversaw approximately $300 billion of acquisitions and divestitures, including the acquisitions of Pacific Telesis (1997), Southern New England Telecommunications (1998), Ameritech (1999) and the former AT&T Corp. (2005), as well as Cingular Wireless’ acquisition of AT&T Wireless (2004). He was also responsible for AT&T’s acquisition of BellSouth Corp. in 2006. Mr. Kahan serves as a director of Amdocs Ltd., which provides software products and services to the communications industry worldwide, as well as a director of Catch Media.

The following experience, qualifications, attributes and/or skills led the board of directors to conclude that Mr. Kahan should serve as a director: his professional background and experience, previously held senior-executive level positions, his service on other public and private company boards and his financial and mergers and acquisitions expertise.

Gregory B. Maffei has served as a member of our board of directors since February 2011. Mr. Maffei has served as a director of Liberty Media since November 2005, and as its Chief Executive Officer and President since February 2006. He also served as Liberty Media’s CEO-Elect from November 2005 through February 2006. Prior to joining Liberty Media, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation during 2005 and as Chairman and Chief Executive Officer of 360networks Corporation from 2000 until 2005. Previously, Mr. Maffei was the Chief Financial Officer of Microsoft Corporation from 1997 to 2000. Mr. Maffei has served as a director of Electronic Arts, Inc. since June 2003 and as a director of Sirius since 2009. Mr. Maffei served as a director of DIRECTV (or its predecessor) from June 2008 to June 2010. Mr. Maffei served as a director of Expedia, Inc. from 1999 to 2003, and as a director of Starbucks Corporation from 1999 to 2006. Mr. Maffei was also Chairman of the Board of Expedia, Inc. from 1999 to 2002.

The following experience, qualifications, attributes and/or skills led the board of directors to conclude that Mr. Maffei should serve as a director: his professional background and experience, his leadership and reputation in the media and communications sectors, previously held senior-executive level positions and his service on other public and private company boards.

Randall T. Mays has served as a member of our board of directors since our formation. He serves as the Vice Chairman of Clear Channel. Previously, he served as President and Chief Financial Officer of Clear Channel. Mr. Mays has served on the board of directors of Clear Channel since April 1999 and has served on the board of directors of Clear Channel Outdoor Holdings, Inc. since 1997.

The following experience, qualifications, attributes and/or skills led the board of directors to conclude that Mr. Mays should serve as a director: his professional background and experience, previously held senior-executive level positions, his service on other public and private company boards and his financial, media and advertising expertise.

Michael Rapino is our President and Chief Executive Officer and has served in this capacity since August 2005. He has also served on our board of directors since December 2005. From August 2004 to August 2005, Mr. Rapino was Chief Executive Officer and President of our predecessor’s Global Music division.

The following experience, qualifications, attributes and/or skills led the board of directors to conclude that Mr. Rapino should serve as a director: his professional background and experience, his leadership skills acquired prior to and while serving as Chief Executive Officer of Live Nation, his extensive knowledge and understanding of and reputation in the music industry and his understanding of Live Nation’s business, operations, products and services.

Mark S. Shapiro has served as a member of our board of directors since November 2008. Mr. Shapiro is a limited partner in Dick Clark Productions and has served as its Chief Executive Officer since May 2010. Previously, he served as President and Chief Executive Officer of Six Flags, Inc., the world’s largest regional theme park company, from 2005 to 2010. Prior to joining Six Flags in 2005, Mr. Shapiro spent 12 years at ESPN, Inc. where he served as Executive Vice President, Programming and Production and in various other capacities. During his tenure, he garnered 16 Emmy Awards and the first two Peabody Awards won by ESPN. Six Flags filed a voluntary petition to restructure its debt obligations under Chapter 11 of the U.S. Bankruptcy Code on June 13, 2009 and emerged from Chapter 11 on May 3, 2010. Mr. Shapiro is also a director of The Tribune Company, Equity Residential, Papa John’s International, Inc. and Frontier Communications Corporation. The Tribune Company filed a voluntary petition to restructure its debt obligations under Chapter 11 on December 8, 2008.

The following experience, qualifications, attributes and/or skills led the board of directors to conclude that Mr. Shapiro should serve as a director: his professional background and experience, previously held senior-executive level positions, his service on other public company boards and his extensive experience with companies in the entertainment sector.

Board Meetings

Our board of directors met eight times during 2010. All incumbent directors attended at least 75% of the aggregate meetings of the board of directors and of board committees on which they served during the time they were serving as a director or committee member, as applicable. We have adopted a formal policy on director attendance at annual meetings of stockholders, which states that each director is strongly encouraged to attend such meetings, unless attendance is precluded by health or other significant personal matters. Ten of our then-current directors attended our 2010 annual meeting of stockholders.

The board of directors has appointed Mr. Maffei to preside over executive sessions of the non-management directors.

Board Committees

The board of directors has four standing committees: the Audit Committee, the Nominating and Governance Committee, the Compensation Committee and the Executive Committee, each of which is described below. Each committee, other than the Executive Committee, operates under a written charter adopted by the board of directors. All of the committee charters are publicly available on our website at www.livenation.com/investors or may be obtained upon written request to our General Counsel at our principal executive offices.

Committee members are elected by the board of directors, upon the Nominating and Governance Committee’s recommendations, and serve until their successors are elected or their earlier resignation or removal. The current composition of the board committees is as follows:

	Audit Committee	Nominating and Governance Committee	Compensation Committee	Executive Committee
Irving Azoff				✓
Mark Carleton		✓	✓
Jonathan Dolgen	✓		✓
Ariel Emanuel		✓
Robert Ted Enloe, III			✓ (Chair)
Jeffrey T. Hinson	✓ (Chair)
James S. Kahan	✓
Gregory B. Maffei				✓ (Chair)
Randall T. Mays		✓ (Chair)		✓
Michael Rapino				✓
Mark S. Shapiro			✓

Audit Committee

The Audit Committee currently consists of Messrs. Dolgen, Hinson and Kahan. The board of directors has determined that all three members of the Audit Committee are independent, as defined by the NYSE corporate governance standards, Rule 10A-3 of the Exchange Act and our independence standards. The board of directors has also determined that each Audit Committee member is financially literate and that both Messrs. Hinson and Kahan have the attributes of an audit committee financial expert as defined in the applicable SEC regulations. During the 2010 fiscal year, the Audit Committee met seven times.

As set forth in more detail in the Audit Committee Charter, the Audit Committee’s purpose is to assist the board of directors in its general oversight of the quality and integrity of our accounting, auditing and financial reporting and internal control practices. The specific responsibilities of the Audit Committee include:

•	appointing, compensating, overseeing and terminating the independent registered public accounting firm;
•	approving all audit and non-audit services (other than those non-audit services prohibited by law) to be provided by the independent registered public accounting firm;
•	reviewing and discussing the annual and quarterly financial statements and related notes and the specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;
•	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s responses thereto;
•	discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, if any;
•	reporting regularly to the full board of directors regarding, among other things, the quality and integrity of our financial statements, compliance with legal or regulatory requirements, the performance and independence of the independent registered public accounting firm and the performance of the internal audit function;
•	maintaining free and open communications with, and periodically meeting with, management, the internal auditors and the independent registered public accounting firm;
•	discussing guidelines and policies with respect to risk assessment and risk management;

•	overseeing our Policy on Related-Person Transactions, as amended and supplemented from time to time;
•	reviewing and approving the Report of the Audit Committee included in our annual proxy statements; and
•	complying with all other responsibilities and duties set forth in the Audit Committee Charter.

For additional information concerning the Audit Committee, see “Report of the Audit Committee” included in this proxy statement.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Messrs. Carleton, Emanuel and Mays.

The board of directors has determined that all three members of the Nominating and Governance Committee are independent, as defined by the NYSE corporate governance standards and our independence standards. The Nominating and Governance Committee met twice during the 2010 fiscal year.

The specific responsibilities of the Nominating and Governance Committee include:

•	identifying, screening and recruiting qualified individuals to become board members;
•	proposing nominations for the board of directors and board committee membership;
•	assessing the composition of the board of directors and board committees;
•	overseeing the performance of the board of directors; and
•	complying with all other responsibilities and duties set forth in the Nominating and Governance Committee Charter.

During most of 2010, the Nominating and Governance Committee consisted of Jonathan Dolgen, Ariel Emanuel, Victor Kaufman and Randall Mays. Mr. Kaufman resigned from the board of directors in December 2010. In March 2011, the board of directors appointed the current members of the Nominating and Governance Committee.

Compensation Committee

The Compensation Committee currently consists of Messrs. Carleton, Dolgen, Enloe and Shapiro.

The board of directors has determined that all four members of the Compensation Committee are independent, as defined by the NYSE corporate governance standards and our independence standards. During the 2010 fiscal year, the Compensation Committee met ten times.

The specific responsibilities of the Compensation Committee include:

•	reviewing and approving, and/or recommending modifications to, the base salary, incentive compensation and all other compensation of our Chief Executive Officer and other executive officers;
•	overseeing the administration of our equity-based plans;
•	reviewing and approving the Report of the Compensation Committee included in our proxy statements;
•	reviewing and discussing with management the Compensation Discussion and Analysis included in our proxy statements; and
•	complying with all other responsibilities and duties set forth in the Compensation Committee Charter.

Compensation Committee meetings are regularly attended by the Chief Executive Officer and, from time to time, other members of management, including the Chairman of the Board.

Executive Committee

The Executive Committee currently consists of Messrs. Azoff, Maffei, Mays and Rapino. The Executive Committee was formed in February 2011, and consequently did not meet during the 2010 fiscal year.

The specific responsibilities of the Executive Committee are to:

•	be available to the company’s executive management to discuss significant operational and strategic issues from time to time;
•	serve as a conduit between executive management and the board of directors, including helping to facilitate board processes and communications; and
•	have such further powers and responsibilities, and undertake such specific actions or duties, as may be delegated to it in the future by the board of directors.

Director Compensation

During 2010, we paid each of our non-employee directors an annual cash retainer of $60,000. Additionally, we paid (i) each member of the Audit Committee, Compensation Committee and Nominating and Governance Committee an additional annual cash retainer of $10,000, $6,000 and $4,500, respectively; (ii) the Chairpersons of the Audit Committee, Compensation Committee and Nominating and Governance Committee a further annual cash retainer of $11,000, $6,500 and $5,500, respectively, and (iii) a per-meeting fee of $1,500 to directors and committee members for attendance at meetings in excess of eight board of directors meetings, eight Audit Committee meetings, eight Compensation Committee meetings and/or five Nominating and Governance Committee meetings per year, as applicable.

In December 2010, our board of directors approved a revised non-employee director compensation plan. The revised plan, prepared by Compensia (independent outside compensation consultants to the Compensation Committee) and recommended by the Compensation Committee, is intended to increase Live Nation’s competitive position as it relates to board remuneration. Under the revised plan, Live Nation will pay (i) each of its non-employee directors an annual cash retainer of $75,000; (ii) each member of the Audit Committee, Compensation Committee and Nominating and Governance Committee an additional annual cash retainer of $17,500, $12,500 and $7,500, respectively; and (iii) the Chairpersons of the Audit Committee, Compensation Committee and Nominating and Governance Committee a further annual cash retainer of $15,000, $12,500 and $7,500, respectively. No additional per-meeting fees apply under the revised plan.

Under both the prior and the revised plans, each non-employee director also receives a grant of $125,000 in shares of restricted stock based on the average closing price of our stock during the 20 trading days prior to the date of the grant (i) upon such non-employee director’s appointment to the board of directors (pro rated for the period from the director’s appointment through the anticipated date of our next annual meeting of stockholders), and (ii) on an annual basis thereafter. We may also grant additional discretionary stock-based awards to our non-employee directors, and these directors may elect to receive their cash fees in the form of shares of our common stock.

In addition to the annual payments and grants described above, in connection with the closing of the Ticketmaster merger in January 2010, (i) each then-current Live Nation non-employee director received a cash payment of $25,000 in recognition of such directors’ extraordinary service to the company in connection with the merger process; (ii) each then-current member of the Compensation Committee received a further cash payment of $25,000 in recognition of that committee’s efforts in reviewing and negotiating proposed compensation arrangements for executive officers in anticipation of the merger; and (iii) Mr. Mays was granted 20,000 shares of Live Nation restricted stock as compensation for his service as Chairman of the Board.

In December 2010, Mr. Kahan received an additional cash payment of $27,500 in respect of his significant additional work in connection with the then-pending transaction to acquire the remaining equity interests in Front Line.

Generally, only non-employee directors are eligible to receive compensation for their services as a director. Accordingly, neither Mr. Rapino, our President and Chief Executive Officer, nor Mr. Azoff, our Executive Chairman, received any separate director compensation during 2010.

2010 Director Compensation Table

The following table shows compensation of the members of our board for the fiscal year ended December 31, 2010. As discussed above, any board member who is also an employee of the company does not receive separate compensation for service on the board.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)(4)	Stock Option Awards ($)(2)	Total ($)
Irving Azoff	—	—	—	—
Mark Carleton	69,000	137,167	—	206,167
Barry Diller	60,000	137,167	—	197,167
Jonathan Dolgen	90,000	137,167	—	227,167
Ariel Emanuel	114,875	137,167	—	252,042
Robert Ted Enloe, III	123,125	137,167	—	260,292
Jeffrey T. Hinson	106,000	137,167	—	243,167
James S. Kahan	125,000	137,167	—	262,167
Victor Kaufman	64,500	137,167	—	201,667
Gregory B. Maffei	—	—	—	—
John C. Malone	60,000	137,167	—	197,167
L. Lowry Mays	40,000	—	—	40,000
Randall T. Mays	92,500	380,167	—	472,667
Connie McCombs McNab	41,125	—	—	41,125
Jonathan F. Miller	60,000	137,167	—	197,167
Michael Rapino	—	—	—	—
Mark S. Shapiro	119,000	137,167	—	256,167

(1)	Messrs. Azoff, Carleton, Diller, Dolgen, Kaufman and Miller and Dr. Malone joined our board of directors and Mr. L. Mays and Ms. McCombs McNab resigned from our board of directors in January 2010 upon completion of the merger. Each of Ms. McCombs McNab and Mr. L. Mays forfeited 13,997 unvested shares of restricted stock immediately upon their resignation from our board of directors, and the remainder of their company equity was accelerated and immediately vested, which did not result in any incremental expense to the company. Mr. Kaufman resigned from our board of directors in December 2010. Mr. Kaufman forfeited 12,171 unvested shares of restricted stock and 15,684 unvested restricted stock units immediately upon his resignation from our board of directors. Mr. Diller and Dr. Malone resigned from our board of directors in January 2011 and February 2011, respectively. Mr. Diller forfeited 12,171 unvested shares of restricted stock and 7,842 unvested restricted stock units, and Dr. Malone forfeited 12,171 unvested shares of restricted stock, immediately upon their resignation from our board of directors. Mr. Miller resigned from our board of directors in April 2011; all of his company equity was accelerated and vested in full immediately prior to his resignation. Mr. Maffei joined our board of directors in February 2011.
(2)	The amounts set forth in these columns reflect shares of restricted stock and stock options, as applicable, granted under our stock incentive plans. The amounts listed are equal to the aggregate grant date fair value computed in accordance with ASC topic 718, Compensation — Stock Compensation, or ASC 718, except that no assumptions for forfeitures were included for restricted stock awards (which will generally lead to a reported value that differs from the amount set forth in the director compensation policy outlined above under “Director Compensation” due to the different methodologies). A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 15 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2010. The stock options and restricted stock awards vest in one, four or five equal annual installments beginning on the first anniversary of the grant, with the exception of the December 2010 restricted stock award which will vest in full in June 2011. As of December 31, 2010, Messrs. Emanuel and Kahan

each held 10,000 stock options and 28,668 unvested shares of restricted stock; Mr. Enloe held 20,000 stock options and 28,168 unvested shares of restricted stock; Mr. Hinson held 20,000 stock options and 27,418 unvested shares of restricted stock; Mr. R. Mays held 100,000 stock options and 46,168 unvested shares of restricted stock; Mr. Shapiro held 26,168 unvested shares of restricted stock; Messrs Diller, Dolgen and Miller each held 12,171 unvested shares of restricted stock and 15,684 unvested restricted stock units; and Mr. Carleton and Dr. Malone each held 12,171 unvested shares of restricted stock.
(3)	Upon completion of the Ticketmaster merger in January 2010, Mr. R. Mays received 20,000 shares of restricted stock having an aggregate grant date fair value of $243,000, which grant was in recognition of Mr. Mays’ service as Chairman of the Board. In December 2010, Messrs. Carleton, Diller, Dolgen, Emanuel, Enloe, Hinson, Kahan, Kaufman, Malone, R. Mays, Miller and Shapiro each received 12,171 shares of restricted stock, with each restricted stock award having an aggregate grant date fair value of $137,167, which shares represented the 2010 annual grant pursuant to our non-employee director compensation policy.
(4)	Excludes the 2009 annual grant to non-employee directors, which was made on January 15, 2010 due to the 2009 annual meeting of stockholders having been delayed due to the pending Ticketmaster merger. Such grant was previously reported in the proxy statement in respect of the 2010 annual meeting of stockholders as 2009 director compensation. The amount of the 2009 annual grant was 13,997 shares of restricted stock to each then-current non-employee director (Messrs. Emanuel, Enloe, Hinson, Kahan, L. Mays, R. Mays and Shapiro and Ms. McNab).

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the compensation committee or as a member of the board of directors of any other company of which any member of the Compensation Committee or board of directors is an executive officer.

Security Ownership

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 20, 2011, by:

•	each person known by us to beneficially own more than 5% of our common stock;
•	each director and director nominee;
•	each of the current executive officers named in the 2010 Summary Compensation Table; and
•	all of our executive officers, directors and director nominees as a group.

Beneficial ownership is determined in accordance with SEC rules and regulations. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership also includes shares of common stock subject to options exercisable, and restricted stock units that will vest, on or before June 19, 2011 (60 days after April 20, 2011); provided, however, that these shares are not deemed outstanding for computing the percentage ownership of each other person. The percentage of beneficial ownership is based on 181,839,170 shares of our common stock outstanding (or deemed to be outstanding under SEC rules and regulations) as of April 20, 2011. Unless otherwise indicated, the address of each of the stockholders listed below is c/o Live Nation Entertainment, Inc., 9348 Civic Center Drive, Beverly Hills, California 90210.

Name of Beneficial Owner	Common Stock	Exercisable Options	Restricted Stock Unvested	Other	Total	Percent
Irving Azoff(1)	126,982	2,539,672	795,772	3,254,172	6,716,598	3.64%
Mark Carleton	—	—	12,171	—	12,171	*
Jonathan Dolgen(2)	22,488	—	12,171	—	34,659	*
Ariel Emanuel	29,161	7,500	14,671	—	51,332	*
Robert Ted Enloe, III	29,661	18,000	14,171	—	61,832	*
Jeffrey T. Hinson	36,661	20,000	12,171	—	68,832	*
James S. Kahan(3)	64,161	7,500	14,671	36,500	122,832	*
Gregory B. Maffei	—	—	4,071	—	4,071	*
Randall T. Mays(4)	51,662	100,000	27,171	135,551	314,384	*
Mark S. Shapiro	20,202	—	12,171	—	32,373	*
Michael Rapino	630,515	1,805,000	611,465	—	3,046,980	1.66%
Nathan Hubbard	55,714	40,000	243,030	—	338,744	*
Michael Rowles	47,762	50,000	239,235	—	336,997	*
Kathy Willard	112,874	60,000	240,530	—	413,404	*
All directors and executive officers as a group (16 persons)(5)	1,230,601	4,708,922	2,429,596	3,426,223	11,795,342	6.32%
Liberty Media Corporation(6)	—	—	—	33,679,163	33,679,163	18.52%
Blackrock, Inc.(7)	—	—	—	13,116,030	13,116,030	7.21%
Tiger Global Management, LLC(8)	—	—	—	11,950,393	11,950,393	6.57%
Shapiro Capital Management LLC(9)	—	—	—	10,796,781	10,796,781	5.94%

*	Percentage of common stock beneficially owned by the named stockholder does not exceed one percent of our common stock.
(1)	Includes 3,254,172 restricted shares held by trusts of which Mr. Azoff is a trustee, but not a beneficiary.
(2)	Includes 137 shares held by a charitable foundation with which Mr. Dolgen is affiliated. Mr. Dolgen disclaims beneficial ownership of these shares.
(3)	Includes 36,500 shares held by trusts of which Mr. Kahan is the trustee, but not a beneficiary.
(4)	Includes 38,198 shares held by trusts of which Mr. Mays is the trustee, but not a beneficiary, and 87,834 shares in a GRAT for Mr. Mays and 9,519 shares in a GRAT for Paula Mays.

(5)	Includes 3,328,870 shares held by trusts of which such persons are trustees, but not beneficiaries and 97,353 shares held in GRATs.
(6)	Address: 12300 Liberty Boulevard, Englewood, Colorado 80112. Information is based solely on a Schedule 13D filed by Liberty Media Corporation with the SEC on February 1, 2010, as amended by Schedule 13D/A filed with the SEC on March 3, 2010, Schedule 13D/A filed with the SEC on November 10, 2010, Schedule 13D/A filed with the SEC on November 22, 2010 and Schedule 13D/A filed with the SEC on February 9, 2011. Such forms state that the reporting persons aggregately have sole voting power with respect to 33,679,163 shares, shared voting power with respect to no shares and sole dispositive power with respect to all shares.
(7)	Address: 40 East 52nd Street, New York, New York, 10022. Information is based solely on a Schedule 13G filed by Blackrock, Inc. with the SEC on January 29, 2010, as amended by Schedule 13G/A filed with the SEC on February 7, 2011. Such forms state that the reporting persons aggregately have sole voting power with respect to 13,116,030 shares, shared voting power with respect to no shares and sole dispositive power with respect to all shares.
(8)	Address: 101 Park Avenue, 48th Floor, New York, New York, 10178. Information is based solely on a Schedule 13G filed by Tiger Global, L.P., Tiger Global II, L.P., Tiger Global Master Fund, L.P., Tiger Global Performance, LLC, Tiger Global Management, LLC, and Charles P. Coleman III with the SEC on June 23, 2010, as amended by Schedule 13G/A filed with the SEC on February 11, 2011. Such forms state that the reporting persons aggregately have sole voting power with respect to 11,950,393 shares, shared voting power with respect to no shares and sole dispositive power with respect to all shares.
(9)	Address: 3060 Peachtree Road, Ste. 1555 N.W., Atlanta, Georgia 30305. Information is based solely on a Schedule 13G filed by Shapiro Capital Management LLC and Samuel R. Shapiro with the SEC on February 11, 2011. Such Schedule 13G states that the reporting persons aggregately have sole voting power with respect to 9,515,012 shares, shared voting power with respect to 1,281,769 shares and sole dispositive power with respect to all shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and holders of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the Section 16(a) forms received by us, or written representations from reporting persons that no such forms were required to be filed, as applicable, we believe that the reporting persons complied with all of the Section 16(a) filing requirements during the 2010 fiscal year.

PROPOSAL NO. 2 — APPROVAL OF THE ISSUANCE AND SALE OF SHARES OF
OUR COMMON STOCK TO LIBERTY MEDIA CORPORATION

Background

On February 4, 2011, we entered into a subscription agreement with Liberty Media Corporation (“Liberty”). Pursuant to the subscription agreement, on February 4, 2011, we sold to Liberty 1,797,600 shares of our common stock, which we refer to as the initial shares, for aggregate consideration of $18,835,871.84 in cash, representing a per share purchase price of $10.4784. This per share purchase price represents the five-day trailing volume weighted average price of our common stock, as reported by the NYSE as of February 4, 2011.

As part of the subscription agreement, we also agreed to sell to Liberty, and Liberty agreed to purchase from us, an additional 5,502,400 shares of our common stock, which we refer to as the additional shares, at the same $10.4784 per share purchase price used in connection with the issuance and sale of the initial shares, which will result in aggregate consideration to us of $57,656,348.16 in cash for the additional shares, which consideration is in addition to the amounts we already received in respect of the initial shares. The number of additional shares to be issued, and the corresponding aggregate consideration to be received by us from their issuance, may be reduced in the event that the parties determine that certain antitrust regulatory approvals are required, in which case those additional shares which we are restricted from issuing will be issued only after such antitrust regulatory approvals have been obtained. The additional shares will be issued in reliance upon the exemption from registration under the Securities Act of 1933, as amended, or the Securities Act, provided by Section 4(2) thereof for transactions not involving a public offering. The sale and issuance of the additional shares to Liberty is subject to receipt of the approval of our stockholders, as described under “Stockholder Approval Requirement” below, which approval we agreed to seek at the annual meeting. The issuance and sale of the additional shares is subject to other customary closing conditions, including the parties’ representations and warranties being true and correct in all material respects as of the closing date, the parties’ performance and compliance with all covenants and agreements in all material respects, the absence of any statute, rule, regulation or order that prohibits or makes illegal the issuance of the additional shares, the absence of any pending or threatened litigation which seeks to enjoin the issuance of the additional shares and no event, circumstance, change or effect having occurred which has had or would reasonably be expected to have a material adverse effect on Live Nation and its subsidiaries, taken as a whole. The subscription agreement also contains customary representations, warranties and indemnities from, and in favor of, both us and Liberty. As of the Record Date, Liberty owned approximately 18.5% of our outstanding shares of common stock and has agreed, pursuant to the subscription agreement, to vote all such shares in favor of this proposal to issue the additional shares. The description of the subscription agreement set forth herein is a summary of the material terms of the agreement and does not purport to be a complete description of all of the terms of the agreement. A copy of the complete subscription agreement is attached to this proxy statement as Annex A.

The terms of the subscription agreement and the issuance and sale of the additional shares were negotiated for us by a special committee of our board of directors consisting of Messrs. Kahan and Mays, both of whom are independent directors within the meaning of the rules of the NYSE, and who engaged separate legal counsel and financial advisors to advise the special committee. The board of directors delegated such power and authority to the special committee in order to facilitate an orderly process and to ensure independence. The special committee determined that the form of the subscription agreement was fair to us and in our best interests. The material terms of the transaction were ultimately approved by the board of directors, with Mr. Carleton and Dr. Malone abstaining due to Liberty’s interest in the transaction and Mr. Azoff not present at such meeting due to the discussion of a separate transaction in which he was an interested party. We are proposing to issue and sell the additional shares to Liberty in order to further strengthen our balance sheet and provide us with additional financial flexibility as we execute our growth strategy. We currently anticipate that the net proceeds from the issuance and sale of the additional shares will be used to fund capital expenditures and for other general corporate purposes.

Stockholder Approval Requirement

Our common stock is listed on the NYSE, and we are therefore subject to the rules and regulations of the NYSE. NYSE Listed Company Manual Section 312.03(b) (“Section 312.03(b)”), among other things, requires stockholder approval prior to the issuance or sale to any of our directors, officers or substantial security holders (a “related party”) of shares of our common stock in any transaction or series of transactions if the number of shares of common stock issued or sold exceeds either 1% of the number of shares of our common stock or 1% of the voting power outstanding before the issuance of such shares of common stock.

As of the Record Date, there were 181,839,170 shares of our common stock outstanding; the 5,502,400 additional shares that will be issued to Liberty, together with the 1,797,600 initial shares issued to Liberty on February 4, 2011, constitute approximately 4.0% of this amount, thus exceeding the 1% threshold in Section 312.03(b). As of the Record Date, Liberty owns approximately 18.5% of our outstanding shares of common stock and has appointed Messrs. Carleton and Maffei to our board of directors pursuant to contractual rights set forth in the Liberty Stockholder Agreement, and thus constitutes a related party for purposes of Section 312.03(b). As a result of the foregoing, in order to comply with Section 312.03(b), we are seeking stockholder approval of the issuance and sale of the additional shares to Liberty. See “Interest of Certain Persons in the Issuance and Sale of the Additional Shares” below for more information.

Consequences If Stockholders Approve the Proposal

If stockholders approve the issuance and sale of the additional shares to Liberty, we will, subject to satisfaction of the other closing conditions set forth in the subscription agreement, issue 5,502,400 new shares to Liberty and receive approximately $57.7 million in gross proceeds from Liberty. The rights and privileges associated with the shares of our common stock to be issued to Liberty will be identical to the rights and privileges associated with the common stock held by our existing common stockholders, including voting rights and associated preferred stock purchase rights. The additional shares will not have any preemptive rights associated with them. As discussed below under “Interest of Certain Persons in the Issuance and Sale of the Additional Shares,” Liberty and its affiliates have certain registration rights with respect to shares of our common stock held by them, including the initial shares and the additional shares. Any such shares that are issued or sold pursuant to an effective registration statement will be freely transferable without restriction under the Securities Act. This free transferability may materially and adversely impact the market price of our common stock if large quantities of our common stock are sold into the market by Liberty.

The additional shares constitute approximately 3.0% of our outstanding shares of common stock as of the Record Date. Accordingly, if the proposal is approved and we issue and sell the additional shares to Liberty, our existing stockholders will incur dilution of their voting power and will own a proportionately smaller percentage of our outstanding common stock. Because the per share purchase price for the additional shares has already been determined, as explained above, the actual market price per share of our common stock at the time of the consummation of the issuance and sale of the additional shares could be higher or lower than the price that Liberty will pay to acquire the additional shares. On April 21, 2011, the most recent practicable date prior to the mailing of this proxy statement, the closing price per share of our common stock on the NYSE was $9.93.

Liberty is our largest stockholder and its ownership percentage will increase as a result of its acquisition of the additional shares, giving it a proportionately larger influence over any future actions requiring stockholder approval.

Consequences If Stockholders Do Not Approve the Proposal

If stockholders do not approve the issuance and sale of the additional shares to Liberty by July 31, 2011 and/or the other closing conditions set forth in the subscription agreement have not been met or waived by such date, then both we and Liberty will have the right to terminate the subscription agreement and abandon the issuance and sale of the additional shares pursuant thereto, subject the parties’ right to extend such termination date until August 31, 2011 if antitrust regulatory approvals are required and have not been obtained.

Interest of Certain Persons in the Issuance and Sale of the Additional Shares

Liberty beneficially owns more than 5% of the outstanding shares of our common stock. Upon the issuance and sale of the additional shares, Liberty’s beneficial ownership percentage will increase from approximately 18.5% to approximately 20.9% of the outstanding shares of our common stock, based on the number of shares outstanding as of the Record Date. As discussed above under “Certain Relationships and Transactions — Agreements with Liberty,” we and Liberty are parties to both the Liberty Stockholder Agreement and the Registration Rights Agreement. The provisions of both of these agreements will become applicable to the additional shares. Two members of our board of directors, Messrs. Carleton and Maffei, are appointees of Liberty pursuant to the Liberty Stockholder Agreement and abstained from the board of directors’ recommendation for this proposal below.

Vote Needed to Approve

The affirmative vote of the holders of at least a majority of the total voting power of our common stock present in person or represented by proxy and entitled to vote on this matter is required to approve the issuance and sale of shares of our common stock to Liberty. For purpose of this vote, abstentions (or a direction to your broker, bank or other nominee to abstain) will be counted as present in person or represented by proxy and entitled to vote on this matter, and therefore will have the effect of a negative vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE
THE ISSUANCE AND SALE OF SHARES OF OUR COMMON STOCK TO LIBERTY.

PROPOSAL NO. 3 — APPROVAL OF THE LIVE NATION ENTERTAINMENT, INC. 2006 ANNUAL INCENTIVE PLAN, AS AMENDED AND RESTATED AS OF APRIL 15, 2011

Background

The board of directors is submitting for stockholder approval the Live Nation Entertainment, Inc. 2006 Annual Incentive Plan, as amended and restated as of April 15, 2011 (the “Amended 2006 Plan”). The board of directors approved and adopted the Amended 2006 Plan on April 15, 2011, subject to stockholder approval. In the event that our stockholders do not approve the Amended 2006 Plan, the Live Nation Entertainment, Inc. 2006 Annual Incentive Plan will remain in effect on its terms and conditions as in effect immediately prior to its amendment and restatement on April 15, 2011. The purpose of the Amended 2006 Plan is to provide performance-based compensation to executive officers and other selected key employees of Live Nation and its subsidiaries that will not be subject to the executive compensation deduction limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

Under the Amended 2006 Plan, Live Nation’s Compensation Committee may pay bonuses based on the attainment of designated performance objectives within one or more performance periods. Utilizing those performance objectives, the Compensation Committee can reward accomplishments achieved during the applicable performance period. The board of directors believes that the Amended 2006 Plan benefits stockholders because it creates a strong incentive for executives to meet or exceed specified financial and/or operational goals.

The board of directors has determined that it is in the best interests of Live Nation and its stockholders to maximize the tax deductibility of amounts payable under the Amended 2006 Plan. Accordingly, Live Nation has structured the Amended 2006 Plan in a manner such that payments made under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m). In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to the Chief Executive Officer and the next three highest compensated officers of Live Nation, excluding our chief financial officer (referred to collectively as the “Covered Persons”), who were employed by Live Nation on the last day of its taxable year. Under Section 162(m), compensation paid to Covered Persons in excess of $1 million in a taxable year is not generally deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against this $1 million limitation. The Amended 2006 Plan sets forth, among other things, the relevant performance objectives under which bonuses may be paid under the Amended 2006 Plan. Pursuant to Section 162(m), if Live Nation’s stockholders approve the Amended 2006 Plan and the other requirements of Section 162(m) are satisfied with respect to awards under the Amended 2006 Plan, amounts paid to the Covered Persons pursuant to the Amended 2006 Plan in forthcoming periods will not be subject to the $1 million compensation deduction limitation imposed by Section 162(m), potentially generating substantial tax savings.

The Amended 2006 Plan amends the Live Nation, Inc. 2006 Annual Incentive Plan, as previously amended and restated (the “2006 Plan”) by providing additional performance criteria on which pre-established performance goals may be based for purposes of awarding qualified performance-based awards pursuant to Section 162(m). The board of directors originally adopted the Live Nation, Inc. 2006 Annual Incentive Plan in 2006 (the “Original 2006 Plan”) and our stockholders previously approved the Original 2006 Plan in 2007.

Plan Summary

The principal features of the Amended 2006 Plan are summarized below. This summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended 2006 Plan attached as Annex B to this proxy statement.

Administration

The Amended 2006 Plan is administered by the Compensation Committee of our board of directors. Subject to the terms of the Amended 2006 Plan, the Compensation Committee has the authority to (i) select the individuals who may participate in the Amended 2006 Plan, (ii) prescribe the terms and conditions of each participant’s award and make amendments thereto, (iii) determine whether and the extent to which the performance objectives have been met, (iv) construe, interpret and apply the provisions of the Amended 2006 Plan and of any agreement or other document evidencing an award made under the Amended 2006 Plan and (v) make any and all determinations and take all other actions necessary to administer the Amended 2006 Plan.

Eligibility

Executive officers and other key employees of Live Nation and its subsidiaries selected by the Compensation Committee will be eligible to participate in the Amended 2006 Plan. Currently, there are six individuals eligible to participate in the Amended 2006 Plan.

Performance Awards

Performance objectives may be based upon any one or more of the following criteria, applied to an individual, a subsidiary, a business unit or division, Live Nation or one or more of its subsidiaries, or such other operating units as the Compensation Committee may designate:

•	earnings per share, per share growth or adjusted earnings per share,
•	share price, total shareholder return or share price performance on an absolute basis and/or relative to an index,
•	gross or net profit or operating margin,
•	net earnings,
•	return on equity or assets,
•	gross or net sales or revenues or revenue growth,
•	operating income growth, or operating income either before or after depreciation, amortization and/or non-cash compensation expense (or other objectively determinable adjusted calculations of such measure as the Compensation Committee may prescribe, including, without limitation, adjustments to eliminate the effect of acquisitions, dispositions and/or other extraordinary transactions),
•	earnings either before or after deduction of interest, taxes, depreciation and/or amortization (or other objectively determinable adjusted calculations of such measure as the Compensation Committee may prescribe, including, without limitation, adjustments to eliminate the effect of acquisitions, dispositions and/or other extraordinary transactions),
•	market share or market penetration,
•	net income (either before or after taxes) or adjusted net income,
•	operating earnings or profit,
•	cash flow either before or after taxes (including, but not limited to, operating cash flow and free cash flow) or improvement in cash flow,
•	return on capital,
•	return on sales,
•	costs or cost savings,
•	funds from operations,
•	expenses,
•	working capital,
•	implementation, completion or the achievement of milestones with respect to critical projects,
•	economic value,
•	customer or client retention,
•	sales-related goals,
•	cash available for distribution,
•	achievement of operational goals or metrics,
•	attainment of company, divisional or departmental budgets,
•	improvements in attainment of expense levels, or
•	any combination of the foregoing.

The amount of an award, if any, payable to a participant will depend upon whether and the extent to which the performance objective(s) of the award are achieved during the applicable performance period. Performance objectives may be established on a periodic, annual, cumulative or average basis, and may be established on a corporate-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. The Compensation Committee may establish different payout levels based upon the levels of achievement of the performance objectives specified in the award. Awards may contain more than one performance objective, which may be satisfied in the alternative, and performance objectives may be based upon multiple performance criteria. The level or levels of performance specified with respect to a performance objective may be expressed in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies or otherwise as the Compensation Committee may determine. Notwithstanding anything to the contrary contained in the Amended 2006 Plan, the performance objectives under any award must be objective and must otherwise meet the requirements of Section 162(m).

Maximum Annual Amount Payable to a Participant

No participant may earn more than $15,000,000 in any calendar year pursuant to an award under the Amended 2006 Plan.

Plan Operation

Performance objectives will be established by the Compensation Committee and communicated to the participant by the 90th day of the applicable performance period or, if earlier, before 25% of the applicable performance period has elapsed. The Compensation Committee will determine the performance period applicable to an award. Subject to the requirements of the Amended 2006 Plan and applicable law, each award will contain such other terms and conditions as the Compensation Committee, acting in its discretion, may prescribe.

Payment of Awards

Upon certification of the achievement of performance objectives by the Compensation Committee and subject to any deferral arrangements or other conditions that may be permitted or required by the Compensation Committee, the award will be settled in cash.

The Compensation Committee is authorized to reduce or eliminate the performance award of any participant, for any reason, including changes in the participant’s position or duties, whether due to termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise. To the extent necessary to preserve the intended economic effects of the Amended 2006 Plan or an award under the Amended 2006 Plan, the Compensation Committee is authorized to adjust pre-established performance objectives and other terms of performance awards to take into account certain material events, including: (i) a change in corporate capitalization; (ii) a material or extraordinary corporate transaction involving Live Nation or a subsidiary, including, without limitation, a merger, consolidation, reorganization, spin-off or the sale of a subsidiary or of the assets of a business or division; (iii) a partial or complete liquidation of Live Nation or any subsidiary; or (iv) certain changes in accounting rules; provided, however, that no such adjustment may cause a performance award to fail to be non-deductible under Section 162(m) of the Code.

Unless the Compensation Committee determines otherwise, no payment related to an award will be made to a participant whose employment with Live Nation or its subsidiaries terminates (for any reason other than death) before the payment date of the award.

Duration and Amendment

The Amended 2006 Plan was originally effective as of January 1, 2006 and will continue in 2011 and for future years as permitted by applicable law. The board of directors or the Compensation Committee may, at any time or from time to time, amend the Amended 2006 Plan. Amendment may be made without stockholder approval, unless such approval is required to maintain the status of the Amended 2006 Plan under Section 162(m) of the Code. The board of directors may terminate the Amended 2006 Plan at any time.

U.S. Federal Income Tax Consequences

All amounts paid under the Amended 2006 Plan should constitute taxable income to the participant when paid. If the Compensation Committee so allows under the terms of the Amended 2006 Plan, a participant may be able to elect to defer a portion of the bonus, and as a result may be entitled to defer the recognition of income. Generally, subject to Section 162(m) of the Code, Live Nation will be entitled to a federal income tax deduction when amounts paid under the Amended 2006 Plan are included in the employee’s income.

As stated above, the Amended 2006 Plan is being submitted for stockholder approval so that cash bonuses paid under the Amended 2006 Plan qualify for tax deductibility by Live Nation to the greatest extent permissible under Section 162(m). However, stockholder approval is only one of several requirements under Section 162(m), and stockholder approval of the Amended 2006 Plan should not be viewed as a guarantee that all amounts paid under the Amended 2006 Plan will be deductible by Live Nation.

THE ABOVE SUMMARY OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES DOES NOT PURPORT TO BE COMPLETE. THE PRECEDING DISCUSSION IS ONLY A GENERAL SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES CONCERNING THE AMENDED 2006 PLAN AND DOES NOT ADDRESS THE TAX CONSEQUENCES ARISING IN THE CONTEXT OF A PARTICIPANT’S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH A PARTICIPANT’S INCOME OR GAIN MAY BE TAXABLE.

New Plan Benefits

The table below sets forth the currently determinable future cash awards under the Amended 2006 Plan and the currently determinable future restricted stock awards under the Amended 2005 Plan (as defined below in Proposal No. 4), in each case, that may be paid or granted to the respective individual or group upon the satisfaction of performance objectives established by the Compensation Committee for the 2011 fiscal year. Except as set forth below, future awards under the Amended 2006 Plan or Amended 2005 Plan are discretionary and the Compensation Committee has not made any determination to make future grants to any persons under either plan, but may do so in the future.

Estimated New Plan Benefits in Fiscal Year 2011

Name and Position	Amended 2006 Plan			Amended 2005 Plan
	Dollar Value ($)		Number of Units	Dollar Value ($)		Number of Units
Michael Rapino, President, Chief Executive Officer and Director	3,500,000	(1)	—	—		150,000	(2)
Irving Azoff, Executive Chairman and Chairman of the Board	1,500,000	(3)	—	0		0
Nathan Hubbard, Chief Executive Officer – Ticketing	630,000	(4)	—	0		0
Michael Rowles, General Counsel and Secretary	577,500	(4)	—	0		0
Kathy Willard, Chief Financial Officer	630,000	(4)	—	0		0
Executive Officer Group	6,837,500	(5)	—	—		150,000
Non-Executive Director Group	0		0	750,000	(6)	—
Non-Executive Officer Employee Group	0		0	0		0

(1)	Represents the sum of (i) the target cash bonus amount to be awarded upon achievement of an Adjusted Operating Income target; and (ii) the target cash bonus amount to be awarded upon achievement of a separate Adjusted Operating Income target, in each case under the Amended 2006 Plan and as such targets have been established by the Compensation Committee with respect to the 2011 fiscal year. Mr. Rapino is eligible to receive aggregate bonuses ranging between $2,800,000 and $4,200,000, based on straight-line interpolation upon achievement of between 90% and 110% of the applicable performance objectives.
(2)	Represents the number of restricted common shares granted to Mr. Rapino in March 2011 under the Amended 2005 Plan, up to 100% of which will vest upon the achievement of certain Adjusted Operating Income and operational targets established by the Compensation Committee for the 2011 fiscal year.
(3)	Represents the target cash bonus amount to be awarded under the Amended 2006 Plan upon achievement of an Adjusted Operating Income target established by the Compensation Committee for the 2011 fiscal year. Mr. Azoff is eligible to receive a bonus ranging between $1,000,000 and $2,000,000, based on straight-line interpolation upon achievement of between 90% and 110% of the performance objective. Mr. Azoff is additionally entitled to a $2,000,000 guaranteed annual bonus from Front Line pursuant to his employement agreement, which is not awarded pursuant to the Amended 2006 Plan.
(4)	Represents the maximum bonus amount to be awarded under the Amended 2006 Plan upon achievement of Adjusted Operating Income, cash flow and/or expense targets, in each case, as established by the Compensation Committee for the 2011 fiscal year. Partial bonuses may be paid based on achievement of fewer than all applicable performance criteria in accordance with the terms of these awards.
(5)	Total for this group may be as high as $8,037,500 upon maximum attainment of all applicable performance criteria for the awards disclosed.
(6)	Represents the aggregate dollar value of 2011 grants of restricted common shares expected to be awarded under the Amended 2005 Plan to six of our non-employee directors pursuant to our non-employee director compensation plan. As described in greater detail above, under the plan, each non-employee director receives an annual restricted stock grant valued at $125,000, with the number of shares to be determined on the grant date based on the applicable 20-day trailing average closing price per share of our common stock. Grants to the three of our non-employee directors who were not directors of Live

Nation prior to the Ticketmaster merger, Messrs. Carleton, Dolgen and Maffei, may be awarded under either the Amended 2005 Plan or the Ticketmaster Entertainment, Inc. 2008 Stock and Annual Incentive Plan (the “Ticketmaster Plan”), and have been excluded from the table as they are currently expected to be awarded under the Ticketmaster Plan. In the event these grants are awarded under the Amended 2005 Plan, the aggregate dollar value of 2011 grants awarded under the Amended 2005 Plan pursuant to the policy would be $1,125,000.

If our stockholders do not approve the Amended 2006 Plan, the 2006 Plan will remain in effect as previously approved by our stockholders.

In considering whether to vote for approval of the Amended 2006 Plan, you should be aware that Live Nation’s executive officers may receive cash performance awards under the Amended 2006 Plan (if approved by the stockholders). Failure of our stockholders to approve this proposal will not affect any awards that may have been previously granted under the 2006 Plan or the ability of Live Nation to grant awards under the 2006 Plan or otherwise.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTING THE LIVE NATION ENTERTAINMENT, INC. 2006 ANNUAL INCENTIVE PLAN, AS AMENDED AND RESTATED AS OF APRIL 15, 2011.

PROPOSAL NO. 4 — APPROVAL OF THE LIVE NATION ENTERTAINMENT, INC. 2005
STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED AS OF APRIL 15, 2011

Background

The board of directors is submitting for stockholder approval the Live Nation Entertainment, Inc. 2005 Stock Incentive Plan, as amended and restated as of April 15, 2011 (the “Amended 2005 Plan”). The Amended 2005 Plan amends the Live Nation, Inc. 2005 Stock Incentive Plan, as amended and restated (the “2005 Plan”). The board of directors originally adopted the Live Nation, Inc. 2005 Stock Incentive Plan in 2005 (the “Original 2005 Plan”). In 2007, the stockholders approved the 2005 Plan, which amended and restated the Original 2005 Plan. The board of directors approved and adopted the Amended 2005 Plan on April 15, 2011, subject to stockholder approval.

As of April 20, 2011, Live Nation had granted stock options and restricted stock for a total of 12,811,670 shares of our common stock under the 2005 Plan, and there remained 1,088,330 shares of our common stock available for future awards under the 2005 Plan. The closing sale price of Live Nation’s common stock on April 21, 2011 was $9.93.

The Amended 2005 Plan is a broad-based incentive plan that provides for the grant of stock options, stock appreciation rights, restricted stock, deferred stock awards, dividend equivalents, phantom shares, bonus shares and other forms of equity-based and cash awards, including performance-based cash and stock awards. The board of directors believes that Live Nation’s success and long-term progress are dependent upon attracting and retaining its directors, officers, employees, consultants and advisers, and aligning the interests of such individuals with those of its stockholders. The Amended 2005 Plan gives the Compensation Committee the maximum flexibility to use various forms of incentive awards as part of Live Nation’s overall compensation program.

The board of directors has determined that it is in the best interests of Live Nation and its stockholders to maximize the tax deductibility of performance-based cash and stock awards payable under the Amended 2005 Plan. Accordingly, Live Nation has structured the Amended 2005 Plan in a manner such that payments made under it may be designed to satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) to maximize tax deductibility. The Amended 2005 Plan sets forth, among other things, the performance objectives under which awards may be paid under the plan.

The Amended 2005 Plan amends the 2005 Plan in the following material respects:

•	The maximum number of shares of common stock that may be issued or awarded under the Amended 2005 Plan is increased by 10,000,000 shares to a total of 23,900,000;
•	The individual award limits are revised such that the maximum aggregate number of shares of common stock with respect to one or more awards that may be granted to any one person during any calendar year is 5,000,000 and the maximum aggregate amount of cash that may be paid to any one person during a calendar year with respect to one or more awards payable in cash is $15,000,000; and
•	Additional performance criteria on which pre-established performance goals may be based for purposes of awarding qualified performance-based awards pursuant to Section 162(m) are provided.

Plan Summary

The principal features of the Amended 2005 Plan are summarized below. This summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended 2005 Plan attached as Annex C to this proxy statement.

Administration

The Amended 2005 Plan is administered by the Compensation Committee; however, the full board of directors retains sole responsibility and authority for making and administering awards to any of our non-employee directors. Subject to the terms of the Amended 2005 Plan, the Compensation Committee has authority to (i) select the individuals that may participate in the Amended 2005 Plan, (ii) prescribe the terms and conditions of each participant’s award and make amendments thereto, (iii) construe, interpret and apply the provisions of the Amended 2005 Plan and of any award made under the plan and (iv) make any and all determinations and take all other actions necessary to administer the Amended 2005 Plan. The Compensation Committee may delegate any of its responsibilities and authority to other persons or a subcommittee, subject to applicable law.

Securities Covered by the Plan

Subject to adjustments as required or permitted by the Amended 2005 Plan, Live Nation may issue a total of twenty-three million nine hundred thousand (23,900,000) shares of its common stock, $0.01 par value per share, under the Amended 2005 Plan. The following shares are not taken into account in applying these limitations: (i) shares covered by awards that expire or are canceled, forfeited, settled in cash or otherwise terminated, (ii) shares delivered to Live Nation or withheld by Live Nation for the payment or satisfaction of purchase price or tax withholding obligations associated with the exercise or settlement of an award and (iii) shares covered by stock-based awards assumed by Live Nation in connection with the acquisition of another company or business.

Individual Award Limitations

In any calendar year, no participant may receive under the Amended 2005 Plan (i) awards covering more than five million (5,000,000) shares and (ii) performance-based cash awards exceeding more than fifteen million dollars ($15,000,000).

Eligibility

Awards may be made under the Amended 2005 Plan to Live Nation’s or its subsidiaries’ present or future directors, officers, employees, consultants or advisers. Currently, there are approximately 6,500 individuals eligible to participate in the Amended 2005 Plan. For purposes of the Amended 2005 Plan, a subsidiary is any entity in which Live Nation has a direct or indirect ownership interest of at least 50%.

Forms of Award

Stock Options and Stock Appreciation Rights.  Live Nation may grant stock options intended to qualify as “incentive stock options” under Section 422 of the Code, or ISOs, as well as stock options that are not intended to qualify as ISOs. Live Nation may also grant stock appreciation rights, or SARs. In general, stock options and SARs give their holder the right to receive the appreciation in value of the shares of our common stock covered by the award following the date the award is granted. The per share exercise price of a stock option and the per share base value of a SAR may not be less than the fair market value per share of common stock on the date the option or SAR is granted. Live Nation may not reprice options granted under the Amended 2005 Plan without stockholder approval. Generally, the term of a stock option may be up to ten years. Different limitations apply to ISOs granted to our ten-percent stockholders: in such cases, the term may not be greater than five years and the exercise price may not be less than 110% of the fair market value per share of our common stock on the date the option is granted.

The Compensation Committee may impose such vesting, exercise, forfeiture and other terms and conditions as it deems appropriate with respect to stock options and SARs. The exercise price under a stock option or SAR may be paid in cash or in any other form or manner permitted by the Compensation Committee, including without limitation, delivery of previously-owned shares of our common stock, a combination of delivery of previously-owned shares of our common stock and cash payment or, with respect to stock options only, payment pursuant to broker-assisted cashless exercise procedures. Methods of exercise and other terms of SARs will be determined by the Compensation Committee.

The Compensation Committee may establish such exercise and other conditions applicable to an option following the termination of the optionee’s employment or other service with Live Nation and its subsidiaries as the Compensation Committee deems appropriate on a grant-by-grant basis.

Restricted Stock and Deferred Stock Awards.  The Amended 2005 Plan authorizes the Compensation Committee to make restricted stock awards, pursuant to which shares of our common stock are issued to designated participants subject to transfer restrictions and vesting conditions. Subject to such conditions as the Compensation Committee may impose, the recipient of a restricted stock award generally will have the rights of common stock holders as though the shares subject to the restricted stock award were fully vested, provided, however, that shares covered by restricted stock awards granted on or after January 8, 2010 will not carry dividend rights prior to the vesting of such shares and the holder of such a restricted stock award will, with respect to unvested shares of restricted stock, have no right to payment, accrual, crediting or otherwise with regard to dividends declared or paid by the company prior to the vesting of the applicable shares. Once vested, shares covered by a restricted stock award will entitle the holder to the same dividend rights as other shares of common stock.

Deferred stock awards generally provide the right to receive shares of common stock in the future, subject to such conditions as the Compensation Committee may impose including, for example, continuing employment or service for a specified period of time or satisfaction of specified performance criteria. Prior to settlement, deferred stock awards do not carry voting, dividend or other rights associated with stock ownership; however, dividend equivalents may be payable or accrue if the Compensation Committee so determines in connection with an award of deferred stock.

Unless the Compensation Committee determines otherwise, shares of restricted stock and non-vested deferred stock awards will be forfeited upon the recipient’s termination of employment or other service with Live Nation and its subsidiaries.

Other Equity-Based Awards.  The Amended 2005 Plan gives the Compensation Committee broad discretion to grant dividend equivalent payment rights, phantom shares, bonus shares and other forms of equity-based awards, and to provide for settlement of such awards in cash and/or shares. The Amended 2005 Plan also allows non-employee directors to elect to receive all or part of their annual retainers in the form of shares of our common stock in lieu of cash. The number of shares of common stock issued in lieu of any annual cash retainer will be determined using the fair market value of our common stock on the date of issuance of such shares.

Performance-Based Awards.  The Compensation Committee may also grant performance-based awards under the Amended 2005 Plan. In general, performance-based awards provide for the payment of cash and/or shares of our common stock upon the achievement of objective, predetermined performance objectives established by the Compensation Committee. Performance objectives may be based upon any one or more of the following business criteria:

•	earnings per share, per share growth or adjusted earnings per share,
•	share price, total shareholder return or share price performance on an absolute basis and/or relative to an index,
•	gross or net profit or operating margin,
•	net earnings,
•	return on equity or assets,
•	gross or net sales or revenues or revenue growth,
•	operating income growth, or operating income either before or after depreciation, amortization and/or non-cash compensation expense (or other objectively determinable adjusted calculations of such measure as the Compensation Committee may prescribe, including, without limitation, adjustments to eliminate the effect of acquisitions, dispositions and/or other extraordinary transactions),
•	earnings either before or after deduction of interest, taxes, depreciation and/or amortization (or other objectively determinable adjusted calculations of such measure as the Compensation Committee may prescribe, including, without limitation, adjustments to eliminate the effect of acquisitions, dispositions and/or other extraordinary transactions),
•	market share or market penetration,
•	net income (either before or after taxes) or adjusted net income,
•	operating earnings or profit,

•	cash flow either before or after taxes (including, but not limited to, operating cash flow and free cash flow) or improvement in cash flow,
•	return on capital,
•	return on sales,
•	costs or cost savings,
•	funds from operations,
•	expenses,
•	working capital,
•	implementation, completion or the achievement of milestones with respect to critical projects,
•	economic value,
•	customer or client retention,
•	sales-related goals,
•	cash available for distribution,
•	achievement of operational goals or metrics,
•	attainment of company, divisional or departmental budgets,
•	improvements in attainment of expense levels, or
•	any combination of the foregoing.

Performance objectives may be applied to an individual, a subsidiary, a business unit or division, Live Nation and any one or more of its subsidiaries, or such other operating units as the Compensation Committee may designate. Performance objectives may be expressed in absolute or relative terms and must include an objective formula or standard for computing the amount of compensation payable to an employee if the goal is attained.

Adjustments of Awards

Generally, in the event of a split-up, spin-off, recapitalization or consolidation of shares or any similar capital adjustment, or a change in the character or class of shares covered by the Amended 2005 Plan or any award made pursuant to the plan, Live Nation will adjust (i) the maximum number and class of shares of common stock which may be issued under the Amended 2005 Plan, (ii) the maximum number and class of shares of common stock which may be covered by awards made to an individual in any calendar year, (iii) the number and class of shares of common stock subject to outstanding awards and (iv) where applicable, the exercise price, base price, target market price or purchase price under outstanding awards, as required to equitably reflect the effect on our common stock of such transactions or changes.

Generally, if Live Nation enters into a merger, consolidation, acquisition or disposition of property or stock, separation, reorganization, liquidation or any other similar transaction or event, as a result of which the Live Nation stockholders receive cash, stock or other property in exchange for and in connection with their shares of Live Nation common stock (collectively, an “Exchange Transaction”), all outstanding options and SARs will either (i) become fully vested and exercisable immediately prior to the Exchange Transaction (and any such outstanding options or SARs which are not exercised before the Exchange Transaction will thereupon terminate) or (ii) if the Live Nation stockholders receive capital stock of another corporation in exchange for their shares of Live Nation common stock and if the board of directors, in its sole discretion, so directs, be assumed by and converted into options or SARs for shares of the acquiring company. The board of directors may accelerate vesting of other non-vested awards and cause cash settlements and/or other adjustments to be made to any such outstanding award.

Amendment and Termination of the Plan; Term

Except as may otherwise be required by law or the requirements of any stock exchange or market upon which Live Nation’s common stock may then be listed, the board of directors may amend the Amended 2005 Plan at any time and from time to time and may terminate the Amended 2005 Plan at any time. No such amendment or termination may impair or adversely alter any awards previously granted under the Amended 2005 Plan (without the consent of the recipient or holder) or deprive any person of shares previously acquired under the plan.

Unless sooner terminated, the Amended 2005 Plan will terminate on the tenth anniversary of the date of its original adoption by Live Nation’s board of directors, or October 26, 2015.

U.S. Federal Income Tax Consequences

The grant of a stock option or SAR under the Amended 2005 Plan is not a taxable event to the participant for federal income tax purposes. In general, ordinary income is realized upon the exercise of a stock option (other than an ISO) in an amount equal to the excess of the fair market value on the exercise date of the shares acquired pursuant to the exercise over the option exercise price paid for the shares. The amount of ordinary income realized upon the exercise of a SAR is equal to the excess of the fair market value of the shares covered by the exercise over the SAR base price. Live Nation generally will be entitled to a deduction equal to the amount of ordinary income realized by a participant upon the exercise of an option or SAR.

No income is realized upon the exercise of an ISO. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price will be an “item of adjustment” for purposes of the alternative minimum tax. Income or loss is realized upon a disposition of shares acquired pursuant to the exercise of an ISO. If the disposition occurs more than one year after the ISO exercise date and more than two years after the ISO grant date, then gain or loss on the disposition, measured by the difference between the selling price and the option exercise price for the shares, will be long-term capital gain or loss. If the disposition occurs within one year of the exercise date or within two years of the grant date, then the gain realized on the disposition will be taxable as ordinary income to the extent such gain is not more than the difference between the value of the shares on the date of exercise and the exercise price, and the balance of the gain, if any, will be capital gain. Live Nation is not entitled to a deduction with respect to the exercise of an ISO; however, it is entitled to a deduction corresponding to the ordinary income realized by a participant upon a disposition of shares acquired pursuant to the exercise of an ISO before the satisfaction of the applicable one- and two-year holding period requirements described above.

In general, a participant will realize ordinary income with respect to common stock received pursuant to a restricted stock award at the time the shares become vested in accordance with the terms of the award in an amount equal to the fair market value of the shares at the time they become vested, and except as discussed below, Live Nation is generally entitled to a corresponding deduction.

A participant may make an “early income election” within 30 days of the receipt of restricted shares of common stock, in which case the participant will realize ordinary income on the date the restricted shares are received equal to the difference between the value of the shares on that date and the amount, if any, paid for the shares. In such event, any appreciation in the value of the shares after the date of the award will be taxable as capital gain upon a subsequent disposition of the shares. Live Nation’s deduction is limited to the amount of ordinary income realized by the participant as a result of the early income election.

A participant who receives deferred stock awards will be taxed at ordinary income tax rates on the then fair market value of the shares of common stock distributed at the time of settlement of the deferred stock awards and Live Nation will generally be entitled to a tax deduction at that time.

Other awards will generally result in ordinary income to the participant at the later of the time of payment of such award, or the time that either the risk of forfeiture or restriction on transferability lapses on previously paid awards. Except as discussed below, Live Nation generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant.

Section 162(m) generally allows Live Nation to obtain tax deductions without limit for qualified performance-based compensation. Live Nation intends that options, SARs and, subject to stockholder approval of the performance objectives described herein, contingent long-term performance awards granted under the Amended 2005 Plan will continue to qualify as performance-based compensation exempt from the $1 million deductibility cap under Section 162(m). (However, Live Nation may grant performance-linked awards under the Amended 2005 Plan that are not intended to constitute performance-based compensation for purposes of Section 162(m).) A number of requirements must be met in order for particular compensation to qualify as performance-based compensation for purposes of Section 162(m). However, there can be no assurance that such compensation under the Amended 2005 Plan will be fully deductible under all circumstances. In addition, other awards under the Amended 2005 Plan, such as time-vesting awards (other than options and SARs), generally may not qualify, so that compensation paid to executive officers in connection with such awards may not be deductible due to the limits imposed by Section 162(m).

To the greatest extent possible, awards granted under the Amended 2005 Plan are structured in a manner intended to avoid the imposition of taxes under Internal Revenue Code Section 409A, which governs the taxation of nonqualified deferred compensation, including certain equity awards, by complying with the requirements of Internal Revenue Code Section 409A or an available exemption from such requirements.

THE ABOVE SUMMARY PERTAINS SOLELY TO CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH AWARDS MADE UNDER THE AMENDED 2005 PLAN AND DOES NOT PURPORT TO BE COMPLETE. THE SUMMARY DOES NOT ADDRESS ALL FEDERAL INCOME TAX CONSEQUENCES AND IT DOES NOT ADDRESS STATE, LOCAL OR NON-U.S. TAX CONSIDERATIONS.

New Plan Benefits

The Compensation Committee and the board of directors, as applicable, in their discretion determine awards granted under the Amended 2005 Plan, and Live Nation therefore is unable to determine the awards that will be granted in the future under the Amended 2005 Plan. The following table sets forth the type and amount of awards that were granted to the named executive officers and the specified groups of individuals during the 2010 fiscal year under the Amended 2005 Plan.

Amended 2005 Plan

The awards set forth in this table for the named executive officers are also included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in this proxy statement and are not additional awards. The awards set forth in this table for the non-employee directors are also included in the Director Compensation Table set forth in this proxy statement and are not additional awards.

Name and Position	2010 Stock Option Awards (#)	2010 Restricted Stock Awards (#)
Michael Rapino, President, Chief Executive Officer and Director	400,000	541,965
Irving Azoff, Executive Chairman and Chairman of the Board(1)	0	0
Jason Garner, Chief Executive Officer – Global Music(2)	211,480	222,185
Nathan Hubbard, Chief Executive Officer – Ticketing	148,040	315,530
Michael Rowles, General Counsel and Secretary	135,680	314,235
Kathy Willard, Chief Financial Officer	148,040	315,530
All current executive officers as a group (7 people)	973,560	1,717,135
Current nominees for election as a director:
Jonathan Dolgen(1)	0	0
Robert Ted Enloe, III(3)	0	12,171
Jeffrey T. Hinson(3)	0	12,171
James S. Kahan(3)	0	12,171
All current non-employee directors as a group (9 people)	0	93,026
All employees except current executive officers as a group	920,885	1,131,615

(1)	Awards to this individual in 2010 were made pursuant to the Ticketmaster Plan.
(2)	Mr. Garner’s employment with the company ceased October 2010.
(3)	Excludes the 2009 annual grant to non-employee directors, which was made on January 15, 2010 due to the 2009 annual meeting of stockholders having been delayed due to the pending Ticketmaster merger. Such grant was previously reported in the proxy statement in respect of the 2010 annual meeting of stockholders as 2009 director compensation. The amount of the 2009 annual grant was 13,997 shares of restricted stock to each individual non-employee director, and in the aggregate 83,982 shares of restricted stock were granted to the current non-employee directors as a group.

If Live Nation’s stockholders approve the Amended 2005 Plan, the plan will continue for 2011 and future years as permitted by applicable law. If our stockholders do not approve the Amended 2005 Plan, the 2005 Plan will remain in effect as previously approved by Live Nation’s stockholders.

In considering whether to vote for approval of the Amended 2005 Plan, you should be aware that Live Nation’s executive officers have received, and in the future may continue to receive, grants under this plan (if approved by our stockholders). Failure of our stockholders to approve this proposal will not affect the rights of existing holders or the awards previously granted under the Amended 2005 Plan.

Equity Compensation Plan Information

Except for the Amended 2005 Plan and the Ticketmaster Plan, Live Nation does not have any other equity-based compensation plans. For further information on the number of outstanding awards under this plan, the weighted average exercise price of outstanding stock options and the number of shares of common stock remaining available for future issuance under this plan, see the above “Background” section of this Proposal No. 4.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTING THE LIVE NATION ENTERTAINMENT, INC. 2005 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED AS OF APRIL 15, 2011.

PROPOSAL NO. 5 — ADVISORY VOTE ON THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”), the company’s stockholders are entitled to vote at this annual meeting to approve the compensation of the company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Act and the Exchange Act. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on the company or the board of directors.

Although the vote is non-binding, the Compensation Committee and the board of directors value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders an opportunity to endorse or not endorse our executive officer pay program and policies through the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company’s proxy statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure.”

As described more fully in the Compensation Discussion and Analysis section of this proxy statement, we believe that our executive compensation program is reasonable, competitive and strongly focused on pay for performance principles. We emphasize compensation opportunities that reward our executives when they deliver targeted financial results. The compensation of our named executive officers varies depending upon the achievement of pre-established performance goals, which may be both individual and corporate. Through stock ownership requirements and equity incentives, we also align the interests of our executives with those of our stockholders and the long-term interests of Live Nation. Our executive compensation policies have enabled Live Nation to attract and retain talented and experienced senior executives and have benefited the company over time. We believe that the fiscal year 2010 compensation of our named executive officers was appropriate and aligned with Live Nation’s fiscal year 2010 results and positions the company for growth in future years.

The affirmative vote of the holders of at least a majority of the total voting power of our common stock present in person or represented by proxy and entitled to vote on this proposal is required to approve the advisory resolution on the company’s executive compensation described in this Proposal 5. For purpose of this vote, abstentions (or a direction to your broker, bank or other nominee to abstain) will be counted as present in person or represented by proxy and entitled to vote on this proposal, and therefore will have the effect of a negative vote. The results of this vote are not binding on the board of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 6 — ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Act, the stockholders of the company are entitled to vote at the 2011 Annual Meeting regarding whether stockholder advisory votes to approve the compensation of the named executive officers as required by Section 14A(a)(2) of the Exchange Act (and as described in Proposal 5 of this proxy statement) should occur every one, two or three years. Pursuant to the Dodd-Frank Act, the stockholder vote on the frequency of the stockholder advisory vote to approve executive compensation is an advisory vote only, and it is not binding on the company or the board of directors.

Although the vote is non-binding, the board of directors values the opinions of our stockholders and will consider the outcome of the vote when determining the frequency of the stockholder advisory vote on executive compensation.

The board of directors believes that a frequency of every three years for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say-on-pay” vote. Stockholders who have concerns about executive compensation during the interval between “say-on-pay” votes are welcome to bring their specific concerns to the attention of the board. Please refer to “Stockholder Communications” in this proxy statement for information about communicating with the board. The board of directors believes that a stockholder advisory vote on executive compensation every three years is the best approach for Live Nation and its stockholders for a number of reasons, including the following:

•	as our executive compensation program is designed to support long-term value creation and to incentivize and reward performance over a multi-year period, a triennial vote will allow stockholders to better judge the program in relation to the company’s long-term performance;
•	a triennial vote will provide the company with the time to thoughtfully consider the results of the “say-on-pay” vote and to conduct a meaningful and detailed review of its pay practices in response thereto; and
•	our compensation programs do not change significantly from year to year, and we seek consistency in such programs from one year to the next.

The advisory vote regarding the frequency of the stockholder advisory vote on executive compensation described in this Proposal 6 shall be determined by a plurality of the votes cast. The alternative receiving the most votes in its favor will be the one that is adopted as the non-binding recommendation of our stockholders. Abstentions will not be counted as either votes cast for or against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
TO HOLD THE ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

PROPOSAL NO. 7 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2011. Ernst & Young LLP served as our independent registered public accounting firm during the 2010 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

The affirmative vote of the holders of at least a majority of the total voting power of our common stock present in person or represented by proxy and entitled to vote on this proposal will be required to ratify the appointment of Ernst & Young LLP. Abstentions will be counted toward a quorum and considered shares present in person or by proxy and entitled to vote. Accordingly, abstentions will have the effect of a negative vote on this proposal.

Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or otherwise. However, our board of directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2011 fiscal year if it determines that such a change would be in the best interests of us and our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE RATIFICATION OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit and Non-Audit Fees

The following table shows the fees paid or accrued (in thousands) by Live Nation for audit and other services provided by Ernst & Young LLP for the 2010 and 2009 fiscal years, respectively:

	2010	2009
Audit Fees(1)	$6,910	$6,002
Audit-Related Fees(2)	$487	$493
Tax Fees(3)	$1,161	$405
All Other Fees(4)	$3	$63
Total	$8,561	$6,963

(1)	Audit fees consist of fees for the audit of our annual financial statements, the audit of our internal controls over financial reporting, reviews of our financial statements included in our quarterly reports on Form 10-Q, reviews of our other SEC filings and other professional services provided in connection with statutory and regulatory filings.
(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements and which are not reported above under “Audit Fees.” In 2010 and 2009, these services primarily related to attest services in connection with gross receipts audits as required by leases and due diligence services.
(3)	Tax fees consist of fees for tax advice and tax return preparation.
(4)	All other fees consist of fees for Ernst & Young’s online research tool and in 2009 includes fees for a financial statement close process review.

The Audit Committee has established procedures for the approval of all audit and non-audit services provided by our independent registered public accounting firm. Pursuant to this policy, the Audit Committee approves all audit and non-audit services provided by the independent registered public accounting firm, including the fees and other terms of the engagements. Before the independent registered public accounting firm is engaged to perform any non-audit services, the Audit Committee must review and pre-approve such services. The Audit Committee may delegate its approval authority to its Chairperson, provided that any services approved by the Chairperson are reported to the Audit Committee at its next regularly scheduled meeting.

The Audit Committee approved all of the audit and permissible non-audit services performed by Ernst & Young LLP during the 2010 fiscal year.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the company under the Securities Act or the Exchange Act whether made on, before or after the date of this amended report and irrespective of any general incorporation language in such filing.

The Audit Committee’s purpose is to assist the board of directors in its general oversight of Live Nation’s accounting, auditing and financial reporting practices. Management is primarily responsible for Live Nation’s financial statements, systems of internal controls and compliance with applicable legal and regulatory requirements. Ernst & Young LLP, Live Nation’s independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the committee certify that Live Nation’s registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm and the experience of the committee’s members in business, financial and accounting matters.

During the 2010 fiscal year, management completed the documentation, testing and evaluation of Live Nation’s internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Ernst & Young LLP. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of Live Nation’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in Live Nation’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC, as well as Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in Live Nation’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule and (ii) the effectiveness of internal control over financial reporting.

In overseeing the preparation of Live Nation’s financial statements, the Audit Committee met with both management and Live Nation’s independent registered public accounting firm to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to AU Section 380 (Communication With Audit Committees).

With respect to Live Nation’s independent registered public accounting firm, the Audit Committee, among other things, discussed with Ernst & Young LLP matters relating to its independence, including its letter and the written disclosures made to the committee as required by Rule 3526 of the Public Company Accounting Oversight Board (Communication With Audit Committees Concerning Independence).

On the basis of these reviews and discussions, the undersigned members of the Audit Committee recommended to the board of directors that Live Nation’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors

Jeffrey T. Hinson, Chairperson
Jonathan Dolgen
James S. Kahan

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis may contain statements regarding historical and/or future individual and company performance measures, targets and other goals. These goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s or the board of directors’ expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts. As used in this Compensation Discussion and Analysis, the term “executives” refers generally to members of our management team, the term “executive officers” refers to our executive officers as determined in accordance with Rule 3b-7 of the Exchange Act (and is a subset of “executives”) and the term “named executive officers” refers to our named executive officers determined in accordance with Item 402(a)(3) of Regulation S-K (and is a subset of “executive officers”). References to “we,” “us,” “our” or the “company” refer to Live Nation Entertainment, Inc.

Executive Overview

2010 was a transitional and transformational year for our company. When the year began, we were two separate companies — Live Nation and Ticketmaster. With the closing of our merger in January, we created the world’s leading live entertainment company, connecting approximately 200 million fans to over 100,000 events in approximately 40 countries. We believe this combination will allow us to capitalize on multiple opportunities created by bringing together a global concert business, a global live event ticketing operation and a leading artist management company. We accomplished a great deal in a challenging environment, within an industry that greatly depends on discretionary consumer spending. Our key business accomplishments during 2010 included:

•	completed the majority of the post-merger integration efforts and exceeded our targeted merger synergies of $41.9 million for the year;
•	deployed innovative promotions to drive consistent year-over-year on-site spending at our owned and operated amphitheaters despite the overall weakness in the concert industry and a decline in concert attendance;
•	began execution on a series of initiatives aimed at enhancing the ticket buying experience for live event fans, including rolling out interactive seat maps and expanding our digital distribution capabilities such as mobile and social media;
•	strategically enhanced our online storefront and improved the functionality of our eCommerce site in order to capture incremental upsell opportunities to drive future growth, which resulted in an increase to our average combined monthly unique visitors;
•	grew average sponsorship per sponsor and leveraged our extensive on-site and online reach, global venue distribution network, artist relationships and ticketing operations to secure long-term sponsorship agreements with major brands; and
•	expanded Artist Nation’s artist roster through new signings and strengthened our management team by securing additional artist managers.

We believe that our work in 2010 laid the foundation for our company’s future. With the building blocks now in place, our focus is on our evolving operations and on executing our growth strategy in 2011 and beyond.

With all of our named executive officers already under employment contracts, our key executive compensation decisions in 2010 related to setting appropriate performance targets and bonus levels for our executive officers in order to incentivize them to reach targeted goals during the year, as well as determining the form and amount of stock-based awards for our executive officers that will provide optimal long-term incentives to align their interests with those of our stockholders and encourage growth over the long term, all while recognizing the realities of the macroeconomic environment.

Overall, we achieved 89% of our targeted Adjusted Operating Income (as defined below) for the year, and our named executive officers, all of whom had at least a portion of their cash performance bonuses tied to that target, received 89% of that portion of their targeted cash performance bonuses (with one exception made to alleviate the effect of an inequitable scaling disparity). Our industry faced significant economic headwinds in 2010, the extent and duration of which were not apparent at the beginning of the year, and a bonus structure that allowed for receipt of a diminished bonus down to a reasonable floor percentage of targeted Adjusted Operating Income was appropriate under such circumstances in order to maintain the incentive nature of that element of compensation. In recognition of the challenges of 2010, however, each of Messrs. Rapino and Rowles and Ms. Willard voluntarily agreed to forego his or her contractual salary increase for 2011.

We believe that having employment agreements with our executive officers is critical to our success due to the importance of long-term artist, venue and clients relationships in the live entertainment business, as well as the impact of an individual’s reputation and relationships on our ability to identify, obtain and retain business opportunities. While the concept that reputation and relationships are important to success is certainly not unique to the live entertainment business, we believe that the live entertainment business itself is unique and that these things have heightened importance in our business when compared to many other industries. Simply put, people are not fungible in our business and we try to keep our best performers. For this same reason, we are confident that our overall compensation levels for our executive officers are appropriate and necessary in order to attract and retain the best executive talent to lead and grow our company.

We maintain an executive compensation program that consists of four components: base salary, cash performance bonuses, long-term equity incentive awards and employee benefits and other perquisites. We strive to structure the program in a manner that will benefit our stockholders by allowing us to attract and retain the right individuals for our business. This manifests itself in the pay-for-performance culture we seek to maintain.

Roles and Responsibilities

This Compensation Discussion and Analysis describes our executive compensation program as it relates to the following “named executive officers” for fiscal 2010:

Michael Rapino	President and Chief Executive Officer
Irving Azoff	Executive Chairman and Chairman of the Board
Jason Garner*	Chief Executive Officer — Global Music
Nathan Hubbard	Chief Executive Officer — Ticketing
Michael Rowles	General Counsel
Kathy Willard	Chief Financial Officer

*	Mr. Garner’s employment with the company ended in October 2010.

The Compensation Committee has primary responsibility for establishing the compensation of our named executive officers. The Compensation Committee is appointed by the board of directors, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and “non-employee” directors for purposes of Rule 16b-3 of the Exchange Act. The Compensation Committee currently consists of Messrs. Carlton, Dolgen, Enloe and Shapiro. The Compensation Committee is responsible for (i) administering and overseeing our executive compensation program, including matters related to salary, bonus plans and stock compensation plans, and (ii) approving all grants of equity awards (although subsequent to its acquisition as part of the Ticketmaster merger, compensation paid by Front Line, and equity awards with respect to Front Line common stock, must also be approved by the board of directors of Front Line). Mr. Dolgen served as the Chairman of the Compensation Committee during the majority of 2010, the period covered by this Compensation Discussion and Analysis, and Mr. Enloe currently serves as the Chairman of the Compensation Committee.

Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, motivate, reward and retain talented individuals who are essential to our continued success. In determining the form and amount of compensation payable to our named executive officers, we are guided by the following objectives and principles:

•	Compensation should tie to performance. We aim to foster a pay-for-performance culture, with a substantial amount of executive compensation “at risk.” Accordingly, a significant portion of total compensation is tied to and varies with our financial, operational and strategic performance and the value of our common stock, as well as individual performance.
•	Compensation should encourage and reward the achievement of specific corporate and departmental goals and initiatives. From time to time, we set specific corporate and/or departmental goals and initiatives pertaining to, among other things, growth, productivity and people. Currently, we are primarily emphasizing, and the executive compensation program is designed primarily to reward, (i) achievement of targeted operating income before certain unusual and/or non-cash charges, acquisition expenses, depreciation and amortization (including goodwill impairments), loss or gain on sale of operating assets and non-cash and certain stock-based compensation expense, and including any pro forma adjustments in respect of acquisitions or divestitures and evaluated on a constant currency basis, which is referred to as “Adjusted Operating Income” and (ii) the achievement of various personal performance objectives.
•	Compensation should establish common goals for executives and their key reports. We endeavor to set consistent performance targets for multiple layers of executives. By establishing common goals, we encourage a coordinated approach to managing the company that we believe will be most likely to increase stockholder value in the long term.
•	Compensation should align executives’ interests with those of our stockholders. Equity-based compensation encourages executives to focus on our long-term growth and prospects and to manage the company from the perspective of our stockholders. Executive officers are expected to have a meaningful ownership interest in the company and the Compensation Committee regularly reviews their grant history when assessing the appropriate mix of compensation elements. For a further discussion of share ownership guidelines applicable to our executive officers, see “Officer and Director Stock Ownership Guidelines” above.
•	Our overall compensation program should enable us to attract, motivate and retain highly-qualified executives by offering competitive compensation. Retention of key executives is a particular focus of our compensation program due to the importance of long-term artist and venue client relationships in the live entertainment business, as well as the impact that an established individual’s reputation and relationships can have on the efficacy of that person within the industry.

Within this framework, we strive to maintain executive compensation levels that are fair, reasonable and competitive.

Compensation Setting Process

Compensation determinations made during 2010 affecting our named executive officers were based primarily on the Compensation Committee’s assessments of the appropriate levels of compensation required to recruit and retain top-level executive talent, based on industry standards and input from our Chief Executive Officer with respect to our other named executive officers (other than Irving Azoff, our Executive Chairman and Chairman of the Board), as well as the Compensation Committee’s review of what we had paid executives in such roles historically.

In August 2010, the Compensation Committee engaged Compensia as an independent outside compensation consultant to work with the committee broadly to, among other things, assess and advise the committee regarding our executive compensation program and our equity and long-term incentive plan strategies. While Compensia was engaged after the material compensation decisions for 2010 had already been made, going forward it is anticipated that Compensia may, upon request of the Compensation Committee, serve as an objective, third-party advisor on the reasonableness of compensation levels in comparison with those of other similarly situated companies, and on the appropriateness of our compensation program structure in supporting our business objectives. Other than the relationship with the Compensation Committee described above, Compensia has no relationship with the company or management.

The Compensation Committee approves all material compensation decisions for the named executive officers, including the grant of all equity awards. Michael Rapino, our President and Chief Executive Officer, annually reviews the named executive officers’ performance, other than his own performance and the performance of Mr. Azoff, which are reviewed solely by the Compensation Committee. The results of these evaluations, including recommendations on any salary adjustments, cash bonus amounts, performance targets and/or equity awards, are presented by Mr. Rapino to the Compensation Committee for consideration and approval. Mr. Rapino regularly attends meetings of the Compensation Committee and, upon the committee’s request, provides various compensation and performance information to the committee. Mr. Rapino regularly engages the input of other executives in performing these functions and compiling such information for the Compensation Committee. The Compensation Committee also meets in executive session without Mr. Rapino to discuss compensation matters pertaining to Messrs. Rapino and Azoff. On occasion, other named executive officers and members of management meet with the Compensation Committee to provide performance and other relevant data to the committee.

Certain named executive officers are entitled to accelerated vesting of their equity awards upon the occurrence of a change of control, which is referred to as a single trigger, to ensure that these executives receive the full benefit of their long-term compensation in a manner consistent with benefits realized by our stockholders. None of our named executive officers other than Mr. Rapino is eligible to receive severance or comparable cash payments upon the occurrence of a change of control, absent a qualifying termination, which is referred to as a double trigger, because the severance benefits contained in the employment agreements are intended to provide protection in connection with the loss of employment (including a loss of employment related to a corporate transaction) rather than merely incentivize the closing of a transaction. The terms of employment for our executive officers, including those elements discussed above, generally are set forth in a written employment agreement. See “Use of Employment Agreements” below, and for a further discussion of the employment agreements of our named executive officers, see “Named Executive Officer Employment Agreements” immediately following this Compensation Discussion and Analysis.

Use of Employment Agreements

As discussed above under “Executive Overview,” we believe that having employment agreements with our executive officers is critical to our success due to the importance of long-term artist, venue and clients relationships in the live entertainment business, as well as the impact of an individual’s reputation and relationships on our ability to identify, obtain and retain business opportunities. We believe that, under normal circumstances in our industry, it is appropriate to enter into written compensatory agreements with key executives to provide greater stability and certainty that permits the executives to remain focused on their duties and responsibilities and better promote the interests of our stockholders.

We have entered into an employment agreement with each of our named executive officers. These agreements result from an often extensive negotiation process with the executive, in which the Compensation Committee often participates directly. The Compensation Committee ultimately approves all material terms of employment agreements with our executive officers. The employment agreements generally set forth information regarding base salary, cash performance awards, equity incentive awards, severance benefits and change-in-control vesting, as well as other employee benefits. For a further discussion of the employment agreements of our named executive officers, see “Named Executive Officer Employment Agreements” immediately following this Compensation Discussion and Analysis.

Compensation Program Components

Our executive compensation program consists of the following components:

•	base salary;
•	cash performance bonuses;
•	long-term equity incentive awards; and

•	employee benefits and other perquisites.

We believe that these components function together to provide a strong compensation program that enables us to attract and retain top talent while simultaneously aligning the interests of our executive officers with those of our stockholders. The Compensation Committee has not adopted a formal policy or practice for the allocation of (i) base salary versus incentive compensation, (ii) cash bonuses versus equity compensation or (iii) equity grants amongst various award types. Rather, the committee seeks to flexibly tailor each executive’s total compensation package to include these various components in a manner designed to motivate and retain most effectively that particular executive officer, while still aligning the executive officer’s interests with those of our stockholders. For these reasons, the Compensation Committee has not yet relied on formal benchmarking or peer group analysis in determining our compensation programs, though industry standards and informal reviews of compensation paid to executive officers of our competitors or others in similar industries are taken into consideration in this process. In connection with its recent engagement of Compensia discussed above, however, the Compensation Committee currently anticipates that peer group information may be one of several components used in establishing appropriate compensation levels for key executive officers in 2011 and beyond.

Base Salary

We believe that competitive levels of cash compensation, together with equity and other long-term incentive programs, are necessary for the motivation and retention of executive officers. Base salaries provide executives with a predictable level of monthly income and help achieve the compensation program’s objectives by attracting and retaining strong talent. The employment agreements set the base salaries of the named executive officers, with annual adjustments, if any, being made upon the approval of the Compensation Committee in its discretion (unless such annual adjustments are provided generally to all employees in accordance with company policy). In some cases, the agreements provide for minimum annual increases in an executive’s base salary to provide additional retention incentive to these executives. However, in February 2011, each of the named executive officers whose employment agreement includes such a provision voluntarily agreed to waive his or her contractual increase for 2011.

Base salaries for executive officers are typically established at the time the employment agreements are entered into or amended and are based on negotiations with the executives and on the Compensation Committee’s assessments of the salaries necessary and appropriate to recruit and/or retain the individual executives for their particular positions. These assessments include informal reviews of compensation paid to executives of comparable companies and competitors of ours. In establishing the base salaries of our executive officers, the members of the Compensation Committee also bring to bear their own judgment of appropriate compensation based on their individual professional experiences.

For further discussion of the base salaries of the named executive officers, see “Named Executive Officer Employment Agreements” immediately following this Compensation Discussion and Analysis.

Cash Performance Bonuses

Annual cash bonus eligibility is provided to each of the named executive officers to reward the achievement of corporate, departmental and/or individual accomplishments and to tie compensation to performance, each in keeping with our compensation philosophy. In February 2011, the Compensation Committee reviewed the named executive officers’ performance during 2010 and awarded cash performance bonuses to each of the named executive officers employed by the company as of such date based primarily on the achievement of pre-established targets, which targets are primarily based on our achievement of set Adjusted Operating Income levels (both corporate and, where applicable, divisional). In general, annual cash bonus eligibility for the named executive officers’ key reports was also based on Adjusted Operating Income on a pro forma basis in order to encourage a coordinated approach to managing the company consistent with our compensation philosophy.

We believe that Adjusted Operating Income is the primary metric on which the company’s performance is evaluated by financial analysts and the investment community generally. Internally, we review Adjusted Operating Income on a pro forma basis to evaluate the performance of our operating segments, and believe that this metric assists investors by allowing them to evaluate changes in the operating results of our businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results.

In February 2011, each named executive officer (other than Mr. Garner, who departed the company prior to year end) was awarded a cash performance bonus in respect of performance in 2010 as follows:

Michael Rapino.  Under the terms of his employment agreement, Mr. Rapino is eligible to receive (a) an annual cash performance bonus with a target amount equal to 100% of his highest base salary paid during the calendar year in which the bonus was earned (with a range to be established for achievement above or below such target) and (b) an annual cash exceptional performance bonus with a target amount equal to an additional 100% of his highest base salary paid during the calendar year in which the bonus was earned. Mr. Rapino’s performance bonus eligibility for 2010 was based 100% on the achievement of company Adjusted Operating Income on a pro forma basis, and his exceptional performance bonus was based 50% on completion of the refinancing of the company’s debt at the terms outlined by the board of directors and 50% on achievement of a synergy target within a set time in connection with the Ticketmaster merger. In June 2010, the Compensation Committee set a target cash performance bonus of $2,000,000 for Mr. Rapino, based on the achievement of $438.6 million of company Adjusted Operating Income for the year (also establishing a range of bonuses between $1,600,000 and $2,400,000 for achievement of between 80% and 120% of such performance target), and set a target cash exceptional performance bonus of an additional $2,000,000, with (i) $1,000,000 of such amount based on the successful completion of the refinancing of the company’s debt and (ii) $1,000,000 of such amount based on achieving $41.9 million of merger-related synergies by December 31, 2010.

In February 2011, the Compensation Committee determined that, on a pro forma basis, the company had achieved 89% of its company Adjusted Operating Income performance target, based on financial information supplied by management. Accordingly, the Compensation Committee awarded Mr. Rapino a cash performance bonus of $1,780,000, representing a straight-line prorated amount of his targeted cash performance bonus for 2010. It also determined, based on information supplied by management, that both the debt refinancing target and the merger synergies target had been met, and accordingly awarded Mr. Rapino his full targeted cash exceptional performance bonus of $2,000,000. Mr. Rapino’s total cash bonus for 2010 was $3,780,000, representing the sum of his cash performance bonus and his cash exceptional performance bonus.

Irving Azoff.  Under the terms of his employment agreement with Front Line, Mr. Azoff is entitled to a $2,000,000 guaranteed annual bonus. In addition, Mr. Azoff’s employment agreement with the company provides that he is eligible to receive a company annual bonus based on performance targets established by the Compensation Committee, as follows: $1,000,000 if 90% of the applicable target is met, $2,000,000 if 110% of the applicable target is met and an amount between $1,000,000 and $2,000,000 determined by straight line interpolation for performance between 90% and 110% of the applicable target. In June 2010, the Compensation Committee set a performance target for Mr. Azoff of $438.6 million of company Adjusted Operating Income for the year. In February 2011, the Compensation Committee determined that, on a pro forma basis, the company had achieved 89% of its performance target, based on financial information supplied by management. Due to the narrow margin by which this fell short of the 90% threshold for Mr. Azoff’s performance bonus, and in order to more closely align Mr. Azoff’s incentive structure with that of other executives, whose bonus eligibility ranges generally extended down to 80% of their targets, the Compensation Committee awarded Mr. Azoff a performance bonus of $1,000,000. His total bonus amount, including the guaranteed Front Line bonus, was $3,000,000.

Nathan Hubbard.  Under the terms of his employment agreement, Mr. Hubbard is eligible to receive a performance bonus of up to 100% of his then-current base salary based on the achievement of performance targets to be set and determined annually by the company. Mr. Hubbard’s cash bonus eligibility for 2010 was based 50% on the achievement of North American Ticketing Adjusted Operating Income on a pro forma basis, 25% on the achievement of company Adjusted Operating Income on a pro forma basis and 25% on the successful completion of a reorganization of North American Ticketing and fixed costs reduction. In June 2010 the Compensation Committee set a target bonus of $630,000 for Mr. Hubbard, with (i) $315,000 of such amount based on the achievement of $151.0 million of North American Ticketing Adjusted Operating Income for the year, (ii) $157,500 of such amount based on the achievement of $438.6 million of company

Adjusted Operating Income for the year and (iii) $157,500 of such amount based on the successful completion of a reorganization of North American Ticketing and fixed costs reduction (also establishing, with respect to the first two Adjusted Operating Income-based performance targets, a range of aggregate bonuses between $378,000 and $567,000 for achievement of between 80% and 120% of such performance targets). In February 2011, the Compensation Committee determined that (i) North American Ticketing had achieved 108% of its performance target, (ii) the company had achieved 89% of its performance target and (iii) the reorganization of North American Ticketing and fixed costs reduction had been successfully completed, in each case based on financial and performance information supplied by management. As a result, the Compensation Committee awarded Mr. Hubbard an aggregate bonus of $637,875, representing 100% of his targeted cash bonus for the reorganization target and a straight-line prorated amount of his targeted cash bonus for his other two targets for 2010.

Michael Rowles.  Under the terms of his employment agreement, Mr. Rowles is eligible to receive an annual cash performance bonus with a target equal to 100% of his base salary based on the achievement of performance targets established by the Compensation Committee (with a range to be established for achievement above or below such targets). Mr. Rowles’ cash bonus eligibility for 2010 was based on the achievement of company Adjusted Operating Income on a pro forma basis. In June 2010, the Compensation Committee set a target bonus of $577,500 for Mr. Rowles, with 100% of this target based on the achievement of $438.6 million of company Adjusted Operating Income for the year (also establishing a range of bonuses between $462,000 and $693,000 for achievement of between 80% and 120% of such performance target). In February 2011, the Compensation Committee determined that, on a pro forma basis, the company had achieved 89% of its performance target, based on financial information supplied by management. As a result, the Compensation Committee awarded Mr. Rowles a bonus of $513,975, representing a straight-line prorated amount of his targeted cash performance bonus for 2010.

Kathy Willard.  Under the terms of her employment agreement, Ms. Willard is eligible to receive an annual cash performance bonus with a target equal to 100% of her base salary based on the achievement of performance targets established by the Compensation Committee (with a range to be established for achievement above or below such target). Ms. Willard’s cash bonus eligibility for 2010 was based on the achievement of company Adjusted Operating Income on a pro forma basis. In June 2010, the Compensation Committee set a target bonus of $630,000 for Ms. Willard, with 100% of this target based on the achievement of $438.6 million of company Adjusted Operating Income for the year (also establishing a range of bonuses between $504,000 and $756,000 for achievement of between 80% and 120% of such performance target). In February 2011, the Compensation Committee determined that, on a pro forma basis, the company had achieved 89% of its performance target, based on financial information supplied by management. As a result, the Compensation Committee awarded Ms. Willard a bonus of $560,700, representing a straight-line prorated amount of her targeted cash performance bonus for 2010.

Merger Bonuses.  In January 2010, Messrs. Rapino and Azoff were paid merger bonuses of $3,000,000 and $2,000,000, respectively, upon completion of the Ticketmaster merger, which bonuses were due to them pursuant to the terms of their respective employment agreements. Also in January 2010, the Compensation Committee awarded bonuses to each of Ms. Willard and Mr. Rowles in recognition of their extraordinary efforts and contributions in connection with the Ticketmaster merger. These bonuses were conditioned upon, and paid shortly following, the completion of the Ticketmaster merger, which occurred on January 25, 2010. Ms. Willard was awarded a merger bonus of $1,000,000 and Mr. Rowles was awarded a merger bonus of $500,000.

For further discussion of the named executive officers’ cash performance bonuses, see “— 2010 Summary Compensation Table” and “— Grants of Plan-Based Awards Table.”

Long-Term Equity Incentive Awards

From time to time, we grant long-term equity incentive awards to the named executive officers in an effort to reward long-term performance, to promote retention, to allow them to participate in our long-term growth and profitability and to align their interests with those of our stockholders, each in keeping with our compensation philosophy. All long-term equity awards to named executive officers have been granted under the Live Nation or Ticketmaster stock incentive plans and approved by either the Compensation Committee or the board of directors.

The Compensation Committee and the board of directors administer the stock incentive plans, including selecting award recipients, setting the exercise price, if any, of awards, fixing all other terms and conditions of awards and interpreting the provisions of the stock incentive plans. The following equity awards, among others, may be granted under the stock incentive plans:

•	stock options;
•	restricted stock;
•	restricted stock units;
•	deferred stock;
•	stock appreciation rights; and
•	performance-based cash and equity awards.

Each of our named executive officers received long-term equity awards during 2010, as follows:

Michael Rapino.  On January 26, 2010, Mr. Rapino was granted 500,000 shares of restricted common stock. The award was made pursuant to Mr. Rapino’s employment agreement and was comprised of three separate grants:

•	350,000 restricted shares, which vest in equal installments of 25% on each of the first, second, third and fourth anniversaries of the closing of the Ticketmaster merger (January 25, 2010) subject to Mr. Rapino’s continued employment with the company, provided, however, that none of the shares will vest prior to the date on which the average closing per share trading price of the company’s common stock over any consecutive 12-month period exceeds $20.00.

As of the date of this proxy statement, the above stock performance condition has not been met and none of the shares have vested.

•	100,000 restricted shares, which were to vest as follows: (i) if the company achieved $438.6 million or more in pro forma Adjusted Operating Income in 2010, then 50,000 of such shares were to have vested on March 31, 2011 and the remaining 50,000 of such shares were to vest on March 31, 2012; (ii) if the company achieved less than 80% of $438.6 million in pro forma Adjusted Operating Income in 2010, then all 100,000 of the shares were to have been forfeited; and (iii) if the company achieved at least 80% of $438.6 million in pro forma Adjusted Operating Income in 2010 but less than such target, then the total percentage of such shares were to have vested in accordance with a straight-line scale, with half vesting on March 31, 2011 and the other half vesting on March 31, 2012 (and the remaining portion of the 100,000 shares forfeited).

In February 2011, the Compensation Committee determined that, on a pro forma basis, 89% of the company Adjusted Operating Income target of $438.6 million had been achieved, based on financial information provided by management. As a result, Mr. Rapino retained 89,000 of the shares based on the pre-established targets and scale. Of this amount, 50% of the shares (44,500 shares) vested on March 31, 2011, and 50% of the shares (44,500 shares) will vest on March 31, 2012; the remaining 11,000 shares were forfeited on March 31, 2011.

•	50,000 restricted shares, with 25,000 of such shares to have vested on March 31, 2011 and the remaining 25,000 to vest on March 31, 2012, in each case subject to achieving at least $41.9 million in synergies relating to the Ticketmaster merger by December 31, 2010, with all the shares to be forfeited if such synergies target had not been achieved.

In February 2011, the Compensation Committee determined, based on information provided by management, that the Ticketmaster merger synergies target had been attained and, as per the vesting terms established at the time of grant, 25,000 of the shares vested on March 31, 2011 and the remaining 25,000 of the shares will vest on March 31, 2012.

On June 23, 2010, as part of a broader set of grants made to certain of our executive officers and other key employees, Mr. Rapino also was granted 400,000 stock options with an exercise price of $11.01 per share, representing the closing price on the date of grant, and 41,965 shares of restricted common stock. The stock options and the shares of restricted common stock vest in equal annual installments over four years from the date of grant, subject to Mr. Rapino’s continued employment with the company.

Irving Azoff.  On June 23, 2010, as part of the company’s broader set of grants to officers and employees, Mr. Azoff was granted 400,000 stock options with an exercise price of $11.01 per share, representing the closing price on the date of grant, and 41,965 shares of restricted common stock. The stock options and the shares of restricted common stock vest in equal annual installments over four years from the date of grant subject to Mr. Azoff’s continued employment with the company.

Jason Garner.  On January 26, 2010, Mr. Garner was granted 200,000 shares of restricted common stock, which shares were to have vested in equal annual installments over four years from the date of grant. This grant was intended to be made in 2009, but was subject to receipt of stockholder approval to increase the number of shares available under the company’s stock incentive plan, which approval was obtained in January 2010. On June 23, 2010, as part of the company’s broader set of grants to officers and employees, Mr. Garner also was granted 211,480 stock options with an exercise price of $11.01 per share, representing the closing price on the date of grant, and 22,185 shares of restricted common stock. These stock options and the shares of restricted common stock were to have vested in equal annual installments over four years from the date of grant, subject to Mr. Garner’s continued employment with the company. The vesting of all of Mr. Garner’s outstanding equity awards was accelerated in connection with his departure from the company in October 2010. See “Named Executive Officer Employment Agreements” immediately following this Compensation Discussion and Analysis.

Nathan Hubbard.  On January 26, 2010, Mr. Hubbard was granted 300,000 shares of restricted common stock, which shares vest in equal annual installments over four years from the date of grant. This grant was intended to be made in 2009, but was subject to receipt of stockholder approval to increase the number of shares available under the company’s stock incentive plan, which approval was obtained in January 2010. On June 23, 2010, as part of the company’s broader set of grants to officers and employees, Mr. Hubbard also was granted 148,040 stock options with an exercise price of $11.01 per share, representing the closing price on the date of grant, and 15,530 shares of restricted common stock. These stock options and the shares of restricted common stock vest in equal annual installments over four years from the date of grant, subject to Mr. Hubbard’s continued employment with the company.

Michael Rowles.  On January 26, 2010, Mr. Rowles was granted 300,000 shares of restricted common stock, which shares vest in equal annual installments over four years from the date of grant. This grant was intended to be made in 2009, but was subject to receipt of stockholder approval to increase the number of shares available under the company’s stock incentive plan, which approval was obtained in January 2010. On June 23, 2010, as part of the company’s broader set of grants to officers and employees, Mr. Rowles also was granted 135,680 stock options with an exercise price of $11.01 per share, representing the closing price on the date of grant, and 14,235 shares of restricted common stock. These stock options and the shares of restricted common stock vest in equal annual installments over four years from the date of grant, subject to Mr. Rowles’ continued employment with the company.

Kathy Willard.  On January 26, 2010, Ms. Willard was granted 300,000 shares of restricted common stock, which shares vest in equal annual installments over four years from the date of grant. This grant was intended to be made in 2009, but was subject to receipt of stockholder approval to increase the number of shares available under the company’s stock incentive plan, which approval was obtained in January 2010. On June 23, 2010, as part of the company’s broader set of grants to officers and employees, Ms. Willard also was granted 148,040 stock options with an exercise price of $11.01 per share, representing the closing price on the date of grant, and 15,530 shares of restricted common stock. These stock options and the shares of restricted common stock vest in equal annual installments over four years from the date of grant, subject to Ms. Willard’s continued employment with the company.

Timing of Equity Grants

The Compensation Committee currently does not utilize formal guidelines regarding the timing of equity award grants. However, in the event that material non-public information becomes known to the Compensation Committee prior to granting an equity award, the Compensation Committee will take the existence of such information into consideration and make an assessment in its business judgment whether to delay the grant of any proposed equity award in order to avoid any impropriety.

Employee Benefits and Other Perquisites

The named executive officers are eligible to participate in our Group Benefits Plan, which is generally available to all full-time employees and which includes medical, vision, dental, company-paid life and accidental death or dismemberment, supplemental life and accidental death or dismemberment and short- and long-term disability insurance, flexible spending accounts (health and dependent care), health savings account and an employee assistance program. Additionally, our employees are entitled to paid vacation, sick leave and other paid holidays. We believe that our commitment to provide the above benefits recognizes that the health and well-being of our employees contribute directly to a productive and successful work life that enhances results for us and our stockholders.

In addition to the employee benefits discussed above, the named executive officers receive certain perquisites, as appropriate to their particular circumstances, which are not generally available to all our employees. In 2010:

•	Mr. Rapino received an automobile allowance and a reimbursement for the tax expense associated with that allowance, both pursuant to the terms of his employment agreement, a medical physical exam and a reimbursement for the tax expense associated with the exam.
•	Mr. Azoff received an automobile allowance and a membership to the House of Blues Foundation Room.

Messrs. Garner, Hubbard and Rowles and Ms. Willard did not receive perquisites aggregating to more than $10,000 during 2010.

We are a live entertainment company, and from time to time our directors and certain employees, including the named executive officers, receive complimentary tickets to live events that are produced and/or promoted by us. Regular attendance at our events is integrally and directly related to the performance of the named executive officers’ duties, and we therefore do not consider their receipt of these tickets, or reimbursement for associated travel or other related expenses, to constitute a perquisite. To the extent the named executive officers are accompanied to such events by family or friends, however, the incremental costs to us associated with those guests’ attendance are deemed to be perquisites.

For further discussion of the above perquisites, see “— 2010 Summary Compensation Table.”

Nonqualified Deferred Compensation Plan

We previously maintained a nonqualified deferred compensation plan under which our directors, named executive officers and other employees earning above a certain threshold salary were able to defer a portion of their annual compensation. This plan was terminated effective December 2, 2010. See “— 2010 Nonqualified Deferred Compensation” below.

401(k) Savings Plan

We maintain a 401(k) Savings Plan for all U.S.-based employees, including named executive officers, as a source of retirement income. Generally, our full-time employees that are at least 21 years of age are eligible to participate in the plan immediately upon hire, and our part-time, seasonal and temporary employees that are at least 21 years of age are eligible to participate in the plan upon completing one year of service and a minimum of 1,000 hours of service. Fidelity Investments is the independent plan trustee. As of December 31, 2010, participants had the ability to direct contributions into specified mutual funds within the Fidelity family of funds, as well as other outside investment vehicles. Currently, our common stock is not an investment option under the plan. Although we did not make matching contributions under the 401(k) Savings Plan during 2010, we had made matching contributions in the past and are currently making matching contributions during 2011. Matching contributions, if any, vest 50% after the employee’s second full year of service and 100% after the third full year of service, after which all matching contributions are fully vested at the time they are made. We believe that offering our named executive officers this additional vehicle for saving and generating earnings on their savings in a tax-deferred manner provides a valuable benefit that helps us to retain top talent.

For further discussion of the named executive officers’ participation in the 401(k) Savings Plan, see “— 2010 Summary Compensation Table.”

Tax and Accounting Considerations

Tax Considerations

Section 162(m) of the Internal Revenue Code, as amended, places a limit of $1 million on the amount of compensation we may deduct for federal income tax purposes in any one year with respect to our Chief Executive Officer and the next three most highly compensated officers, other than our Chief Financial Officer, which are referred to as the Covered Persons. However, performance-based compensation that meets certain requirements may be excluded from this $1 million limitation.

In reviewing the effectiveness of our executive compensation program and determining whether to structure our compensation to avoid the imposition of this $1 million deduction limitation, the Compensation Committee considers the anticipated tax treatment to us and to the Covered Persons of various payments and benefits. However, the deductibility of certain compensation payments may depend, in part, upon the timing of vesting (or other tax events) arising in connection with certain other awards, as well as certain factors that may be beyond the Compensation Committee’s control. While the tax impact of any compensation arrangement is one factor to be considered in determining appropriate compensation, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. For these and other reasons, including preservation of flexibility in compensating the named executive officers in a manner designed to promote varying corporate goals as well as constraints due to the timing of the completion of the Ticketmaster merger, the Compensation Committee did not, during 2010, limit executive compensation to that which is deductible under Section 162(m) of the Internal Revenue Code and has not adopted a policy requiring all compensation to be structured in this manner.

The Compensation Committee does consider various alternatives designed to preserve the deductibility of compensation and benefits to the extent reasonably practicable and to the extent consistent with our other compensation objectives, including the objective of retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. As appropriate or advisable, the Compensation Committee establishes specific annual performance criteria under our Amended and Restated 2006 Annual Incentive Plan and/or our stock incentive plans in an effort to ensure deductibility of certain of our named executive officers’ incentive compensation. The Compensation Committee may, however, continue to award compensation which may not be fully deductible if it determines that such compensation is consistent with our philosophy and is in our and our stockholders’ best interests.

The Compensation Committee also endeavors to structure executive officers’ compensation in a manner that is either compliant with, or exempt from the application of, Internal Revenue Code Section 409A, which provisions may impose significant additional taxes on non-conforming, nonqualified deferred compensation (including certain equity awards, severance, incentive compensation, traditional deferred compensation and other payments). Again, the tax impact of any compensation arrangement is one factor to be considered in determining appropriate compensation, and such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives.

Accounting Considerations

The Compensation Committee, when advised by management, also considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives, but will consider any changes in light of our overall compensation philosophy.

2010 Summary Compensation Table

The following table sets forth summary information concerning the compensation for each of our named executive officers for all services rendered in all capacities to us during the fiscal years ended December 31, 2010, 2009 and 2008.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael Rapino, President, Chief Executive Officer and Director(5)	2010	1,973,585	3,000,000	5,366,935	1,653,217	3,780,000	87,415	15,861,152	(6)
	2009	1,501,140	—	412,500	2,086,221	2,625,000	51,362	6,676,223
	2008	1,001,140	—	1,849,500	—	1,950,000	42,885	4,843,525
Irving Azoff, Executive Chairman and Chairman of the Board(7)	2010	1,863,014	5,000,000	462,035	1,653,217	—	13,821,223	22,799,489	(8)
Jason Garner, Chief Executive Officer – Global Music(9)	2010	742,522	—	2,674,257	874,056	—	2,700,000	6,990,835	(10)
	2009	826,026	1,250,000	—	307,048	275,000	—	2,658,074
	2008	720,561	650,000	—	—	200,000	—	1,570,561
Nathan Hubbard, Chief Executive Officer – Ticketing(11)	2010	625,957	—	3,815,985	611,856	637,875	—	5,691,673	(10)
Michael Rowles, General Counsel and Secretary(12)	2010	578,474	500,000	3,801,727	560,772	513,975	—	5,954,948	(10)
	2009	517,475	—	—	—	550,000	—	1,067,475
	2008	500,706	—	(344,500)	—	425,000	—	581,206
Kathy Willard, Chief Financial Officer(13)	2010	631,067	1,000,000	3,815,985	611,856	560,700	—	6,619,608	(10)
	2009	533,330	—	—	—	600,000	—	1,133,330
	2008	475,793	—	—	—	575,000	65,666	1,116,459

(1)	The amounts reflected in the table represent the actual amounts paid to the named executive officers in the applicable year and are not annualized.
(2)	The amounts listed are equal to the aggregate grant date fair value computed in accordance with ASC 718. Additional information related to the calculation of the compensation cost is set forth in Note 15 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2010. All of these awards were granted under either the Live Nation or Ticketmaster stock incentive plan.
(3)	For Messrs. Rapino, Hubbard and Rowles and Ms. Willard, the amounts set forth in this column for 2010 reflect a cash performance bonus that was paid in 2011 but was earned based upon obtaining 2010 financial performance goals. For further discussion of these bonus payments, see the Compensation Discussion and Analysis section of this proxy statement.
(4)	The amounts for 2010 represent (i) for Mr. Rapino, an automobile allowance of $36,627, a tax gross-up payment of $28,282 relating to such automobile allowance, a medical physical exam of $12,000 and a tax gross-up payment of $10,506 relating to such medical physical exam; (ii) for Mr. Azoff, payments of principal and interest totaling $10,019,628 on the Azoff Trust Note, a $3,000,000 dividend payment on his Front Line common stock (which dividend was paid pro rata to all the stockholders of Front Line, including the company), a tax gross-up payment of $650,729 relating to such Front Line dividend payment, premiums for medical insurance outside of the company’s standard employee plans of $100,670, an automobile allowance of $49,071 and a membership to the House of Blues Foundation Room; and (iii) for Mr. Garner, a severance entitlement of $2,700,000 (the payment of a majority of which has been delayed due to Section 409A of the Internal Revenue Code). Messrs. Hubbard and Rowles and Ms. Willard did not receive perquisites and personal benefits aggregating more than $10,000 during 2010.
(5)	Mr. Rapino’s bonus for 2010 represents a $3,000,000 cash signing bonus earned upon completion of the Ticketmaster merger (which was the trigger for the effectiveness of his new employment agreement).

(6)	A significant portion ($6,363,500) of Mr. Rapino’s reported total compensation for 2010 relates to the Ticketmaster merger, consisting of a $3,000,000 cash bonus and 350,000 shares of restricted stock with a grant date fair value of $3,363,500 (reported in the Stock Awards column), which shares vest equally over the first four anniversaries of the merger subject to satisfaction of post-merger performance conditions. Excluding the foregoing amounts, Mr. Rapino’s total compensation for 2010, including both cash and equity compensation, was $9,497,652.
(7)	Mr. Azoff joined the company on January 25, 2010 upon the closing of the Ticketmaster merger. The salary amount for 2010 represents salary actually earned in 2010 after that date, based on an annual rate of $2,000,000. Mr. Azoff’s bonus for 2010 represents a $2,000,000 cash bonus which was paid upon completion of the Ticketmaster merger, a $2,000,000 guaranteed annual bonus and a $1,000,000 bonus which was awarded at the discretion of the Compensation Committee in February 2011 in respect of 2010 performance.
(8)	A significant portion ($15,670,357) of Mr. Azoff’s reported total compensation for 2010 relates to the Ticketmaster merger (a $2,000,000 cash bonus) and Mr. Azoff’s ownership interest in Front Line, a company that he founded and had a significant ownership interest in prior to the company’s purchase of this interest in February 2011 ((i) payments of principal and interest totaling $10,019,628 on the Azoff Trust Note, which note was issued in exchange for preferred stock of Ticketmaster that had been paid to Mr. Azoff as partial consideration for the purchase of a portion of his equity interest in Front Line by Ticketmaster in October 2008, (ii) a $3,000,000 dividend payment on his Front Line common stock (which dividend was paid pro rata to all the stockholders of Front Line, including the company), and (iii) a tax gross-up payment of $650,729 relating to such Front Line dividend payment). Excluding the foregoing amounts, Mr. Azoff’s total compensation for 2010, including both cash and equity compensation, was $7,129,132.
(9)	Mr. Garner’s employment with the company ended in October 2010.
(10)	Amounts shown for Messrs. Hubbard and Rowles and Ms. Willard include a grant of 300,000 shares of restricted stock with a grant date fair value of $3,645,000 and amount shown for Mr. Garner includes a grant of 200,000 shares of restricted stock with a grant date fair value of $2,430,000. These grants were intended to be made in 2009, but were subject to receipt of stockholder approval to increase the number of shares available under the company’s stock incentive plan, which approval was obtained in January 2010. Excluding the foregoing amounts, the total compensation for these individuals for 2010, including both cash and equity compensation, was as follows: Mr. Garner — $4,560,835; Mr. Hubbard — $2,046,673; Mr. Rowles — $2,309,948; Ms. Willard — $2,974,608.
(11)	Mr. Hubbard did not serve as an executive officer during 2009 or 2008.
(12)	Mr. Rowles’ bonus for 2010 represents a $500,000 cash bonus which was paid upon completion of the Ticketmaster merger. Mr. Rowles’ 2008 salary amount includes a retroactive increase to January 1, 2008 of $75,000, which was approved and paid in 2009. In March 2008, the Compensation Committee determined that we did not achieve certain financial performance goals applicable to Mr. Rowles’ 25,000-share restricted stock grant; however, the Committee determined in its discretion to vest 25% of this restricted stock grant on that date, with the remainder to vest over the following three years in accordance with its original vesting schedule. ASC 718 requires this type of modification to be treated as a forfeiture of the original award and an issuance of a new award. The amount disclosed for 2008 represents the incremental fair value adjustment of the modified award calculated as of the modification date.
(13)	Ms. Willard’s bonus for 2010 represents a $1,000,000 cash bonus which was paid upon completion of the Ticketmaster merger.

2010 Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended December 31, 2010 to the named executive officers.

Name	Grant Date	Measurement Date	Estimated Future Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)					All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Award ($)(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Michael Rapino	1/26/10	—	—	—	—	—		350,000	(3)	—	—	3,363,500
	1/26/10	6/23/10	—	—	—	80,000	(4)	100,000	(4)	—	—	990,900
	1/26/10	6/23/10	—	—	—	—		50,000	(5)	—	—	550,500
	6/23/10	—	$3,600,000	$4,000,000	$4,400,000	—		—		—	—	—
	6/23/10	—	—	—	—	—		—		—	441,965	2,115,252
Irving Azoff	6/23/10	—	$1,000,000	$1,500,000	$2,000,000	—		—		—	—	—
	6/23/10	—	—	—	—	—		—		—	441,965	2,115,252
Jason Garner	1/26/10	—	—	—	—	—		—		—	200,000	2,430,000
	6/23/10	—	—	—	—	—		—		—	233,665	1,118,313
Nathan Hubbard	1/26/10	—	—	—	—	—		—		—	300,000	3,645,000
	6/23/10	—	$535,500	$630,000	$724,500	—		—		—	—	—
	6/23/10	—	—	—	—	—		—		—	163,570	782,841
Michael Rowles	1/26/10	—	—	—	—	—		—		—	300,000	3,645,000
	6/23/10	—	$462,000	$577,500	$693,000	—		—		—	—	—
	6/23/10	—	—	—	—	—		—		—	149,915	717,499
Kathy Willard	1/26/10	—	—	—	—	—		—		—	300,000	3,645,000
	6/23/10	—	$504,000	$630,000	$756,000	—		—		—	—	—
	6/23/10	—	—	—	—	—		—		—	163,570	782,841

(1)	The amounts reflect the number of stock options or shares of restricted stock granted under our stock incentive plans.
(2)	The dollar values of stock option and restricted stock awards disclosed in this column are equal to the aggregate grant date fair value computed in accordance with ASC 718, except that no assumptions for forfeitures were included for restricted stock awards. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 15 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2010. The above grant date fair value for Mr. Rapino’s 100,000 share restricted stock grant was based on an assumed vesting percentage of 90%. Assuming achievement of 100% of the financial performance target, the maximum aggregate grant date fair value of the award would be $1,101,100.
(3)	Mr. Rapino’s 350,000-share restricted stock award will vest (A) in equal installments on each of the first four anniversaries of the closing of the Merger or (B) with respect to each installment, if later than the applicable vesting anniversary, the first date on which the average closing trading price of our common stock over any consecutive 12-month period exceeds $20 per share, or (C) in any event, upon a change in control.
(4)	Eighty-nine percent of Mr. Rapino’s 100,000-share restricted stock award vested 50% (44,500 shares) on March 31, 2011, in connection with our achievement of the financial performance target established by the Compensation Committee, and the remaining 50% (44,500 shares) of the award will vest on March 31, 2012. 11,000 of such shares were forfeited on March 31, 2011.
(5)	Mr. Rapino’s 50,000-share restricted stock award vested 50% on March 31, 2011, in connection with our achievement of operational performance targets established by the Compensation Committee, and the remaining 50% of such award will vest on March 31, 2012.

2010 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards at December 31, 2010 granted to each of our named executive officers.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Name	Exercisable	Unexercisable
Michael Rapino(4)	335,000	—	—	10.60	12/2012	—	—	—	—
	670,000	—	—	24.95	2/2017	—	—	—	—
	400,000	1,600,000	—	2.75	3/2019	—	—	—	—
	—	—	—	—	—	—	—	350,000	3,997,000
	—	—	—	—	—	—	—	100,000	1,142,000
	—	—	—	—	—	—	—	50,000	571,000
	—	400,000	—	11.01	6/2020	—	—	—	—
	—	—	—	—	—	41,965	479,240	—	—
Irving Azoff(5)	1,474,372	1,474,372	—	13.57	10/2018	—	—	—	—
	1,065,299	1,065,299	—	5.12	5/2019	—	—	—	—
	—	—	—	—	—	—	—	372,854	4,257,993
	—	—	—	—	—	213,060	2,433,145	—	—
	—	—	—	—	—	221,157	2,525,613	—	—
	—	400,000	—	11.01	6/2020	—	—	—	—
	—	—	—	—	—	41,965	479,240	—	—
Jason Garner	100,000	—	—	24.95	1/2011	—	—	—	—
	25,000	—	—	22.50	1/2017	—	—	—	—
Nathan Hubbard	18,750	6,250	—	24.95	2/2017	—	—	—	—
	10,000	10,000	—	11.17	3/2018	—	—	—	—
	—	—	—	—	—	5,000	57,100	—	—
	—	—	—	—	—	300,000	3,426,000	—	—
	—	148,000	—	11.01	6/2020	—	—	—	—
	—	—	—	—	—	15,530	177,353	—	—
Michael Rowles(6)	50,000	—	—	24.95	2/2017	—	—	—	—
	—	—	—	—	—	300,000	3,426,000	—	—
	—	135,680	—	11.01	6/2020	—	—	—	—
	—	—	—	—	—	14,235	162,564	—	—
Kathy Willard(6)	25,000	—	—	10.60	12/2012	—	—	—	—
	15,000	—	—	24.95	2/2017	—	—	—	—
	20,000	—	—	22.50	10/2017	—	—	—	—
	—	—	—	—	—	300,000	3,426,000	—	—
	—	148,040	—	11.01	6/2020	—	—	—	—
	—	—	—	—	—	15,530	177,353	—	—

(1)	Market value of restricted stock grants is determined by using the closing price of $11.42 per share for our common stock on December 31, 2010, the last business day of the 2010 fiscal year. The amounts indicated are not necessarily indicative of the amounts that may be realized by our named executive officers if and when these awards vest, due to potential fluctuations in the value of our common stock.

(2)	The following table provides information with respect to our named executive officers’ unvested stock options as of the year ended December 31, 2010.

Vesting Date	Michael Rapino	Irving Azoff	Nathan Hubbard	Michael Rowles	Kathy Willard
February 2011	—	—	6,250	—	—
March 2011	400,000	—	5,000	—	—
June 2011	100,000	100,000	37,010	33,920	37,010
October 2011	—	1,269,836	—	—	—
March 2012	400,000	—	5,000	—	—
June 2012	100,000	100,000	37,010	33,920	37,010
October 2012	—	1,269,836	—	—	—
March 2013	400,000	—	—	—	—
June 2013	100,000	100,000	37,010	33,920	37,010
March 2014	400,000	—	—	—	—
June 2014	100,000	100,000	37,010	33,920	37,010
Total	2,000,000	2,939,672	164,290	135,680	148,040
(3)	The following table provides information with respect to our named executive officers’ earned but unvested restricted stock awards as of the year ended December 31, 2010.

Vesting Date	Michael Rapino	Irving Azoff	Nathan Hubbard	Michael Rowles	Kathy Willard
January 2011	—	53,264	75,000	75,000	75,000
March 2011	—	—	2,500	—	—
May 2011	—	73,719	—	—	—
June 2011	10,491	10,491	3,882	3,559	3,882
January 2012	—	53,265	75,000	75,000	75,000
March 2012	—	—	2,500	—	—
May 2012	—	73,718	—	—	—
June 2012	10,491	10,491	3,883	3,559	3,883
January 2013	—	53,265	75,000	75,000	75,000
May 2013	—	73,720	—	—	—
June 2013	10,491	10,491	3,882	3,559	3,882
January 2014	—	53,266	75,000	75,000	75,000
June 2014	10,492	10,492	3,883	3,558	3,883
Total	41,965	476,182	320,530	314,235	315,530
(4)	On January 25, 2010, in connection with the closing of the Ticketmaster merger, all of Mr. Rapino’s unvested and unearned restricted stock awards immediately accelerated and were vested and, with the exception of the 2,000,000 stock option award of March 2009, all of Mr. Rapino’s unexercisable stock options immediately accelerated and were vested.
(5)	As of December 31, 2010, The Azoff Family Trust also owned 15,375.96 shares of Front Line common stock (not reflected in the table above), some of which was restricted, and Mr. Azoff held options to acquire an additional 3,402 shares of Front Line common stock (not reflected in the table above). There is no public market for the common stock of Front Line. On February 4, 2011, the company purchased all such shares of common stock for $2,372.84 per share of Front Line common stock and canceled all such options to purchase common stock of Front Line in exchange for aggregate consideration consisting of 1,405,392 shares of newly-issued company common stock, par value $0.01 per share, and $47.4 million in cash.
(6)	On January 25, 2010, in connection with the closing of the Ticketmaster merger, all of Ms. Willard’s and Mr. Rowles’ unexercisable stock options and unvested restricted stock awards immediately accelerated and were vested.

2010 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael Rapino(1)	—	—	341,875	3,593,106
Irving Azoff	—	—	73,718	799,840
Jason Garner(2)	511,480	2,206,610	242,185	2,310,686
Nathan Hubbard(3)	—	—	2,500	34,000
Michael Rowles(4)	—	—	35,938	377,708
Kathy Willard(5)	—	—	30,000	315,300

(1)	Upon the vesting of Mr. Rapino’s restricted stock awards, 158,802 shares of our common stock with an aggregate value on vesting of $1,669,009 were withheld to satisfy tax withholding obligations. All of the restricted stock award vestings were a result of the acceleration of Mr. Rapino’s outstanding restricted stock awards upon the closing of the Ticketmaster merger.
(2)	Upon the vesting of Mr. Garner’s restricted stock award, 102,575 shares of our common stock with an aggregate value on vesting of $977,967 were withheld to satisfy tax withholding obligations. All stock option exercises occurred subsequent to Mr. Garner’s termination. Upon Mr. Garner’s termination, vesting was accelerated on 233,435 restricted stock awards with an aggregate value on vesting of $2,215,298.
(3)	Upon the vesting of Mr. Hubbard’s restricted stock award, 917 shares of our common stock with an aggregate value on vesting of $12,471 were withheld to satisfy tax withholding obligations.
(4)	Upon the vesting of Mr. Rowles’ restricted stock award, 13,173 shares of our common stock with an aggregate value on vesting of $138,448 were withheld to satisfy tax withholding obligations. All of the restricted stock award vestings were a result of the acceleration of Mr. Rowles’ outstanding restricted stock awards upon the closing of the Ticketmaster merger.
(5)	Upon the vesting of Ms. Willard’s restricted stock award, 10,995 shares of our common stock with an aggregate value on vesting of $115,557 were withheld to satisfy tax withholding obligations. All of the restricted stock award vestings were a result of the acceleration of Ms. Willard’s outstanding restricted stock awards upon the closing of the Ticketmaster merger.

2010 Nonqualified Deferred Compensation

Name	Executive Aggregate Contributions in 2010 ($)(1)	Registrant Aggregate Contributions in 2010 ($)	Aggregate Earnings in 2010 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2010 ($)
Michael Rapino	—	—	—	—	—
Irving Azoff	—	—	—	—	—
Jason Garner	—	—	—	—	—
Nathan Hubbard	—	—	—	—	—
Michael Rowles	—	—	—	—	—
Kathy Willard	—	—	616	—	29,509

(1)	Amounts disclosed in this table have not been reported in the Summary Compensation Table in any year.

Deferred Compensation Plan

Our named executive officers, directors and other designated management employees were able to defer a portion of their annual compensation, including, as applicable, salary, director fees, commissions and bonuses, into the Live Nation Nonqualified Deferred Compensation Plan. However, the Nonqualified Deferred Compensation Plan was frozen to additional participation beginning January 2010 and was terminated effective December 2, 2010.

2010 Potential Payments Upon Termination or Change in Control

Name	Benefit(1)		Termination w/o Cause ($)	Termination w/Good Reason ($)	Death ($)	Disability ($)(2)	Change in Control ($)
Michael Rapino	Severance	(3)	19,446,667	19,446,667	—	—	19,446,667
	Equity Awards	(3)(4)	20,225,240	20,225,240	20,225,240	—	20,225,240
	Medical Benefits		50,000	50,000	—		50,000
	Tax Gross-up	(5)	—	—	—	—	13,961,883
Total			39,721,907	39,721,907	20,225,240	—	53,683,790
Irving Azoff	Severance	(6)	27,553,644	27,553,644	2,000,000	2,020,000	—
	Equity Awards	(6)(7)	28,507,482	28,507,482	16,837,340	16,837,340	15,928,135
	Azoff Note		27,183,344	27,183,344	27,183,344	27,183,344	—
	Tax Gross-up	(6)(7)	—	—	—	—	—
Total			83,244,470	83,244,470	46,020,684	46,040,684	15,928,135
Nathan Hubbard	Severance	(8)	735,000	—	—	—	—
	Equity Awards	(4)(8)	3,723,649	—	3,723,649	—	3,723,649
Total			4,458,649	—	3,723,649	—	3,723,649
Michael Rowles	Severance	(9)	1,732,500	1,732,500	—	—	1,732,500
	Equity Awards	(4)	3,644,193	3,644,193	3,644,193	—	3,644,193
Total			5,376,693	5,376,693	3,644,193	—	5,376,693
Kathy Willard	Severance	(10)	1,890,000	1,890,000	—	—	1,890,000
	Equity Awards	(4)	3,664,049	3,664,049	3,644,193	—	3,664,049
Total			5,554,049	5,554,049	3,644,193	—	5,554,049

(1)	All benefits are calculated as if these events were to occur on December 31, 2010, the last business day of the 2010 fiscal year, as required under the applicable rules. As explained in footnote 7 below, the presentation for Mr. Azoff is pro forma to give effect to his sale of his equity interests in Front Line, which occurred in February 2011, as if it had happened prior to December 31, 2010. Mr. Garner has been omitted from the table, as he was no longer employed by the company as of December 31, 2010. Each named executive officer is entitled to receive his or her accrued and unpaid base salary and prorated performance bonus upon termination, including a termination in connection with a “change in control,” except that no pro-rated bonus will be paid in connection with a termination for “cause.” If a named executive officer is terminated for “cause,” he or she generally is entitled to receive only his or her accrued and unpaid base salary (including accrued paid-time-off), except that Mr. Rapino and Mr. Azoff would also be entitled to receive any accrued and unpaid cash performance bonus. Consequently, this table reflects only the additional compensation the named executive officers would receive upon termination, including a termination in connection with a “change in control.” Benefits reflected in the table are estimates; the actual benefit payable is determined upon termination. For definitions of “cause” and “good reason” applicable to the named executive officers, a description of the payment schedules applicable to the payments summarized in this table, and the applicability of restrictive covenants, see “Employment Agreements” above.
(2)	Upon disability, generally, each named executive officer’s stock options will continue to vest, and the restrictions on any restricted stock awards will continue to lapse, in accordance with their terms.
(3)	If Mr. Rapino’s employment is terminated by him for “good reason” or he is terminated by us without “cause,” provided he signs a general release of claims, he will receive consideration of (i) $19,446,667, (ii) the acceleration of all stock option and restricted stock awards and (iii) continuation of medical benefits for a period of three years not to exceed $16,667 per year. The severance amount listed for Mr. Rapino in the “Change in Control” column only becomes payable if Mr. Rapino experiences a qualifying termination in connection with a “change in control.” The gross-up payment amount assumes that Mr. Rapino is terminated and becomes entitled to severance in connection with the change in control.

(4)	In the event of either a “change in control” or the death of an officer, the officer’s outstanding unvested stock options and shares of restricted stock would immediately vest in their entirety pursuant to the terms of the applicable grant agreements. The values of accelerated stock options and restricted shares are based upon the closing sale price of our common stock on December 31, 2010 of $11.42 but exclude stock options where the exercise price exceeds the closing sale price of our common stock on December 31, 2010.
(5)	This amount represents the tax gross-up payment to which Mr. Rapino would have been entitled if he had experienced a qualifying termination on December 31, 2010 in connection with a change in control of the company.
(6)	If Mr. Azoff’s employment is terminated by him for “good reason” or he is terminated by us without “cause,” he will receive consideration of (i) $27,553,644 (a portion of which will be subject to his execution of a general release of claims and a portion of which will be subject to his compliance with certain non-competition, non-solicitation and confidentiality covenants), (ii) the acceleration of the Azoff Options, the Stock Growth RSUs, the Merger Milestone RSUs and the Additional RSUs (subject to his execution of a general release of claims), (iii) acceleration and payment of the remaining principal and interest on the Azoff Trust Note (this note was issued to Mr. Azoff in exchange for preferred stock of Ticketmaster that had been paid to him as partial consideration for the purchase of a portion of his equity interest in Front Line by Ticketmaster in October 2008) and (iv) continued access to medical insurance through June 8, 2014 (with Mr. Azoff responsible for all applicable premiums).
(7)	In order to make the information more useful, the presentation for Mr. Azoff is pro forma to give effect to his sale of all of his equity interests in Front Line, which occurred in February 2011, as if such sale had occurred prior to December 31, 2010. If amounts attributable to Mr. Azoff’s Front Line equity were included in the table, then (i) the columns in respect of a termination by him for “good reason” and a termination by us without “cause” would include: (A) an additional amount of $37,134,294 in respect of accelerated vesting of his Front Line equity and (B) a tax gross-up payment of $12,515,116 in respect of the accelerated vesting of his Front Line equity, and (ii) the columns in respect of a termination due to death and a termination due to disability would include: (X) an additional amount of $36,484,693 in respect of accelerated vesting of his Front Line equity and (Y) a tax gross-up payment of $12,515,116 in respect of the accelerated vesting of his Front Line equity.
(8)	If Mr. Hubbard’s employment is terminated by us without “cause,” provided he signs a general release of claims, he will receive consideration of (i) $735,000 and (ii) the acceleration of all stock option and restricted stock awards. The values of accelerated stock options and restricted shares are based upon the closing sale price of our common stock on December 31, 2010 of $11.42 but exclude stock options where the exercise price exceeds the closing sale price of our common stock on December 31, 2010.
(9)	If Mr. Rowles’ employment is terminated by him for “good reason” or by us without “cause,” provided he signs a general release of claims, he will receive consideration of (i) $1,732,500 and (ii) the acceleration of all stock option and restricted stock awards. Upon a change in control, if Mr. Rowles is not offered continued employment as our General Counsel or as General Counsel of the surviving entity, then Mr. Rowles’ termination of his employment would be deemed to be for “good reason.” The severance amount listed for Mr. Rowles in the “Change in Control” column only becomes payable if Mr. Rowles experiences a qualifying termination in connection with a change in control.
(10)	If Ms. Willard’s employment is terminated by her for “good reason” or by us without “cause,” provided she signs a general release of claims, she will receive consideration of (i) $1,890,000 and (ii) the acceleration of all stock option and restricted stock awards. The severance amount listed for Ms. Willard in the “Change in Control” column only becomes payable if Ms. Willard experiences a qualifying termination in connection with a “change in control.”

Change in Control Provisions

For a more detailed description of the “change in control” provisions applicable to our named executive officers under their employment agreements, see “Employment Agreements” above.

Named Executive Officer Employment Agreements

We have entered into employment agreements with each of the named executive officers. Among other things, these agreements provide for certain payments upon a change in control or termination of employment. The principal elements of these employment agreements are summarized below:

Michael Rapino

In October 2007, we entered into, and in December 2008 and April 2009, we amended, an amended and restated employment agreement with Mr. Rapino, or the 2007 Rapino Agreement, under which Mr. Rapino served as our President and Chief Executive Officer. The amended term of the 2007 Rapino Agreement began effective as of January 1, 2009 and ended upon completion of the Ticketmaster merger. In October 2009, we entered into an employment agreement with Mr. Rapino that became effective upon completion of the Ticketmaster merger under which Mr. Rapino serves as our President and Chief Executive Officer, and a member of our board of directors for as long as he remains an officer of the company. The term of the agreement ends on May 31, 2014. From January 1, 2010 through January 25, 2010 (the date of the completion of the Ticketmaster merger), Mr. Rapino received compensation and benefits in the tables below pursuant to the 2007 Rapino Agreement, and thereafter pursuant to his current employment agreement.

Under the employment agreement, Mr. Rapino receives a base salary of $2,000,000 per year beginning on January 25, 2010, and is entitled to receive minimum increases in base salary of $100,000 per year on each anniversary of this date. In February 2011, following discussions with the Compensation Committee, Mr. Rapino voluntarily waived this contractual increase in base salary for 2011.

Mr. Rapino is eligible to receive (a) an annual cash performance bonus with a target amount equal to 100% of his highest base salary paid during the calendar year in which the bonus was earned, (b) an annual cash exceptional performance bonus with a target amount equal to an additional 100% of his highest base salary paid during the calendar year in which the bonus was earned (each subject to increases or decreases based on actual performance, determined by reference to the achievement of performance targets established by the Compensation Committee) and (c) annual grants of 150,000 shares of restricted stock, vesting upon the attainment of specified financial and individual performance criteria set by the Compensation Committee in equal installments on March 31st of the first two calendar years following the applicable date of grant, subject to Mr. Rapino’s continued employment with Live Nation.

Upon completion of the Ticketmaster merger, Mr. Rapino received (a) a $3,000,000 cash bonus and (b) a grant of 350,000 shares of restricted stock, or the Rapino Restricted Stock Grant, vesting (i) in equal installments on each of the first four anniversaries of the closing date of the Ticketmaster merger or (ii) with respect to each installment, if later than the applicable vesting anniversary, the first date on which the average closing trading price of our common stock over any consecutive 12-month period exceeds $20 per share. Upon completion of the Ticketmaster merger, all unvested Live Nation equity awards then held by Mr. Rapino, other than an option granted to Mr. Rapino in March 2009 to purchase 2,000,000 shares of our common stock, or the Rapino Option Grant, vested in full.

Under the employment agreement, upon the occurrence of a “change in control” of Live Nation, all unvested equity awards then held by Mr. Rapino, including the Rapino Restricted Stock Grant and the Rapino Option Grant, will vest and become immediately exercisable (if applicable). In addition, in the event that an excise tax is imposed as a result of any payments made to Mr. Rapino in connection with a change in control of Live Nation, we will pay to or on behalf of Mr. Rapino an amount equal to such excise taxes plus any taxes resulting from such payment. Mr. Rapino is also entitled to receive an annual car allowance, grossed up for applicable taxes.

The employment agreement (i) will terminate upon Mr. Rapino’s death, (ii) may be terminated by us upon Mr. Rapino’s disability, (iii) may be terminated by us at any time (a) without “cause” (as defined below) or (b) for “cause,” subject to Mr. Rapino’s right in some cases to cure and provided that at least a majority of the board of directors must first determine that “cause” exists and (iv) may be terminated by Mr. Rapino at any time (a) without “good reason” (as defined below) or (b) with “good reason,” subject in some cases to our right to cure.

If Mr. Rapino’s employment is terminated by us for “cause,” by Mr. Rapino without “good reason” or due to Mr. Rapino’s death or disability, he is entitled to receive:

•	accrued and unpaid base salary;
•	a prorated performance bonus, including any performance bonus that may have been earned for the prior year but not yet paid;
•	accrued and unused vacation pay; and
•	unreimbursed expenses.

If Mr. Rapino’s employment is terminated by us without “cause” or by Mr. Rapino for “good reason,” he is entitled to:

•	accrued and unpaid base salary;
•	a prorated performance bonus, including any performance bonus that may have been earned for the prior year but not yet paid;
•	accrued and unused vacation pay;
•	unreimbursed expenses; and

subject to Mr. Rapino signing a general release of claims,

•	a cash payment equal to (i) the sum of Mr. Rapino’s base salary, the performance bonus paid to Mr. Rapino for the year prior to the year in which the termination occurs and the exceptional performance bonus paid to Mr. Rapino for the year prior to the year in which the termination occurs, multiplied by (ii) the greater of the remainder of the employment term or three years;
•	up to $16,667 per year for up to three years of continued medical insurance coverage for Mr. Rapino and his dependents; and
•	immediate acceleration of the vesting of all unvested equity awards then held by Mr. Rapino.

For purposes of the employment agreement, “cause” means: (i) Mr. Rapino’s willful and continued failure to perform his material duties; (ii) the willful or intentional engaging by Mr. Rapino in material misconduct that causes material and demonstrable injury, monetarily or otherwise, to us; (iii) Mr. Rapino’s conviction of, or a plea of nolo contendere to, a crime constituting (a) a felony under the laws of the United States or any state thereof or (b) a misdemeanor involving moral turpitude that causes material and demonstrable injury, monetarily or otherwise, to us; (iv) Mr. Rapino’s committing or engaging in any act of fraud, embezzlement, theft or other act of dishonesty against us that causes material and demonstrable injury, monetarily or otherwise to us; or (v) Mr. Rapino’s breach of the restrictive covenants included in the employment agreement that causes material and demonstrable injury, monetarily or otherwise, to us.

For purposes of the employment agreement, “good reason” is defined as: (i) reduction in Mr. Rapino’s base salary or annual incentive compensation opportunity, or the failure by us to grant the restricted shares required to be granted to Mr. Rapino under the employment agreement; (ii) a breach by us of a material provision of the employment agreement; (iii) failure to re-nominate Mr. Rapino to our board of directors; (iv) us requiring Mr. Rapino to report to anyone other than the board of directors; (v) a substantial diminution in Mr. Rapino’s duties or responsibilities or a change in his title; (vi) a transfer of Mr. Rapino’s primary workplace away from Los Angeles; or (vii) a change in control, except that Mr. Rapino may not invoke a “good reason” termination solely as a result of a change of control until 180 days after the change in control.

The employment agreement also contains non-disclosure, non-solicitation and indemnification provisions.

Irving Azoff

In October 2009, Ticketmaster Entertainment, Inc. entered into an employment agreement (the “Azoff Live Nation Employment Agreement”) with Mr. Azoff, which agreement was assumed by Live Nation in January 2010 upon completion of the Ticketmaster merger, under which Mr. Azoff serves as our Executive Chairman and a member of our board of directors for as long as he remains an officer of the company (in February 2011, Mr. Azoff was also appointed Chairman of the Board). The term of the Azoff Live Nation Employment Agreement ends on June 8, 2014. Mr. Azoff is also party to an amended and restated employment agreement, dated as of October 21, 2009 (the “Azoff Front Line Employment Agreement”), with Front Line, pursuant to which he serves as Chief Executive Officer of Front Line.

Mr. Azoff receives an annual base salary of $2,000,000 pursuant to the Azoff Front Line Employment Agreement; he does not receive any annual base salary under the Azoff Live Nation Employment Agreement.

Under the Azoff Live Nation Employment Agreement, Mr. Azoff is eligible to receive a company annual performance bonus based on performance targets established by the Compensation Committee, as follows: $1,000,000 if 90% of the applicable target is met, $2,000,000 if 110% of the applicable target is met and an amount between $1,000,000 and $2,000,000 determined by straight line interpolation for performance between 90% and 110% of the applicable target. Under the Azoff Front Line Employment Agreement, Mr. Azoff is entitled to an annual bonus of $2,000,000 (the “Front Line Bonus”), which amount is in addition to his bonus opportunity under his agreement with Live Nation.

Upon completion of the Ticketmaster merger, Mr. Azoff received a $2,000,000 cash bonus pursuant to the Azoff Live Nation Employment Agreement.

Under the Azoff Live Nation Employment Agreement, upon the occurrence of a “change in control” of Live Nation, the unvested portions of the following equity awards held by Mr. Azoff will vest and become immediately exercisable: (i) an option to purchase 2,130,598 shares of company common stock with a per share exercise price of $5.12 (the “Azoff Options”), (ii) 294,875 company restricted stock units (the “Additional RSUs”), (iii) 372,854 company restricted stock units (the “Stock Growth RSUs”) and (iv) 213,060 company restricted stock units (the “Merger Milestone RSUs”). These awards were originally granted by Ticketmaster to Mr. Azoff in 2009 and were converted into corresponding Live Nation equity awards in the Ticketmaster merger.

Pursuant to the Azoff Live Nation Employment Agreement, immediately prior to the completion of the Ticketmaster merger, 1,750,000 shares of restricted series A convertible preferred stock of Ticketmaster held by the Azoff Family Trust were converted into a promissory note (the “Azoff Trust Note”) that, after an initial payment of approximately $1.7 million on February 1, 2010, had an outstanding principal amount of approximately $34.7 million, which vests and is paid to Mr. Azoff in equal monthly installments of approximately $835,000 on the first day of each month beginning on March 1, 2010 through and until October 1, 2013.

The Azoff Family Trust holds 1,474,372 shares of restricted company common stock (the “Azoff Restricted Stock”) that were converted from 1,000,000 shares of restricted Ticketmaster common stock in the Ticketmaster merger. The Azoff Live Nation Employment Agreement provides that on the earlier to occur of October 29, 2013 and the second anniversary of Mr. Azoff’s termination of employment (the earlier of such dates, the “Measurement Date”), Mr. Azoff may be entitled to a payment from the company in cash and/or shares of company common stock equal to the positive difference, if any, obtained by subtracting (i) the market value on the Measurement Date of the Azoff Restricted Stock from (ii) $15,000,000, as adjusted. In addition, Mr. Azoff may be entitled to an additional payment in cash and/or shares of company common stock to the extent that Mr. Azoff sells any of the shares of company common stock referred to in the immediately preceding sentence for a price less than the closing price of company common stock on the Measurement Date.

Each of the Azoff Live Nation Employment Agreement and the Azoff Front Line Employment Agreement (i) will terminate upon Mr. Azoff’s death, (ii) may be terminated by us upon Mr. Azoff’s disability, (iii) may be terminated by us at any time (a) without “cause” (as defined below) or (b) for “cause,” subject to

Mr. Azoff’s right in some cases to cure and provided that at least a majority of the board of directors must first determine that “cause” exists and (iv) may be terminated by Mr. Azoff at any time (a) without “good reason” (as defined below) or (b) with “good reason.”

If Mr. Azoff’s employment is terminated due to Mr. Azoff’s death or disability, he is entitled to receive:

•	accrued and unpaid base salary;
•	accrued and unused vacation pay;
•	unreimbursed expenses;
•	a pro rata portion of the Front Line Bonus based on the number of days worked during the year prior to termination;
•	in the event of termination due to (i) death, a lump-sum payment equal to one year’s base salary, and (ii) disability, subject to compliance with non-competition, non-solicitation and confidentiality provisions, (a) continued payment of base salary for twelve months, (b) a lump-sum payment of $20,000 and (c) continued access to medical insurance for one year (with Mr. Azoff responsible for all applicable premiums);
•	the company annual performance bonus for the full year in which the termination occurs based upon actual performance for the full year*;
•	acceleration and vesting of the Azoff Restricted Stock; and
•	payment of the remaining principal and interest under the Azoff Trust Note within 5 business days.

If Mr. Azoff’s employment is terminated by us for “cause,” or by Mr. Azoff without “good reason,” he is entitled to receive:

•	accrued and unpaid base salary;
•	accrued and unused vacation pay; and
•	unreimbursed expenses.

If Mr. Azoff’s employment is terminated by us without “cause” or by Mr. Azoff for “good reason,” he is entitled to:

•	accrued and unpaid base salary;
•	accrued and unused vacation pay;
•	unreimbursed expenses;
•	subject to compliance with non-competition, non-solicitation and confidentiality provisions, continued payment of his base salary and Front Line Bonus through the full term of the Azoff Front Line Employment Agreement;
•	a lump-sum payment equal to the product of (x) the number of years (including partial years) from and after the date of termination through and including June 8, 2014, and (y) $20,000;
•	continued access to medical insurance through June 8, 2014 (with Mr. Azoff responsible for all applicable premiums);
•	the company annual performance bonus for the full year in which the termination occurs based upon actual performance for the full year*;
•	acceleration and vesting of the unvested portion of the Azoff Options*;
•	deemed satisfaction of the continued employment requirement for the Stock Growth RSUs, which will remain outstanding and eligible for vesting upon satisfaction of the performance condition*;
•	acceleration and vesting of the unvested portion of the Merger Milestone RSUs (subject to satisfaction of one of the performance goals for that award)*;

•	acceleration and vesting of the Additional RSUs (subject to satisfaction of one of the performance goals for that award)*;
•	acceleration and vesting of the Azoff Restricted Stock;
•	a cash severance payment determined pursuant to a formula, as further explained in footnote 6 to the “2010 Potential Payments Upon Termination or a Change of Control” table above*; and
•	payment of the remaining principal and interest under the Azoff Trust Note within five business days.

*	Subject to Mr. Azoff’s execution and delivery of a general release of claims.

For purposes of Mr. Azoff’s employment agreements, “cause” means: (1) the willful and continued failure of Mr. Azoff to perform substantially his material duties with Live Nation (other than any such failure resulting from Mr. Azoff’s incapacity due to physical or mental illness and which shall not include a failure to achieve particular results or to perform at any particular level) after a written demand for performance is delivered to Mr. Azoff by the Live Nation board of directors which identifies the manner in which the Live Nation board of directors believes that Mr. Azoff has not performed Mr. Azoff’s duties and Mr. Azoff, after a period established by the Live Nation board of directors and communicated in writing to Mr. Azoff (which period may be no less than 20 days), has failed to cure such failure, (2) the willful engaging by Mr. Azoff in gross misconduct which is demonstrably and materially injurious to Live Nation, (3) any material breach by Mr. Azoff of the obligations set forth in Section 8 of the Azoff Front Line Employment Agreement or of certain non-competition and non-solicitation covenants included in prior Mr. Azoff’s previous employment agreements (in each case, if such breach continues beyond a five-day cure period), (4) Mr. Azoff’s conviction of, or pleading guilty or nolo contendere to, a felony, or (5) a material breach by Mr. Azoff of a fiduciary duty. A termination of Mr. Azoff’s employment for Cause shall not be effective unless and until Live Nation has delivered to Mr. Azoff a copy of a resolution duly adopted by a majority of the Live Nation board of directors (excluding Mr. Azoff, if he is a member of the Live Nation board of directors) stating that the Live Nation board of directors has determined to terminate Mr. Azoff’s employment for Cause; provided, however, that no such resolution shall be permitted to be adopted without Live Nation having afforded Mr. Azoff the opportunity to make a presentation to the Live Nation board of directors and to answer any questions its members may ask him.

For purposes of Mr. Azoff’s employment agreements, “good reason” means, without Mr. Azoff’s express written consent: (1) a material and adverse change in Mr. Azoff’s position(s), authority, duties or responsibilities (including reporting responsibilities) with Live Nation, it being understood that an increase in position(s), authority, duties or responsibilities resulting from Mr. Azoff becoming Chief Executive Officer and/or President of Live Nation shall not constitute Good Reason, (2) Mr. Azoff no longer serving as the Executive Chairman of Live Nation (or any more senior position), (3) Mr. Azoff no longer serving as Chief Executive Officer of Front Line, (4) any material breach by Front Line of the Azoff Front Line Employment Agreement, (5) any material breach by Live Nation of the Azoff Live Nation Employment Agreement, (6) a material reduction in Mr. Azoff’s base salary under the Azoff Front Line Employment Agreement, unless agreed to by Mr. Azoff, or (7) Live Nation requiring Mr. Azoff to be based in a location other than Beverly Hills, California or West Los Angeles, California.

A termination of Mr. Azoff’s employment by Mr. Azoff for good reason shall be effective only if Mr. Azoff delivers a notice of termination of Mr. Azoff’s employment for good reason within 60 days after learning of the circumstances constituting good reason. Notwithstanding the foregoing, if within 30 days following Mr. Azoff’s delivery of such notice of termination of Mr. Azoff’s employment for good reason (the “Cure Period”), the company has cured the circumstances giving rise to the good reason claim, then such notice of termination of Mr. Azoff’s employment shall be ineffective and no good reason shall be deemed to exist. In the event that the company fails to remedy the condition constituting good reason during the Cure Period, Mr. Azoff must terminate employment, if at all, within 90 days following the Cure Period in order for such termination of Mr. Azoff’s employment to constitute a termination of Mr. Azoff’s employment for good reason. Moreover, Mr. Azoff shall be required to give the company at least 30 days advance written notice of any termination of Mr. Azoff’s employment for good reason.

The employment agreements also contain non-disclosure, non-solicitation and indemnification provisions.

Jason Garner

In March 2008, we entered into, and in December 2008 and April 2009, we amended, an employment agreement with Mr. Garner under which Mr. Garner served as Chief Executive Officer, Global Music. As amended, the term of the employment agreement began effective as of March 1, 2009 and was to end on February 28, 2013. Under the employment agreement, Mr. Garner received a base salary of $850,000 per year, and was entitled to receive minimum increases in base salary of $50,000 per year on March 1 of each of 2010-2012. Mr. Garner was eligible to receive an annual cash performance bonus of up to 200% of his then-current base salary, based upon the achievement of performance targets established annually by us. Effective October 29, 2010, Mr. Garner’s employment ceased and his employment agreement was terminated as of such date. Upon execution of a severance agreement containing a general release of the company and other agreements for the benefit of the company, Mr. Garner became entitled to a severance payment equal to three times his annual base salary, or $2,700,000 (the payment of $2,210,000 of which has been delayed for purposes of Section 409A of the Internal Revenue Code), as well as accelerated vesting of all his unvested equity awards.

Nathan Hubbard

In February 2007, we entered into, and in March 2009, we amended, an amended and restated employment agreement with Mr. Hubbard under which Mr. Hubbard serves as Chief Executive Officer, Ticketing. Prior to the March 2009 amendment, Mr. Hubbard served as President, Live Nation Ticketing. As amended, the term of the employment agreement began effective as of March 1, 2009 and ends on February 28, 2012. After that date, the agreement will renew automatically such that the term of the agreement will always remain at exactly one year, unless earlier terminated.

Under the employment agreement, Mr. Hubbard received a base salary of $600,000 per year beginning on March 1, 2009, which salary was increased to $630,000 per year in March 2010.

Beginning in 2009, Mr. Hubbard is eligible to receive an annual cash performance bonus of up to 100% of his then-current base salary, based upon the achievement of performance targets established annually by us. Live Nation agreed to recommend to the Compensation Committee that it grant Mr. Hubbard an option to purchase 10,000 shares of our restricted stock within 90 days of the execution of the February 2007 employment agreement. In connection with the March 2009 amendment, Live Nation agreed to recommend to the Compensation Committee that it grant Mr. Hubbard an option to purchase 400,000 shares of our common stock within 90 days of the date that our stockholders approve an amendment to the Live Nation stock incentive plan adding sufficient additional shares to such plan (in lieu of the proposed stock option grant, the Compensation Committee granted Mr. Hubbard 300,000 restricted shares in January 2010).

The employment agreement (i) will terminate upon Mr. Hubbard’s death, (ii) may be terminated by us upon Mr. Hubbard’s disability, (iii) may be terminated by us at any time without “cause” (as defined below) and for “cause,” subject to Mr. Hubbard’s right in some cases to cure, and (iv) may be terminated by Mr. Hubbard for any reason at any time, provided that Mr. Hubbard must provide us with three months prior written notice if he intends to seek employment with a competitor of Live Nation.

If Mr. Hubbard’s employment is terminated by reason of death or disability, he is entitled to receive:

•	accrued and unpaid base salary;
•	a prorated performance bonus, if any; and
•	any payments to which he may be entitled under any applicable employee benefit plan.

If Mr. Hubbard’s employment is terminated by us for “cause,” by Mr. Hubbard for any reason or due to the expiration of the term of the employment agreement, he is entitled to receive:

•	accrued and unpaid base salary; and
•	any payments to which he may be entitled under any applicable employee benefit plan.

If Mr. Hubbard’s employment is terminated by us without “cause,” he is entitled to receive:

•	accrued and unpaid base salary;
•	a prorated performance bonus, if any;
•	unreimbursed expenses;
•	any payments to which he may be entitled under any applicable employee benefit plan; and
•	subject to Mr. Hubbard signing a general release of claims, a cash payment equal to Mr. Hubbard’s base salary for a period equal to the greater of the remainder of the employment term or one year and immediate acceleration of the vesting and lapsing of restrictions on all unvested equity awards then held by Mr. Hubbard.

For purposes of the employment agreement, “cause” means: (i) conduct by Mr. Hubbard constituting a material act of willful misconduct in connection with the performance of his duties, including violation of our policy on sexual harassment or misappropriation of our funds or property; (ii) continued, willful and deliberate non-performance by Mr. Hubbard of a material duty under the employment agreement; (iii) Mr. Hubbard’s refusal or failure to follow lawful directives consistent with his title and position and the terms of the employment agreement; (iv) a criminal or civil conviction of Mr. Hubbard, a plea of nolo contendere by Mr. Hubbard or other conduct by Mr. Hubbard that, as determined in the reasonable discretion of the board of directors, has resulted in, or would result in, material injury to our reputation, including, without limitation, conviction of fraud, theft, embezzlement or a crime involving moral turpitude; (v) a breach by Mr. Hubbard of any provision of the employment agreement; or (vi) a violation by Mr. Hubbard of our employment policies, including those set forth in our Employee Handbook.

The employment agreement also contains non-disclosure, non-solicitation and non-competition provisions.

Michael Rowles

In October 2009, we entered into an amended and restated agreement with Mr. Rowles to serve as our General Counsel, which superseded Mr. Rowles’ existing employment agreement. As amended and restated, the term of the employment agreement began effective September 1, 2009 and ends on December 31, 2013. After that date, the agreement will renew automatically day-to-day such that the term of the agreement will always remain at exactly one year, unless earlier terminated.

Under the employment agreement, Mr. Rowles receives a base salary of $550,000 per year, subject to minimum increases of five percent per year. In February 2011, consistent with Mr. Rapino’s decision to forego his base salary increase for 2011, Mr. Rowles also voluntarily agreed to waive his contractual salary increase entitlement for the year.

Mr. Rowles is eligible to receive an annual cash performance bonus with a target equal to 100% of his base salary based on the achievement of performance targets established by the Compensation Committee, subject to increase or decrease based on actual performance. In connection with the October 2009 amendment, Live Nation agreed to recommend to the Compensation Committee that it grant Mr. Rowles an option to purchase 200,000 shares of our common stock and 200,000 restricted shares within 90 days of the date that our stockholders approve an amendment to the Live Nation stock incentive plan adding sufficient additional shares to such plan (in lieu of the proposed grants, the Compensation Committee granted Mr. Rowles 300,000 restricted shares in January 2010). Under the employment agreement, upon the occurrence of a “change of control” of Live Nation, all unvested equity awards then held by Mr. Rowles will vest.

The employment agreement (i) will terminate upon Mr. Rowles’ death, (ii) may be terminated by us upon Mr. Rowles’ disability, (iii) may be terminated by us at any time without “cause” (as defined below) and for “cause,” subject to Mr. Rowles’ general right to cure, and (iv) may be terminated by Mr. Rowles at any time by providing 30 days prior written notice or (b) for “good reason” (as defined below), subject in some cases to our right to cure.

If Mr. Rowles’ employment is terminated by reason of death or disability or by us for “cause,” he is entitled to receive:

•	accrued and unpaid base salary;
•	accrued and unused vacation pay;
•	unreimbursed expenses;
•	any payments to which he may be entitled under any applicable employee benefit plan; and
•	a prorated performance bonus, including any performance bonus that may have been earned for the prior year but not yet paid.

If Mr. Rowles’ employment is terminated by us without “cause,” or by Mr. Rowles for “good reason,” he is entitled to:

•	accrued and unpaid base salary;
•	accrued and unused vacation pay;
•	unreimbursed expenses;
•	any payments to which he may be entitled under any applicable employee benefit plan;
•	a prorated performance bonus, including any performance bonus that may have been earned for the prior year but not yet paid; and
•	subject to Mr. Rowles signing a general release of claims, a cash payment equal to Mr. Rowles’ base salary multiplied by the greater of the remainder of the employment term or two years and immediate acceleration of the vesting of all unvested equity awards then held by Mr. Rowles.

For purposes of the employment agreement, “cause” means: (i) conduct by Mr. Rowles constituting a material act of willful misconduct in connection with the performance of his duties, including violation of our policy on sexual harassment or misappropriation of our funds or property; (ii) continued, willful and deliberate non-performance by Mr. Rowles of a material duty under the employment agreement; (iii) Mr. Rowles’ refusal or failure to follow lawful directives consistent with his title and position and the terms of the employment agreement; (iv) a criminal or civil conviction of Mr. Rowles, a plea of nolo contendere by Mr. Rowles or other conduct by Mr. Rowles that, as determined in the reasonable discretion of the board of directors, has resulted in, or would result in, material injury to our reputation, including, without limitation, conviction of fraud, theft, embezzlement or a crime involving moral turpitude; (v) a repeated failure by Mr. Rowles to comply with a material term of the employment agreement; or (vi) a material violation by Mr. Rowles of our employment policies.

For purposes of the employment agreement, “good reason” is defined as: (i) a repeated failure by us to comply with a material term of the employment agreement; (ii) a material reduction in Mr. Rowles’ duties, responsibilities, authority or compensation; (iii) a material geographic relocation of Mr. Rowles’ principal work location outside Los Angeles; or (iv) a “change in control” of Live Nation in which Mr. Rowles is not offered continued employment as Live Nation’s General Counsel or General Counsel of the surviving entity.

The employment agreement also contains non-disclosure, non-solicitation, non-competition and indemnification provisions.

Kathy Willard

In October 2009, we entered into an amended and restated agreement with Ms. Willard to serve as our Chief Financial Officer, which superseded Ms. Willard’s existing employment agreement. As amended and restated, the term of the employment agreement began effective September 1, 2009 and ends on December 31, 2013. After that date, the agreement will renew automatically day-to-day such that the term of the agreement will always remain at exactly one year, unless earlier terminated.

Under the employment agreement, Ms. Willard receives a base salary of $600,000 per year, subject to minimum increases of five percent per year. In February 2011, consistent with Mr. Rapino’s decision to forego his base salary increase for 2011, Ms. Willard also voluntarily agreed to waive her contractual salary increase entitlement for the year.

Ms. Willard is eligible to receive an annual cash performance bonus with a target equal to 100% of her base salary based on the achievement of performance targets established by the Compensation Committee, subject to increase or decrease based on actual performance. In connection with the October 2009 amendment, Live Nation agreed to recommend to the Compensation Committee that it grant Ms. Willard an option to purchase 200,000 shares of our common stock and 200,000 restricted shares within 90 days of the date that our stockholders approve an amendment to the Live Nation stock incentive plan adding sufficient additional shares to such plan (in lieu of the proposed grants, the Compensation Committee granted Ms. Willard 300,000 restricted shares in January 2010). Under the employment agreement, upon the occurrence of a “change of control” of Live Nation, all unvested equity awards then held by Ms. Willard will vest.

The employment agreement (i) will terminate upon Ms. Willard’s death, (ii) may be terminated by us upon Ms. Willard’s disability, (iii) may be terminated by us at any time without “cause” (as defined below) and for “cause,” subject to Ms. Willard’s general right to cure, and (iv) may be terminated by Ms. Willard at any time by providing 30 days prior written notice or (b) for “good reason” (as defined below), subject in some cases to our right to cure.

If Ms. Willard’s employment is terminated by reason of death or disability or by us for “cause,” she is entitled to receive:

•	accrued and unpaid base salary;
•	accrued and unused vacation pay;
•	unreimbursed expenses;
•	any payments to which she may be entitled under any applicable employee benefit plan; and
•	a prorated performance bonus, including any performance bonus that may have been earned for the prior year but not yet paid.

If Ms. Willard’s employment is terminated by us without “cause,” or by Ms. Willard for “good reason,” she is entitled to:

•	accrued and unpaid base salary;
•	accrued and unused vacation pay;
•	unreimbursed expenses;
•	any payments to which she may be entitled under any applicable employee benefit plan;
•	a prorated performance bonus, including any performance bonus that may have been earned for the prior year but not yet paid; and
•	subject to Ms. Willard signing a general release of claims, a cash payment equal to Ms. Willard’s base salary multiplied by the greater of the remainder of the employment term or two years and immediate acceleration of the vesting of all unvested equity awards then held by Ms. Willard.

For purposes of the employment agreement, “cause” means: (i) conduct by Ms. Willard constituting a material act of willful misconduct in connection with the performance of her duties, including violation of our policy on sexual harassment or misappropriation of our funds or property; (ii) continued, willful and deliberate non-performance by Ms. Willard of a material duty under the employment agreement; (iii) Ms. Willard’s refusal or failure to follow lawful directives consistent with her title and position and the terms of the employment agreement; (iv) a criminal or civil conviction of Ms. Willard, a plea of nolo contendere by Ms. Willard or other conduct by Ms. Willard that, as determined in the reasonable discretion of the board of directors, has resulted in, or would result in, material injury to our reputation, including, without limitation, conviction of fraud, theft, embezzlement or a crime involving moral turpitude; (v) a repeated failure by

Ms. Willard to comply with a material term of the employment agreement; or (vi) a material violation by Ms. Willard of our employment policies.

For purposes of the employment agreement, “good reason” is defined as: (i) a repeated failure by us to comply with a material term of the employment agreement; (ii) a material reduction in Ms. Willard’s duties, responsibilities, authority or compensation; or (iii) a material geographic relocation of Ms. Willard’s principal work location outside Los Angeles.

The employment agreement also contains non-disclosure, non-solicitation, non-competition and indemnification provisions.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the company under the Securities Act or the Exchange Act whether made on, before or after the date of this amended report and irrespective of any general incorporation language in such filing.

The undersigned members of the Compensation Committee have reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, recommended to the board of directors that the Compensation Discussions and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee of the Board of   Directors
Mark Carleton
Jonathan Dolgen
Robert Ted Enloe, III (Chair)
Mark S. Shapiro

OTHER MATTERS

The board of directors is not aware of any other business that may be brought before the 2011 Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting of Stockholders, it is the intention of the designated proxy holders, Mr. Rapino and Ms. Willard, to vote on such matters in accordance with their best judgment.

An electronic copy of our Annual Report on Form 10-K filed with the SEC on February 28, 2011, is available free of charge on our website at www.livenation.com/investors. A paper copy of the Form 10-K may be obtained upon written request to:

Live Nation Entertainment, Inc.
9348 Civic Center Drive
Beverly Hills, California 90210
Attention: General Counsel

YOUR VOTE IS IMPORTANT. Accordingly, you are urged to sign and return the accompanying proxy card or voting instruction card, as the case may be, whether or not you plan to attend the annual meeting.

Annex A

Execution Version

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT, dated February 4, 2011 (this “Agreement”), is entered into by and between Liberty Media Corporation, a Delaware corporation (“Liberty”), and Live Nation Entertainment, Inc., a Delaware corporation (the “Company”). Certain terms used in this Agreement are used as defined in Section 9.13.

RECITALS

WHEREAS, subject to the terms and conditions of this Agreement, Liberty desires to purchase, and the Company desires to issue and sell to Liberty, in the aggregate, 7,300,000 shares of the common stock, par value $.01 per share (the “Common Stock”), of the Company, together with the associated stock purchase rights, for the per share purchase price of $10.4784 (the “Purchase Price”); and

WHEREAS, the Board of Directors of the Company has empowered a Special Committee of the Board of Directors, consisting solely of disinterested directors of the Company (the “Special Committee”) to consider, negotiate and reject or approve the terms and conditions of the transactions contemplated hereby and to approve on behalf of the Company the forms of all requisite documentation relating thereto; and

WHEREAS, the Special Committee has determined that it is in the best interests of the Company and its stockholders to enter into this Agreement and consummate the transactions contemplated hereby.

AGREEMENT

NOW THEREFORE, in consideration of the premises and for the mutual promises contained in this Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound, the parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES OF COMMON STOCK

Section 1.1  Purchase and Sale of the Tranche I Shares.

(a)  Liberty (or an Affiliate of Liberty designated by Liberty) hereby subscribes for and purchases, and the Company hereby issues and sells to Liberty (or an Affiliate of Liberty designated by Liberty), 1,797,600 duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (together with the associated stock purchase rights, the “Tranche I Shares”), free and clear of any lien, claim, charge, equity or encumbrance of any kind (other than any restrictions created by Liberty or arising under the Stockholder Agreement, and any restrictions on transfer arising under the Securities Act and state securities laws).

(b)  In payment of the Purchase Price for the Tranche I Shares, Liberty shall wire transfer by 12:00 Noon, New York City time, on the date hereof, cash, in immediately available funds, in the amount of $18,835,971.84 (the “Tranche I Purchase Price”) in accordance with the wire transfer instructions attached as Schedule 1.1 hereto.

(c)  The Tranche I Shares shall be delivered by the Company on the date hereof, against payment of the Tranche I Purchase Price, in uncertificated form through the Direct Registration System (the “Book-Entry System”) of BNY Mellon Shareowner Services, the Company’s transfer agent for the Common Stock (“BNY Mellon”). The Company shall cause Liberty to receive on the date hereof a written confirmation from BNY Mellon of the restricted book position created through the Book-Entry System for the account of Liberty (or its designated Affiliate) (a “Restricted Book Position”), setting forth the Tranche I Shares issued in the name of Liberty (or its designated Affiliate).

Section 1.2  Purchase and Sale of the Tranche II Shares.

(a)  Upon the terms and subject to the conditions set forth herein, including Section 1.2(e) below, at the Closing Liberty (or an Affiliate of Liberty designated by Liberty) shall subscribe for and purchase, and the Company shall issue and sell to Liberty (or an Affiliate of Liberty designated by Liberty), 5,502,400 (as such amount may be appropriately adjusted to reflect the effect of any stock split, reverse stock split, stock dividend or reclassification occurring after the date hereof and prior to the Closing Date) duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (together with the associated stock purchase rights, the “Tranche II Shares” and, together with the Tranche I Shares, the “Purchased Shares”), free and clear of any lien, claim, charge, equity or encumbrance of any kind (other than any restrictions created by Liberty or arising under the Stockholder Agreement, and any restrictions on transfer arising under the Securities Act and state securities laws).

(b)  The closing of the purchase of the Tranche II Shares (the “Closing”) shall take place as soon as practicable, but in no event later than the third Business Day (the “Closing Date”) after the satisfaction or, subject to applicable Law, waiver of the conditions set forth in Articles V and VI hereof (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction of those conditions), or on such other date as Liberty and the Company may mutually agree. The Closing shall be held at the offices of Baker Botts L.L.P., 30 Rockefeller Plaza, New York, New York 10112, at 12:00 Noon, New York City time, on the Closing Date, or at such place and time as Liberty and the Company shall agree.

(c)  At the Closing the Company shall issue and deliver to Liberty (or its designated Affiliate) (as provided in Section 1.2(d) below) the Tranche II Shares, upon payment of the Purchase Price for the Tranche II Shares by wire transfer of immediately available funds on the Closing Date in the amount of $57,656,348.16 (the “Tranche II Purchase Price”) in accordance with the wire transfer instructions attached as Schedule 1.1 hereto; provided that, if Section 1.2(e) is triggered, then the aggregate purchase price for the Tranche II Shares (other than the Restricted Tranche II Shares) shall be equal to the product of (x) the number of Tranche II Shares (not including the Restricted Tranche II Shares) and (y) the Purchase Price.

(d)  The Tranche II Shares shall be delivered by the Company on the Closing Date, against payment of the Tranche II Purchase Price, in uncertificated form through the Book-Entry System of BNY Mellon. The Company shall cause Liberty to receive on the Closing Date a written confirmation from BNY Mellon of a Restricted Book Position setting forth the Tranche II Shares issued in the name of Liberty (or its designated Affiliate).

(e)  In the event that Liberty, in consultation with the Company, determines on or before the 35th day prior to the Stockholders Meeting that Liberty’s acquisition of the Tranche II Shares requires the filing of a Notification and Report Form under the HSR Act and the expiration or termination of the applicable waiting period thereunder, then (i) Liberty and the Company will promptly (and in any event prior to the 30th day prior to the Stockholders Meeting) make such filings under the HSR Act as are necessary such that Liberty’s acquisition of all Tranche II Shares would not result in a breach or violation of the HSR Act and (ii) subject to the terms and conditions of this Agreement, on the Closing Date Liberty will purchase, and the Company will issue and sell, the highest number of Tranche II Shares, which, when added to the number of shares of Common Stock then owned by Liberty, will not result in Liberty’s acquisition of shares being in violation of the HSR Act. The Tranche II Shares in excess of the Tranche II Shares to be purchased at the Closing are hereinafter referred to as the “Restricted Tranche II Shares.” The aggregate purchase price for the Restricted Tranche II Shares shall be equal to the product of (x) the number of Restricted Tranche II Shares and (y) the Purchase Price. Subject to the terms and conditions of this Agreement, the purchase and issuance of the Restricted Tranche II Shares shall take place as soon as practicable after, but in no event later than the third Business Day after, the expiration or termination of such waiting period under the HSR Act. The parties hereby agree that in the event this Section 1.2(e) is triggered, then the parties will amend the applicable provisions of this Agreement as reasonably necessary to provide for the subsequent purchase of the Restricted Tranche II Shares as contemplated hereby.

ARTICLE II

PROXY MATERIALS AND STOCKHOLDERS MEETING

Section 2.1  Proxy Statement.

(a)  Reasonably promptly after the date hereof, the Company shall prepare and file with the SEC a proxy statement on Schedule 14A for its 2011 annual meeting of its stockholders (as amended or supplemented, the “Proxy Statement”). The Company shall include in the Proxy Statement a solicitation relating to the approval, for purposes of Rule 312.03 of the New York Stock Exchange Listed Company Manual, of the issuance of the Tranche II Shares to Liberty (the “Stockholder Approval”). Prior to filing the Proxy Statement or any amendment or supplement thereto, the Company shall provide Liberty with reasonable opportunity to review and comment on such proposed filing solely with respect to the Stockholder Approval and any information relating to Liberty or any of its designees to the Board of Directors of the Company. If at any time prior to the Closing Date, any information should be discovered by either party hereto that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and, to the extent required by applicable Law, disseminated by the Company to the stockholders of the Company.

(b)  The Company shall promptly notify Liberty of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply Liberty with copies of all correspondence between it or any of its representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement.

(c)  The Company shall mail the Proxy Statement to the holders of Common Stock in accordance with customary practice after the SEC’s review of the Proxy Statement is completed.

Section 2.2  Stockholders Meeting.

(a)  The Company shall, in accordance with customary practice, duly call, give notice of, convene and hold the 2011 annual meeting of its stockholders (the “Stockholders Meeting”); provided that the Stockholders Meeting shall be held no later than June 30, 2011. One matter presented to the stockholders of the Company at the Stockholders Meeting for approval shall be the Stockholder Approval. Subject to the fiduciary duties of the Company’s directors under Delaware law as determined by a majority of such directors after consultation with its outside legal counsel, the Board of Directors of the Company will recommend that the stockholders of the Company vote in favor of the issuance of the Tranche II Shares to Liberty at the Stockholders Meeting, and the Company will use reasonable best efforts to solicit from its stockholders proxies in favor of such approval.

(b)  Liberty agrees to, or to cause its subsidiaries to, vote all of the voting securities of the Company that Liberty is entitled to vote (directly or indirectly) in favor of the Stockholder Approval at the Stockholders Meeting or any adjournment or postponement thereof.

Section 2.3  Publicity.  No press release or public announcement concerning this Agreement or the transactions contemplated hereby will be issued by any party hereto or any of its Affiliates, without the prior consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed except as such release or announcement may be required by applicable Law or the rules of, or listing agreement with, any national securities exchange on which the securities of such Person or any of its Affiliates are listed or traded, in which case, the Person required to make the release or announcement will, to the extent practicable, allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Section 3.1  Representations and Warranties of the Company.  The Company hereby represents and warrants to Liberty that:

(a)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by Liberty, such agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Board of Directors of the Company has delegated to the Special Committee (1) the exclusive power and authority on behalf of the Company to approve this Agreement, the transactions contemplated hereby and the forms of all requisite documentation relating to this Agreement and the transactions contemplated hereby; (2) the exclusive power and authority to make recommendations (whether favorable, unfavorable or neutral) on behalf of the Board of Directors of the Company to the Company’s public stockholders; and (3) the exclusive power and authority to review, analyze, evaluate, monitor and exercise general oversight over all proceedings and activities of the Company related to this Agreement and the transactions contemplated hereby. The Special Committee, at a meeting duly called and held, or acting by unanimous written consent, has by unanimous vote of its members approved this Agreement and the transactions contemplated hereby and has determined that such transactions are in the best interests of the Company and its stockholders.

(b)  The only vote of the holders of any class or series of capital stock of the Company required to approve the transactions contemplated hereby is the approval of the Stockholder Approval by a majority of the votes cast thereon at the Stockholders Meeting or any adjournment or postponement thereof where a majority of the shares of Common Stock that are outstanding on the record date for the Stockholders Meeting are present (in person or by proxy) and entitled to vote.

(c)  The Tranche I Shares have been, and the Tranche II Shares will be, duly authorized, validly issued, fully paid and non-assessable. The Purchased Shares will not be issued in violation of any preemptive rights or any rights of first offer, first refusal, tag-along rights or other similar rights or restrictions in favor of any other person, and Liberty will acquire such Shares free and clear of any lien, claim, charge, equity or encumbrance of any kind (other than any restrictions created by Liberty or arising under the Stockholder Agreement, and any restrictions on transfer arising under the Securities Act and state securities laws).

(d)  The issue and sale of the Purchased Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) any provisions of the Amended and Restated Certificate of Incorporation of the Company or the Second Amended and Restated Bylaws of the Company or (iii) assuming the accuracy of, and Liberty’s compliance with, the representations, warranties and agreements of Liberty herein, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to (x) prevent or materially impair or delay the performance by the Company of its obligations under this Agreement or the consummation of the transactions contemplated hereby, or (y) impair Liberty’s full rights of ownership to the

Purchased Shares; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Purchased Shares or the consummation by the Company of the transactions contemplated by this Agreement.

(e)  The forms, reports, statements, schedules and other materials the Company was required to file with the SEC pursuant to the Exchange Act or other federal securities laws since January 1, 2010 (the “Exchange Act Reports”), when they were filed with the SEC, conformed in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder; and no such documents were filed with the SEC since the SEC’s close of business on the Business Day immediately prior to the date of this Agreement. The Exchange Act Reports did not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) None of the information contained in the Proxy Statement will at the time of the mailing of the Proxy Statement to the stockholders of the Company, at the time of any amendments thereof or supplements thereto and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by Liberty or any of its Affiliates. The Proxy Statement will comply as to form in all material respects with the Exchange Act.

(g)  As of the date hereof, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Affiliates that questions the validity of this Agreement, the transactions contemplated hereby, the Purchased Shares or any action to be taken by the Company pursuant hereto, which could reasonably be expected to (i) prevent or materially impair or delay the performance by the Company of its obligations under this Agreement or the consummation of the transactions contemplated hereby, or (ii) impair Liberty’s full rights of ownership to the Purchased Shares.

(h)  The Company is not, and after giving effect to the issuance and sale of the Purchased Shares, will not be, an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended.

(i)  Assuming the accuracy of, and Liberty’s compliance with, the representations, warranties and agreements of Liberty herein, no registration under the Securities Act of the Purchased Shares is required for the issuance of the Purchased Shares in accordance with the terms of this Agreement.

(j)  The Special Committee has duly approved, and such approval has not been amended, modified or rescinded, the issuance and sale of the Purchased Shares to Liberty in the manner required to exempt, pursuant to Rule 16b-3 of the Exchange Act, the acquisition of the Purchased Shares by Liberty from liability pursuant to Section 16(b) of the Exchange Act.

Section 3.2  Representations and Warranties of Liberty.  Liberty hereby represents and warrants to the Company that:

(a)  Liberty has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. Liberty has all requisite corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Liberty of this Agreement and the consummation by Liberty of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Liberty are necessary to authorize the execution, delivery and performance by Liberty of this Agreement or the consummation by Liberty of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Liberty and, assuming due authorization, execution and delivery hereof by the Company, such agreement constitutes a legal, valid and binding obligation of Liberty, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)  Liberty’s compliance with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound or to which any of its or its subsidiaries’ property or assets is subject, (ii) any provisions of the Restated Certificate of Incorporation of Liberty or the Bylaws of Liberty or (iii) subject to Section 1.2(e) of this Agreement, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its subsidiaries or any of their properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to prevent or materially impair or delay the performance by Liberty of its obligations under this Agreement or the consummation of the transactions contemplated hereby; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by Liberty of the transactions contemplated by this Agreement. Liberty has heretofore made such filings as are necessary under the HSR Act for it to acquire up to $659.5 million in voting securities of the Company (as determined in accordance with the HSR Act); and the waiting period with respect to such HSR Act filing has heretofore expired.

(c)  None of the information supplied in writing by Liberty or any of its Affiliates for inclusion in the Proxy Statement will at the time of the mailing of the Proxy Statement to the stockholders of the Company, at the time of any amendments thereof or supplements thereto and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)  Liberty (i) is an “accredited investor” within the meaning of the Securities Act, (ii) understands that the issuance and sale of the Purchased Shares pursuant to this Agreement is intended to be exempt from the prospectus delivery and registration requirements under the Securities Act and that any transaction advice of a Restricted Book Position (and the related records of BNY Mellon) will bear the legend set forth in Section 4.1 hereof, (iii) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Shares, (iv) is acquiring the Purchased Shares for its own account, for investment and not with a view to the public for resale or distribution thereof in violation of any federal, state or foreign securities law, (v) understands that the Purchased Shares will be issued and sold in a transaction exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws, and that such securities must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and applicable state securities laws or is exempt from such registration or qualification and (vi) is capable of bearing the economic risk of (A) an investment in the Purchased Shares and (B) a total loss in respect of such investment.

(e)  Liberty will have on the Closing Date sufficient funds to purchase the Tranche II Shares.

ARTICLE IV

RESTRICTIONS ON TRANSFER; COMPLIANCE WITH SECURITIES ACT

Section 4.1  Restrictive Legend.  Any transaction advice from BNY Mellon (or any successor transfer agent) with respect to a Restricted Book Position, including as to any securities issued in respect of Purchased Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear a legend or notation in substantially the following form (in addition to any legends or notations required under applicable state securities laws):

“THE SECURITIES SHOWN ON THIS REPORT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, UNLESS SO REGISTERED, THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.”

Liberty consents to the Company giving instructions to its transfer agent which implement the restrictions on transfer established in this Article.

ARTICLE V

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY TO
ISSUE THE TRANCHE II SHARES

The obligations of the Company to issue the Tranche II Shares to Liberty and consummate the transactions contemplated by Section 1.2 of this Agreement on the Closing Date shall be subject to the satisfaction or waiver by the Company of the following conditions:

Section 5.1  Representations and Warranties; Covenants and Agreements.

(a)  The representations and warranties of Liberty contained in this Agreement and in any certificate or document executed and delivered by Liberty pursuant to this Agreement, in each case, without giving effect to any limitation as to materiality set forth herein or therein, shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date, which representations and warranties, without giving effect to any limitation as to materiality set forth herein or therein, shall have been true and correct in all material respects as of such particular date, and the Company shall have received a certificate, dated the Closing Date, signed by Liberty to such effect.

(b)  Liberty shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Liberty on or prior to the Closing Date and the Company shall have received a certificate, dated the Closing Date, signed by Liberty to such effect.

Section 5.2  Stockholder Approval.  The Stockholder Approval shall have been obtained.

Section 5.3  Illegality.  There shall not be in effect any statute, rule, regulation or order of any court, governmental or regulatory body that prohibits or makes illegal the transactions contemplated by Section 1.2 of this Agreement.

Section 5.4  Litigation.  There shall be no litigation pending or threatened by any governmental authority that seeks to enjoin, restrain or prohibit the consummation of the transactions contemplated by Section 1.2 of this Agreement.

Section 5.5  Payment for the Tranche II Shares.  Liberty shall have made payment of the Tranche II Purchase Price for the Tranche II Shares, as provided herein.

ARTICLE VI

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF LIBERTY TO
PURCHASE THE TRANCHE II SHARES

The obligations of Liberty to purchase the Tranche II Shares from the Company and consummate the transactions contemplated by Section 1.2 of this Agreement on the Closing Date shall be subject to the satisfaction or waiver by Liberty of the following conditions:

Section 6.1  Representations and Warranties; Covenants and Agreements.

(a)  The representations and warranties of the Company contained in this Agreement and in any certificate or document executed and delivered by the Company pursuant to this Agreement, in each case, without giving effect to any limitation as to materiality set forth herein or therein, shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date, which representations and warranties shall, without giving effect to any limitation as to materiality set forth herein or therein, have been true and correct in all material respects as of such particular date, and Liberty shall have received a certificate, dated the Closing Date, signed by the Company to such effect.

(b)  The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date and Liberty shall have received a certificate, dated the Closing Date, signed by the Company to such effect.

Section 6.2  Stockholder Approval.

(a)  The Stockholder Approval shall have been obtained.

Section 6.3  Illegality.  There shall not be in effect any statute, rule, regulation or order of any court, governmental or regulatory body that prohibits or makes illegal the transactions contemplated by Section 1.2 of this Agreement.

Section 6.4  Litigation.  There shall be no litigation pending or threatened by any governmental authority that seeks to enjoin, restrain or prohibit the transactions contemplated by Section 1.2 of this Agreement.

Section 6.5  No Material Adverse Change.  No event, circumstance, change or effect shall have occurred which has had or would be reasonably expected to have a Material Adverse Effect.

Section 6.6  Delivery of the Tranche II Shares.  The Company shall have delivered or caused to be delivered to Liberty the Tranche II Shares, as provided in Section 1.2 of this Agreement.

ARTICLE VII

TERMINATION

Section 7.1  Termination of Agreement.  The provisions of Section 1.2 of this Agreement may be terminated prior to the Closing as follows:

(a)  by mutual written consent of the Company and Liberty;

(b)  by either Liberty or the Company if the Closing shall not have occurred prior to July 31, 2011 (the “Termination Date”); provided that if, as of the Termination Date, the Restricted Tranche II Shares have not been purchased as a result of Section 1.2(e) of this Agreement, then the Termination Date shall be extended until August 31, 2011 solely with respect to the purchase of the Restricted Tranche II Shares; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to either party whose action or failure to act has been the cause of or resulted in the failure of the Closing to occur on or before such date, and such action or failure to act constitutes a breach of this Agreement; or

(c)  by either Liberty or the Company if there shall be in effect a final non-appealable order of a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by Section 1.2 hereof; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not non-appealable (and pursue such appeal with reasonable diligence).

Section 7.2  Effect of Termination.  In the event of termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party, the rights and obligations of the parties under Section 1.2 of this Agreement (to the extent any such rights and obligations remain unsatisfied as of such date) shall become null and void, and the issuance and purchase of the Tranche II Shares hereunder (or, if applicable, the Restricted Tranche II Shares) shall be abandoned, without further action by Liberty or the Company. In the event that this Agreement is terminated as provided herein, then each of the parties shall be relieved of their duties and obligations with respect to the issuance and purchase of the Tranche II Shares arising under this Agreement after the date of such termination and such termination shall be without liability to Liberty or the Company; provided, however, that nothing in this Section 7.2 shall relieve Liberty or the Company of any liability for a breach of this Agreement.

ARTICLE VIII

INDEMNIFICATION; NON-RELIANCE; STOCKHOLDER AGREEMENT;
SECTION 16 MATTERS

Section 8.1  Indemnification.

(a)  The Company hereby indemnifies Liberty, its Affiliates and their respective stockholders, members, partners, officers, directors and employees (the “Liberty Indemnitees”) against and agrees to hold each of them harmless (without duplication) from any and all losses, liabilities, claims, damages, deficiencies, fines, payments, costs and expenses (including reasonable out of pocket legal and accounting fees), penalties, assessments, settlements and judgments incurred or suffered by any Liberty Indemnitee to the extent arising out of or based upon any third party action, suit, complaint, arbitration, legal or administrative proceeding or investigation brought by holders of the Common Stock (whether in the name of the Company or otherwise) in connection with or arising out of (i) the entering into this Agreement, (ii) the transactions contemplated hereby or (iii) the acquisition by the Company of equity interests of Front Line Management Group, Inc. from certain holders thereof, including from any director or officer of the Company. The Company will not be liable under this paragraph to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted from a Liberty Indemnitee’s gross negligence or willful misconduct.

(b)  The Liberty Indemnitee seeking indemnification under Section 8.1 (the “Indemnified Party”) agrees to give prompt written notice in accordance herewith (the “Claim Notice”) to the Company of the commencement of any suit, action, investigation or proceeding (any such suit, action, investigation or proceeding, a “Claim”) in respect of which indemnity may be sought under Section 8.1(a) (and such notice shall be within fifteen Business Days following the receipt by the Indemnified Party of notice of the Claim); provided, however, that failure to give such notification within the time provided shall not affect the indemnification provided hereunder except to the extent the Company shall have been actually prejudiced as a result of such failure. The Indemnified Party will deliver to the Company as promptly as practicable, and in any event within five Business Days after the Indemnified Party’s receipt, copies of all notices, court papers and other documents received by the Indemnified Party relating to the Claim.

(c)  The Company shall have the right, but not the duty, to participate in the defense of any Claim and the Indemnified Party shall be entitled to exercise full control of the defense, compromise or settlement of any such Claim unless the Company within a reasonable time after (but no later than twenty Business Days after) receiving the Claim Notice concerning such indemnity claim shall: (i) deliver a written confirmation to such Indemnified Party that the indemnification provisions of Section 8.1 are applicable to such Claim and that the Company will indemnify such Indemnified Party in respect of such claim pursuant and subject to the terms of this Section 8.1, (ii) notify such Indemnified Party in writing of the Company’s intention to assume the defense thereof and (iii) retain legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such Claim.

(d)  If the Company so assumes the defense of any such Claim in accordance herewith, then such Indemnified Party shall, at the expense of the Company, cooperate with the Company in any manner that the Company reasonably may request in connection with the defense, compromise or settlement thereof. If the Company so assumes the defense of any such Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control in any manner) the defense, compromise or settlement thereof, but the fees and expenses of such counsel shall be at the sole expense of such Indemnified Party unless (i) the Company has agreed to pay such fees and expenses, or (ii) such Indemnified Party shall have been advised by its regular outside counsel that there are likely to be one or more legal defenses available to it that are different from or additional to those available to the Company or that a conflict of interest between the Company and the Indemnified Party in the conduct of the defense of such action would reasonably be expected (in which case the Company shall not have the right to control the defense, compromise or settlement of such action on behalf of the Indemnified Party), and in any such case described in clauses (i) or (ii) the reasonable fees and expenses of one such separate counsel, and one local counsel, if necessary for the effective defense of the Claim (each reasonably satisfactory to the Company) for all Indemnified Parties shall be borne by the Company. Notwithstanding the foregoing, the Company agrees that to the extent the defense of any Claim (or the investigation thereof) requires the review and potential production of documents and records (including electronic records) of Liberty or its Affiliates, Liberty or such Affiliate will be entitled to engage separate counsel for the purposes of the review and production of such documents and records, and the reasonable fees and expenses of such counsel will be for the account of, and paid by, the Company. No Indemnified Party shall settle or compromise or consent to entry of any judgment with respect to any such action for which it is entitled to indemnification hereunder without the prior consent of the Company, which shall not be unreasonably withheld or delayed, unless the Company shall have failed, after reasonable notice thereof, to undertake control of such action in the manner provided above in this Section 8.1 to the extent the Company was entitled to do so pursuant to this Section 8.1. The Company shall not, without the consent of such Indemnified Party, settle or compromise or consent to entry of any judgment with respect to any such Claim (x) in which any relief other than the payment of money damages is or may be sought against such Indemnified Party or (y) that does not include as an unconditional term thereof the giving to such Indemnified Party by the claimant, the party conducting such investigation, plaintiff or petitioner of a release from all liability with respect to such Claim.

Section 8.2  Non-Reliance.  Liberty acknowledges and agrees that: (i) the Company and its Affiliates and their respective directors, officers, employees, partners, members, shareholders and agents (collectively, the “Company Affiliates”) may be, and Liberty is proceeding on the assumption that the Company Affiliates are, in possession of material, non-public information concerning the Company and its direct and indirect subsidiaries (the “Information”), which is not or may not be known to Liberty and no Company Affiliate has disclosed to Liberty; (ii) no Company Affiliate has made, and Liberty disclaims the existence of or its reliance on, any representation by a Company Affiliate concerning the Company or the transactions contemplated hereby (except for the representations and warranties set forth in this Agreement); (iii) Liberty is not relying on any disclosure or non-disclosure of the Information made or not made, or the completeness thereof, in connection with or arising out of the transactions contemplated hereby, and therefore has no claims against any Company Affiliate with respect thereto; (iv) if any such claim may exist, Liberty, recognizing its disclaimer of reliance and the Company’s reliance on such disclaimer as a condition to entering into this Agreement and the transactions contemplated hereby, covenants and agrees not to assert it against any Company Affiliate; and (v) the Company shall have no liability, and Liberty waives and releases any such claim that it might have against any Company Affiliate, whether under applicable securities law or otherwise, based on a Company Affiliate’s knowledge, possession or non-disclosure to Liberty of the Information.

Section 8.3  Stockholder Agreement.

(a)  From the date hereof until the earlier to occur of the purchase of the Tranche II Shares and the termination of this Agreement pursuant to its terms, Liberty shall not, directly or indirectly, acquire (except for the Tranche II Shares) more than 26,290,786 shares of Common Stock (as such amount may be appropriately adjusted to reflect the effect of any stock split, reverse stock split, stock dividend or reclassification occurring after the date hereof); provided that the foregoing shall not restrict Liberty from acquiring shares of Common Stock if Liberty would be entitled to acquire such shares of Common Stock in excess of the Applicable Percentage (as defined in the Stockholder Agreement) pursuant to Section 4 of the Stockholder Agreement.

(b)  From the 35th day prior to the Stockholders Meeting until the earlier to occur of the purchase of the Tranche II Shares and the termination of this Agreement pursuant to its terms, Liberty shall not, directly or indirectly, acquire (except for the Tranche II Shares) any shares of Common Stock unless such acquisition would not reasonably be expected to cause Liberty’s acquisition of all Tranche II Shares to result in a breach or violation of the HSR Act without the filing of a Notification and Report Form under the HSR Act and the expiration or termination of the applicable waiting period thereunder.

Section 8.4  Section 16 Matters.  Neither the Special Committee nor the Board of Directors of the Company or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act) shall amend, change, modify or rescind, or adopt new resolutions that have the effect of amending, changing, modifying or rescinding the resolutions relating to liability pursuant to Section 16(b) described in Section 3.1(j) hereof.

ARTICLE IX

MISCELLANEOUS

Section 9.1  Reasonable Best Efforts.  Each party hereto shall cooperate with the other party and use its respective reasonable best efforts to promptly take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 9.2  Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, mailed by registered or certified mail (return receipt requested) or sent by prepaid overnight courier (with proof of service) or confirmed facsimile transmission to the parties as follows (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given (i) on receipt if delivered by hand, overnight courier or via facsimile or (ii) on the third Business Day following mailing, if mailed (except that notice of change of address will not be deemed given until received):

If to Liberty:

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, CO 80112
Attention:  Charles Y. Tanabe
Facsimile:  (720) 875-5382

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, New York 10112
Attention:  Frederick McGrath
Facsimile:  (212) 408-2501

If to the Company:

Live Nation Entertainment, Inc.
9348 Civic Center Drive
Beverly Hills, CA 90210
Attention:  General Counsel
Facsimile:  (310) 867-7158

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
1999 Avenue of the Stars, 29th Floor
Los Angeles, CA 90067
Attention:  Daniel Clivner
Facsimile:  (310) 407-7502

Section 9.3  Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement will be brought exclusively in the Court of Chancery of the State of Delaware (the “ Delaware Chancery Court”), or, if the Delaware Chancery Court does not have subject matter jurisdiction, in the federal courts located in the State of Delaware. Each of the parties hereby consents to personal jurisdiction in any such action, suit or proceeding brought in any such court (and of the appropriate appellate courts therefrom) and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.4  Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, in each case, with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall affect the parties’ rights and obligations under the Stockholder Agreement or the Registration Rights Agreement, dated as of January 25, 2010, by and among Liberty, Liberty USA Holdings, LLC, and the Company.

Section 9.5  Assignment.  This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties hereto and their respective successors and assigns. Except as provided below, neither Liberty nor the Company shall assign this Agreement, or any rights or obligations hereunder, without the prior written consent of the other party hereto. Liberty shall be entitled to assign this Agreement and any of its rights and obligations hereunder to any of its Affiliates, provided, that Liberty shall nevertheless remain liable for their obligations under this Agreement notwithstanding any such transfer or assignment.

Section 9.6  Counterparts and Signature.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or electronic mail transmission.

Section 9.7  Amendments and Waivers.

(a)  No failure or delay on the part of the Company or Liberty in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(b)  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless consented to in writing by the parties hereto.

Section 9.8  Interpretation.  When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 9.9  No Third-Party Beneficiaries.  This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto.

Section 9.10  Fees and Expenses.  All fees and expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the party or parties, as applicable, incurring such expenses.

Section 9.11  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be completed as originally contemplated to the fullest extent possible.

Section 9.12  Equitable Remedies.  Neither rescission, set-off nor reformation of this Agreement shall be available as a remedy to either of the parties hereto. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled, and each party hereby consents, to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms hereof, without bonds or other security being required, in addition to any other remedies at Law or in equity.

Section 9.13  Certain Definitions.  As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Affiliate” means any Person that Controls, is Controlled by or is under common Control with the Person specified. For purposes of this definition, the Company shall not be deemed to be an Affiliate of Liberty or any of its Affiliates, and neither Liberty nor any of its Affiliates shall be deemed to be an Affiliate of the Company.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Book-Entry System” has the meaning set forth in Section 1.1(b) of this Agreement.

“BNY Mellon” has the meaning set forth in Section 1.1(b) of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Claim” has the meaning set forth in Section 8.1(b) of this Agreement.

“Claim Notice” has the meaning set forth in Section 8.1(b) of this Agreement.

“Closing” has the meaning set forth in Section 1.2(b) of this Agreement.

“Closing Date” has the meaning set forth in Section 1.2(b) of this Agreement.

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Affiliates” has the meaning set forth in Section 8.2 of this Agreement

“Control” means the power, directly or indirectly, to direct the management and policies of a Person, whether by ownership of voting securities, by contract or otherwise.

“Delaware Chancery Court” has the meaning set forth in Section 9.3 of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (as in effect on the date of this Agreement).

“Exchange Act Reports” has the meaning set forth in Section 3.1(e) of this Agreement.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indemnified Party” has the meaning set forth in Section 8.1(b) of this Agreement.

“Information” has the meaning set forth in Section 8.2 of this Agreement

“Law” means rule, regulation, statutes, orders, ordinance, guideline, code, or other legally enforceable requirement, including but not limited to common law, state, local and federal laws or securities laws and laws of foreign jurisdictions.

“Liberty” has the meaning set forth in the preamble to this Agreement.

“Liberty Indemnitees” has the meaning set forth in Section 8.1(a) of this Agreement.

“Material Adverse Effect” means any event, circumstance, change or effect, individually or in the aggregate, that is materially adverse to the business, condition (financial or otherwise), operations, assets or results of operations of the Company and its subsidiaries, taken as a whole, except any such event, circumstance, change or effect, to the extent resulting from:

(a)  changes in the financial or securities markets or general economic or political conditions in the United States or any other market in which the Company and its subsidiaries operate that affect the industries in which the Company and its subsidiaries conduct their business (including changes in interest rates or the availability of credit financing, changes in exchange rates and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter-market operating in the United States or any other market in which the Company or its subsidiaries operate),

(b)  changes in national or international political conditions, including any engagement in hostilities or the occurrence of any acts of war, sabotage or terrorism or natural disasters in the United States occurring after the date of this Agreement,

(c)  the announcement of, or entry into, this Agreement or the consummation of the transactions contemplated hereby,

(d)  any failure by the Company and its subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period ending on or after the date of this Agreement (provided, however, that the exception in this clause shall not prevent or otherwise affect a determination that any effect, circumstance, change, event or development underlying such failure has resulted in, or contributed to, a Material Adverse Effect),

(e)  a change in the trading prices or volume of the Common Stock (provided, however, that the exception in this clause shall not prevent or otherwise affect a determination that any effect, circumstance, change, event or development underlying such failure has resulted in, or contributed to, a Material Adverse Effect), or

(f)  any action taken (or omitted to be taken) as expressly required by this Agreement.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, business trust, joint stock company, trust, unincorporated organization or other entity or government or agency or political subdivision thereof.

“Proxy Statement” has the meaning set forth in Section 2.1(a) of this Agreement.

“Purchase Price” has the meaning set forth in the recitals to this Agreement.

“Purchased Shares” has the meaning set forth in Section 1.2(a) of this Agreement.

“Restricted Book Position” has the meaning set forth in Section 1.1(b) of this Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Special Committee” has the meaning set forth in the recitals to this Agreement.

“Stockholder Agreement” means the Stockholder Agreement, dated as of February 10, 2009, by and among the Company, Liberty, Liberty USA Holdings, LLC and Ticketmaster Entertainment, Inc.

“Stockholder Approval” has the meaning set forth in Section 2.1(a) of this Agreement.

“Stockholders Meeting” has the meaning set forth in Section 2.2 of this Agreement.

“Tranche I Purchase Price” has the meaning set forth in Section 1.1(a) of this Agreement.

“Tranche II Purchase Price” has the meaning set forth in Section 1.2(b) of this Agreement.

“Tranche I Shares” has the meaning set forth in Section 1.1 of this Agreement.

“Tranche II Shares” has the meaning set forth in Section 1.2(a) hereof.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

LIBERTY MEDIA CORPORATION
By: /s/ Mark D. Carleton Name: Mark D. Carleton Title: Senior Vice President
LIVE NATION ENTERTAINMENT, INC.
By: /s/ Kathy Willard Name: Kathy Willard Title: EVP & CFO

[Signature Page to Subscription Agreement]

Annex B

LIVE NATION ENTERTAINMENT, INC.
2006 ANNUAL INCENTIVE PLAN,
AS AMENDED AND RESTATED AS OF APRIL 15, 2011

1.  Purpose.  The purpose of the Live Nation Entertainment, Inc. 2006 Annual Incentive Plan, Amended and Restated as of April 15, 2011 (the “Plan”) is to provide performance-based incentive compensation to executive officers and other selected key executives of Live Nation Entertainment, Inc. (the “Company”) and its subsidiaries, which, as applicable, will not be subject to the executive compensation deduction limitations of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).

2.  Administration.

2.1  The Committee.  The Plan will be administered by the compensation committee (the “Committee”) of the Company’s board of directors (the “Board”), or a committee of such other persons as the Board may appoint. Unless the Board determines otherwise, the members of the Committee must be “outside directors” for purposes of 162(m) of the Code.

2.2  Responsibility and Authority of the Committee.  Subject to the provisions of the Plan, the Committee, acting in its discretion, will have responsibility and authority to (a) select the individuals who may participate in the Plan, (b) prescribe the terms and conditions of each participant’s award and make amendments thereto, (c) determine whether and the extent to which performance goals have been met, (d) construe, interpret and apply the provisions of the Plan and of any agreement or other document evidencing an award made under the Plan and (e) make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Plan. In exercising its responsibilities, the Committee may obtain at the Company’s expense such advice, guidance and other assistance from outside compensation consultants and other professional advisers as it deems appropriate. The decision of the Committee regarding any disputed question, including questions of construction, interpretation and administration, shall be final and conclusive on all persons.

2.3  Manner of Exercise of Committee Authority.  The Committee may delegate responsibilities with respect to the administration of the Plan to one or more officers of the Company or any of its subsidiaries, to one or more members of the Committee or to one or more members of the Board; provided, however, that the Committee may not delegate its responsibility if and to the extent such delegation would cause an award to fail to constitute “qualified performance-based compensation” under Section 162(m) of the Code. The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute documents under the Plan to one or more members of the Committee or to one or more officers of the Company.

2.4  Indemnification.  The Company shall indemnify and hold harmless each member of the Board and of the Committee or any employee of the Company or any of its subsidiaries and affiliates who provides assistance with the administration of the Plan or to whom a Plan-related responsibility is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage or expense (including reasonable legal fees and other expenses incident thereto and, to the extent permitted by applicable law, advancement of such fees and expenses) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.

3.  Performance-Based Compensation Opportunities.

3.1  General.  Each award made under the Plan will represent the right to receive incentive compensation upon the achievement of one or more performance objectives that are established by the Committee and communicated to the recipient of the award by the 90th day of the applicable performance period or, if earlier, before 25% of the applicable performance period has elapsed. The Committee will determine the performance period applicable to an award. Subject to the requirements of the Plan and applicable law, each award will contain such other terms and conditions as the Committee, acting in its discretion, may prescribe.

3.2  Performance Criteria.  Performance objectives may be based upon any one or more of the following criteria, applied to an individual, a subsidiary, a business unit or division, the Company, the Company and one or more of its subsidiaries, or such other operating unit(s) as the Committee may designate:

(i)	earnings per share, per share growth or adjusted earnings per share,
(ii)	share price, total shareholder return or share price performance on an absolute basis and/or relative to an index,
(iii)	gross or net profit or operating margin,
(iv)	net earnings,
(v)	return on equity or assets,
(vi)	gross or net sales or revenues or revenue growth,
(vii)	operating income growth, or operating income either before or after depreciation, amortization and/or non-cash compensation expense (or such other objectively determinable adjusted calculations of such measure as the Committee may prescribe, including, without limitation, adjustments to eliminate the effect of acquisitions, dispositions and/or other extraordinary transactions),
(viii)	earnings either before or after deduction of interest, taxes, depreciation and/or amortization (or such other objectively determinable adjusted calculations of such measure as the Committee may prescribe, including, without limitation, adjustments to eliminate the effect of acquisitions, dispositions and/or other extraordinary transactions),
(ix)	market share or market penetration,
(x)	net income (either before or after taxes) or adjusted net income,
(xi)	operating earnings or profit,
(xii)	cash flow either before or after taxes (including, but not limited to, operating cash flow and free cash flow) or improvement in cash flow,
(xiii)	return on capital,
(xiv)	return on sales,
(xv)	costs or cost savings,
(xvi)	funds from operations,
(xvii)	expenses,
(xviii)	working capital,
(xix)	implementation, completion or the achievement of milestones with respect to critical projects,
(xx)	economic value,
(xxi)	customer or client retention,

(xxii)	sales-related goals,
(xxiii)	cash available for distribution,
(xxiv)	achievement of operational goals or metrics,
(xxv)	attainment of Company, divisional or departmental budgets,
(xxvi)	improvements in attainment of expense levels, or
(xxvii)	any combination of the foregoing.

3.3  Performance Objectives.  The amount, if any, payable to a participant with respect to an award will depend upon whether and the extent to which the performance objective(s) of the award are achieved during the applicable performance period. Performance objectives may be established on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. The Committee may establish different levels of payment under an award to correspond with different levels of achievement of performance objectives specified in the award. Awards may contain more than one performance objective and performance objectives may be based upon multiple performance criteria. Multiple performance objectives contained in an award may be aggregated, weighted, expressed in the alternative or otherwise specified by the Committee. The level or levels of performance specified with respect to a performance objective may be expressed in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. Notwithstanding anything to the contrary contained in the Plan, the performance objectives under any award must be objective and must otherwise meet the requirements of Section 162(m) of the Code.

3.4  Adjustments.  The Committee may reduce or eliminate an award made under the Plan for any reason, including, without limitation, changes in the position or duties of a participant during or after a performance period, whether due to termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise. In addition, to the extent necessary to preserve the intended economic effects of the Plan and individual awards, the Committee may make appropriate adjustments to the performance objectives and other terms of an award to properly reflect (a) a change in corporate capitalization; (b) a material or extraordinary corporate transaction involving the Company or a subsidiary, including, without limitation, a merger, consolidation, reorganization, spin-off, or the sale of a subsidiary or of the assets of a business or division (whether or not such transaction constitutes a reorganization within the meaning of Section 368(a) of the Code); (c) a partial or complete liquidation of the Company or a subsidiary; or (d) a change in accounting or other relevant rules or regulations; provided, however, that no adjustment hereunder shall be authorized or made if and to the extent that the authority to make or the making of such adjustment would cause an award to fail to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

3.5  Certification.  Following the completion of the performance period applicable to an award, the Committee shall determine and shall certify in writing whether and the extent to which the performance objective(s) under the award have been achieved, as well as the amount, if any, payable to the participant as a result of such achievement(s), which determination(s) and certification(s) shall be subject to and shall be made in accordance with the requirements of Section 162(m) of the Code.

3.6  Payment of Amounts Earned.  Subject to such deferral and/or other conditions as may be permitted or required by the Committee, amounts earned under an award will be paid or distributed as soon as practicable following the Committee’s determination and certification of such amounts.

3.7  Maximum Annual Amount Payable to a Participant.  Notwithstanding anything to the contrary contained herein, no individual may earn more than $15,000,000 in any calendar year pursuant to an award made to such individual under the Plan.

4.  Termination of Employment; Death.  Unless the Committee determines otherwise, no amount will be payable under an award made to a participant whose employment with the Company or its subsidiaries terminates (for any reason other than death) before the payment date of such award. Notwithstanding the foregoing, (i) any amounts payable hereunder will be paid solely based on the attainment of the performance criteria applicable to an award; and (ii) if a change is made to accelerate the payment of an award to an earlier date after the attainment of the applicable performance criteria, the amount of compensation paid shall be discounted to reasonably reflect the time value of money. If a participant dies before receiving payment of an amount earned under the Plan, such payment will be made to the deceased participant’s designated beneficiary, if any, or, if none, to the deceased participant’s estate. No beneficiary designation shall be effective unless it is in writing and received by the Committee prior to the participant’s death, and any such designation will supersede and be deemed a revocation of any prior beneficiary designation made by the participant.

5.  Withholding Taxes.  All amounts payable pursuant to the settlement of an award made under the Plan are subject to applicable tax withholding. The Company and its subsidiaries shall withhold funds (or other property) from the payment of any such award and shall be entitled to take such other action with respect to other amounts that are or may become payable to the participant as may be necessary or appropriate in order to enable the Company and its subsidiaries to satisfy such tax withholding requirements.

6.  No Implied Rights Afforded to Participants.  No award and nothing contained in the Plan or in any document relating to the Plan shall confer upon an eligible employee or participant any right to continue as an employee of the Company or a subsidiary or constitute a contract or agreement of employment, or interfere in any way with the right of the Company and its subsidiaries to reduce such person’s compensation, to change the position held by such person or to terminate such person’s employment, with or without cause.

7.  Non-transferability.  No interest in or under an award made or a payment due or to become due under the Plan may be assigned, transferred or otherwise alienated other than by will or the laws of descent and distribution, and any attempted assignment, alienation, sale, transfer, pledge, encumbrance, charge or other alienation of any such interest shall be void and unenforceable.

8.  Amendment and Termination.  The Board or the Committee may amend the Plan at any time and from time to time. Any such amendment may be made without approval of the Company’s stockholders unless and except to the extent such approval is required in order to satisfy the stockholder approval requirements of Section 162(m) of the Code. The Board may terminate the Plan at any time.

9.  Unfunded Status of Awards.  The Plan is intended to constitute a bonus plan and not a pension other employee benefit plan or purposes of ERISA. The right of a participant (or beneficiary) to receive payment(s) under a Plan award will constitute and be equivalent to the right of a general unsecured creditor of the Company (or the subsidiary by whom the participant is or was employed, as the case may be), whether or not a trust is created and funded in order to facilitate the payment of amounts due or to become due under the Plan (including, for this purpose, any deferral arrangement made with respect to any such payment).

10.  Miscellaneous.

10.1  Governing Law.  The Plan and any award made under the Plan will be subject to and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

10.2  Section 162(m) of the Code.  It is intended that amounts payable pursuant to awards made under the Plan will constitute “qualified performance-based compensation” and thus be exempt from the annual $1 million limitation on the deductibility of executive compensation. The Plan and each award made under the Plan will be interpreted, construed and applied accordingly.

10.3  Effective Date.  The Plan, as originally implemented, became effective as of January 1, 2006 and was originally approved by the Company’s stockholders on May 11, 2007. The Plan, as amended and restated on April 15, 2011 (the “Restatement Date”), was adopted by the Board and became effective as of the Restatement Date, subject to and conditioned upon approval of the Company’s stockholders.

Annex C

LIVE NATION ENTERTAINMENT, INC.
2005 STOCK INCENTIVE PLAN,
AMENDED AND RESTATED AS OF APRIL 15, 2011

1.  Purpose.  The purpose of the Live Nation Entertainment, Inc. 2005 Stock Incentive Plan, Amended and Restated as of April 15, 2011 (the “Plan”), is to facilitate the ability of Live Nation Entertainment, Inc., a Delaware corporation (the “Company”) and its subsidiaries to attract, motivate and retain eligible employees, directors and other personnel through the use of equity-based and other incentive compensation opportunities. Awards made under the Plan may take the form of options to purchase shares of the Company’s common stock, $0.01 par value (the “Common Stock”), granted pursuant to Section 5, director shares issued pursuant to Section 6, stock appreciation rights granted pursuant to Section 7, restricted stock and deferred stock rights issued or granted pursuant to Section 8, other types of stock-based awards made pursuant to Section 9 and/or performance-based awards made pursuant to Section 10.

2.  Administration.

2.1  The Committee. The Plan will be administered by the compensation committee (the “Committee”) of the Company’s board of directors (the “Board”), except the entire board will have sole authority for granting and administering awards to non-employee directors.

2.2  Responsibility and Authority of the Committee.  Subject to the provisions of the Plan, the Committee, acting in its discretion, will have responsibility and the power and authority to (a) select the persons to whom awards will be made, (b) prescribe the terms and conditions of each award and make amendments thereto, (c) construe, interpret and apply the provisions of the Plan and of any agreement or other document evidencing an award made under the Plan and (d) make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Plan. The Committee may obtain at the Company’s expense such advice, guidance and other assistance from outside compensation consultants and other professional advisers as the Committee deems appropriate in connection with the proper administration of the Plan.

2.3  Delegation of Authority by Committee.  Subject to the requirements of applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate. If the Committee wishes to delegate a particular function to a subcommittee consisting solely of its own members, it may choose to do so on a de facto basis by limiting the members entitled to vote on matters relating to that function. Reference herein to the Committee with respect to functions delegated to another person, group or subcommittee will be deemed to refer to such person, group or subcommittee.

2.4  Committee Actions.  A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question arising under the Plan or an agreement or other document governing an individual award, including questions of construction, interpretation and administration, shall be final and conclusive on all persons. The Committee shall keep a record of its proceedings and acts and shall keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

2.5  Indemnification.  The Company shall indemnify and hold harmless each member of the Board and of the Committee or of any subcommittee appointed by the Board or the Committee and any employee of the Company or any of its subsidiaries and affiliates who provides assistance with the administration of the Plan or to whom a Plan-related responsibility is delegated, from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage or expense (including reasonable legal fees and other expenses incident thereto and, to the extent permitted by applicable law, advancement of such fees and expenses) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.

3.  Limitations on Company Stock Awards Under the Plan.

3.1  Aggregate Share Limitation.  Subject to adjustments required or permitted by the Plan, the Company may issue a total of twenty-three million nine hundred thousand (23,900,000) shares of Common Stock under the Plan. For these purposes, the following shares of Common Stock will not be taken into account and will remain available for issuance under the Plan: (a) shares covered by awards that expire or are canceled, forfeited, settled in cash or otherwise terminated, (b) shares delivered to the Company and shares withheld by the Company for the payment or satisfaction of purchase price or tax withholding obligations associated with the exercise or settlement of an award and (c) shares covered by stock-based awards assumed by the Company in connection with the acquisition of another company or business.

3.2  Individual Employee Limitations.  Notwithstanding any provision in the Plan to the contrary, and subject to Section 7, the maximum aggregate number of shares of Common Stock with respect to one or more awards that may be granted to any one person during any calendar year shall be five million (5,000,000) and the maximum aggregate amount of cash that may be paid to any one person during any calendar year with respect to one or more awards payable in cash shall be $15,000,000.

4.  Eligibility to Receive Awards.  Awards may be granted under the Plan to any present or future director, officer, employee, consultant or adviser of or to the Company or any of its subsidiaries. For purposes of the Plan, a subsidiary is any entity in which the Company has a direct or indirect ownership interest of at least 50%.

5.  Stock Option Awards.

5.1  General.  Stock options granted under the Plan will have such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine, either at the time the option is granted or, if the holder’s rights are not adversely affected, at any subsequent time.

5.2  Minimum Exercise Price.  The exercise price per share of Common Stock covered by an option granted under the Plan may not be less than 100% of the fair market value per share on the date the option is granted (110% in the case of “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) granted to an employee who is a 10% stockholder within the meaning of Section 422(b)(6) of the Code). For purposes of the Plan, unless determined otherwise by the Committee, the fair market value of a share of Common Stock on any date is the closing sale price per share in consolidated trading of securities listed on the principal national securities exchange or market on which shares of Common Stock are then traded, as reported by a recognized reporting service or, if there is no sale on such date, on the first preceding date on which such shares are traded.

5.3  Limitation on Repricing of Options.  Except for adjustments made in accordance with Section 11, the repricing of stock options granted under the Plan is prohibited in the absence of stockholder approval.

5.4  Maximum Duration.  Unless sooner terminated in accordance with its terms, an option granted under the Plan will automatically expire on the tenth anniversary of the date it is granted or, in the case of an “incentive stock option” granted to an employee who is a 10% stockholder, the fifth anniversary of the date it is granted.

5.5  Effect of Termination of Employment or Service.  The Committee may establish such exercise and other conditions applicable to an option following the termination of the optionee’s employment or other service with the Company and its subsidiaries as the Committee deems appropriate on a grant-by-grant basis. For purposes of the Plan, an individual’s employment or service with the Company and its subsidiaries will be deemed to have terminated if such individual is no longer receiving or entitled to receive compensation for providing services to the Company and its subsidiaries.

5.6  Method of Exercise.  An outstanding and exercisable option may be exercised by transmitting to the Secretary of the Company (or other person designated for this purpose by the Committee) a written notice identifying the option that is being exercised and specifying the number of whole shares to be purchased pursuant to that option, together with payment in full of the exercise price and the withholding taxes due in connection with the exercise, unless and except to the extent that other arrangements satisfactory to the Company have been made for such payment(s). The exercise price may be paid in cash or in any other manner the Committee, in its discretion, may permit, including, without limitation, (a) by the delivery of previously-owned shares, (b) by a combination of a cash payment and delivery of previously-owned shares or (c) pursuant to a cashless exercise program established and made available through a registered broker-dealer in accordance with applicable law. Any shares transferred to the Company (or withheld upon exercise) in connection with the exercise of an option shall be valued at fair market value for purposes of determining the extent to which the exercise price and/or tax withholding obligation is satisfied by such transfer (or withholding) of shares.

5.7  Non-Transferability.  No option shall be assignable or transferable except upon the optionee’s death to a beneficiary designated by the optionee in a manner prescribed or approved for this purpose by the Committee or, if no designated beneficiary shall survive the optionee, pursuant to the optionee’s will or by the laws of descent and distribution. During an optionee’s lifetime, options may be exercised only by the optionee or the optionee’s guardian or legal representative. Notwithstanding the foregoing, the Committee may permit the inter vivos transfer of an option (other than an “incentive stock option”) pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in settlement of marital property rights, or by gift to any “family member” (within the meaning of Item A.1.(5) of the General Instructions to Form S-8 or any successor provision), on such terms and conditions as the Committee deems appropriate.

5.8  Rights as a Stockholder.  No shares of Common Stock shall be issued in respect of the exercise of an option until payment of the exercise price and the applicable tax withholding obligations have been satisfied or provided for to the satisfaction of the Company, and the holder of an option shall have no rights as a stockholder with respect to any shares covered by the option until such shares are duly and validly issued by the Company to or on behalf of such holder.

6.  Director Shares.

6.1  The Committee may permit non-employee directors to elect to receive all or part of their annual retainers in the form of shares (“Director Shares”). Unless the Committee determines otherwise, any such elections may be made during the month a director first becomes a director and during the last month of each calendar quarter thereafter, and shall remain in effect unless and until the end of the calendar quarter in which a new election is made (or, if later, the calendar quarter next following the calendar quarter in which the director first becomes a director). Any such election shall also indicate the percentage of the retainer to be paid in shares and shall contain such other information as the Committee or the Board may require.

6.2  The Company shall issue Director Shares on the first trading day of each calendar quarter to all directors on that trading day except any director whose retainer is to be paid entirely in cash. The number of Director Shares issuable to a director on the relevant trading date shall equal:

[ % multiplied by (R/4) ] divided by P

WHERE:

% =	the percentage of the director’s retainer that is payable in shares;
R =	the director’s retainer for the applicable calendar year; and
P =	the closing price, as quoted on the principal exchange on which shares are traded, on the date of issuance.

Director Shares shall not include any fractional shares. Fractions shall be rounded to the nearest whole share.

7.  Stock Appreciation Rights.

7.1  General.  The Committee may grant stock appreciation rights (“SARs”), either alone or in connection with the grant of an option, upon such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, including, as applicable, Section 5 (relating to options), may determine, either at the time the SARs are granted or, if the holder’s rights are not adversely affected, at any subsequent time. Upon exercise, the holder of an SAR shall be entitled to receive a number of whole shares of Common Stock having a fair market value equal to the product of X and Y, where —

X =	the number of whole shares of Common Stock as to which the SAR is being exercised, and
Y =	the excess of the fair market value per share of Common Stock on the date of exercise over the fair market value per share of Common Stock on the date the SAR is granted (or such greater base value as the Committee may prescribe at the time the SAR is granted).

7.2  Tandem SARs.  An SAR granted in tandem with an option shall cover the same shares covered by the option (or such lesser number of shares as the Committee may determine) and, unless the Committee determines otherwise, shall be subject to the same terms and conditions as the related option. Upon the exercise of an SAR granted in tandem with an option, the option shall be canceled to the extent of the number of shares as to which the SAR is exercised, and, upon the exercise of an option granted in tandem with an SAR, the SAR shall be canceled to the extent of the number of shares as to which the option is exercised.

7.3  Method of Exercise.  An outstanding and exercisable SAR may be exercised by transmitting to the Secretary of the Company (or other person designated for this purpose by the Committee) a written notice identifying the SAR that is being exercised and specifying the number of shares as to which the SAR is being exercised, together with payment in full of the withholding taxes due in connection with the exercise, unless and except to the extent that other arrangements satisfactory to the Company have been made for such payment. The withholding taxes may be paid in cash or in any other manner the Committee, in its discretion, may permit, including, without limitation, (a) by the delivery of previously-owned shares of Common Stock or (b) by a combination of a cash payment and the delivery of previously-owned shares. The Committee may impose such additional or different conditions for exercise of an SAR as it deems appropriate. No fractional shares will be issued in connection with the exercise of an SAR.

7.4  Rights as a Stockholder.  No shares of Common Stock shall be issued in respect of the exercise of an SAR until payment of the applicable tax withholding obligations have been satisfied or provided for to the satisfaction of the Company, and the holder of an SAR shall have no rights as a stockholder with respect to any shares issuable upon such exercise until such shares are duly and validly issued by the Company to or on behalf of such holder.

8.  Restricted Stock and Deferred Stock Awards.

8.1  General.  Under a restricted stock award, shares of Common Stock will be issued by the Company to the recipient at the time of the award. Under a deferred stock award, the recipient will be entitled to receive shares of Common Stock in the future. The shares covered by a restricted stock award and the right to receive shares under a deferred stock award will be subject to such vesting and other conditions and restrictions as the Committee, acting in its discretion in accordance with the Plan, may determine.

8.2  Minimum Purchase Price.  Unless the Committee, acting in accordance with applicable law, determines otherwise, the purchase price payable for shares of Common Stock transferred pursuant to a restricted or deferred stock award must be at least equal to the par value of the shares.

8.3  Issuance of Restricted Stock.  Shares of Common Stock issued pursuant to a restricted stock award may be evidenced by book entries on the Company’s stock transfer records pending satisfaction of the applicable vesting conditions. If a stock certificate for restricted shares is issued, the certificate will bear an appropriate legend to reflect the nature of the conditions and restrictions applicable to the shares. The Company may require that any or all such stock certificates be held in custody by the Company until the applicable conditions are satisfied and other restrictions lapse. The Committee may establish such other conditions as it deems appropriate in connection with the issuance of certificates for restricted shares, including, without limitation, a requirement that the recipient deliver a duly signed stock power, endorsed in blank, for the shares covered by the award.

8.4  Stock Certificates for Vested Stock.  The recipient of a restricted or deferred stock award will be entitled to receive a certificate, free and clear of conditions and restrictions (except as may be imposed in order to comply with applicable law), for shares that vest in accordance with the award, subject, however, to the payment or satisfaction of applicable withholding taxes. The delivery of vested shares covered by a deferred stock award may be deferred if and to the extent provided by the terms of the award, subject, however, to the applicable deferral requirements of Section 409A of the Code.

8.5  Rights as a Stockholder.  Subject to and except as otherwise provided by the terms of a restricted stock award, the holder of restricted shares of Common Stock shall generally have the rights of a holder of Common Stock of the Company as if the shares subject to the restricted stock award were fully vested; provided, however, that notwithstanding the foregoing, shares covered by restricted stock awards granted on or after January 8, 2010, shall carry no dividend rights prior to the vesting of such shares, and the holder of a restricted stock award shall, with respect to unvested shares of restricted stock, have no right to payment, accrual, crediting or otherwise with regard to dividends declared or paid by the Company prior to the vesting of the applicable shares. Once vested, shares covered by a restricted stock award shall entitle their holder to the same dividend rights as other shares of Common Stock generally. The holder of a deferred stock award shall have no rights as a stockholder with respect to shares covered by a deferred stock award unless and until the award vests and the shares are issued; provided, however, that the Committee, in its discretion, may provide for the payment of dividend equivalents on shares covered by a deferred stock award.

8.6  Nontransferability.  Neither a restricted or deferred stock award nor restricted shares of Common Stock issued pursuant to any such award may be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated other than to the Company or its designee in accordance with the terms of the award or of the Plan, and any attempt to do so shall be null and void and, unless the Committee determines otherwise, shall result in the immediate forfeiture of the award or the restricted shares, as the case may be.

8.7  Termination of Service Before Vesting; Forfeiture.  Unless the Committee determines otherwise, shares of restricted stock and non-vested deferred stock awards will be forfeited upon the recipient’s termination of employment or other service with the Company and its subsidiaries. If shares of restricted stock are forfeited, any certificate representing such shares will be canceled on the books of the Company and the recipient will be entitled to receive from the Company an amount equal to any cash purchase price previously paid for such shares. If a non-vested deferred stock award is forfeited, the recipient will have no further right to receive the shares of Common Stock covered by the non-vested award.

9.  Other Equity-Based Awards.  The Committee may grant dividend equivalent payment rights, phantom shares, bonus shares and other forms of equity-based awards to eligible persons, subject to such terms and conditions as it may establish. Awards made pursuant to this section may entail the transfer of shares of Common Stock to the recipient or the payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, awards designed to comply with or take advantage of applicable tax and/or other laws, provided, that the terms and conditions of any award that is treated as non-qualified deferred compensation must satisfy the applicable deferral requirements of Section 409A of the Code.

10.  Performance Awards.

10.1  General.  The Committee may condition the grant, exercise, vesting or settlement of equity-based awards under the Plan (whether settled in shares of Common Stock or cash or other property) on the achievement of specified performance goals in accordance with this section.

10.2  Objective Performance Goals.  A performance goal established in connection with an award covered by this section must be (a) objective, so that a third party having knowledge of the relevant facts could determine whether the goal is met; (b) prescribed in writing by the Committee at a time when the outcome is substantially uncertain, but in no event later than the first to occur of (1) the 90th day of the applicable performance period or (2) the date on which 25% of the performance period has elapsed; and (c) based on any one or more of the following business criteria, applied to an individual, a subsidiary, a business unit or division, the Company and any one or more of its subsidiaries, or such other operating unit(s) as the Committee may designate (in each case, subject to the conditions of the performance-based compensation exemption from Section 162(m) of the Code):

(i)	earnings per share, per share growth or adjusted earnings per share,
(ii)	share price, total shareholder return or share price performance on an absolute basis and/or relative to an index,
(iii)	gross or net profit or operating margin,
(iv)	net earnings,
(v)	return on equity or assets,
(vi)	gross or net sales or revenues or revenue growth,
(vii)	operating income growth, or operating income either before or after depreciation, amortization and/or non-cash compensation expense (or such other objectively determinable adjusted calculations of such measure as the Committee may prescribe, including, without limitation, adjustments to eliminate the effect of acquisitions, dispositions and/or other extraordinary transactions),
(viii)	earnings either before or after deduction of interest, taxes, depreciation and/or amortization (or such other objectively determinable adjusted calculations of such measure as the Committee may prescribe, including, without limitation, adjustments to eliminate the effect of acquisitions, dispositions and/or other extraordinary transactions),
(ix)	market share or market penetration,
(x)	net income (either before or after taxes) or adjusted net income,
(xi)	operating earnings or profit,
(xii)	cash flow either before or after taxes (including, but not limited to, operating cash flow and free cash flow) or improvement in cash flow,
(xiii)	return on capital,
(xiv)	return on sales,
(xv)	costs or cost savings,

(xvi)	funds from operations,
(xvii)	expenses,
(xviii)	working capital,
(xix)	implementation, completion or the achievement of milestones with respect to critical projects,
(xx)	economic value,
(xxi)	customer or client retention,
(xxii)	sales-related goals,
(xxiii)	cash available for distribution,
(xxiv)	achievement of operational goals or metrics,
(xxv)	attainment of Company, divisional or departmental budgets,
(xxvi)	improvements in attainment of expense levels, or
(xxvii)	any combination of the foregoing.

The applicable performance goals may be expressed in absolute or relative terms, and must include an objective formula or standard for computing the amount of compensation payable to an employee if the goal is attained. A formula or standard is objective if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the employee. The formula or standard may provide for the payment of a higher or lower amount depending upon whether and the extent to which a performance goal is attained. The Committee may not use its discretion to increase the amount of compensation payable that would otherwise be due upon attainment of a performance goal; provided that, subject to the requirements for exemption under Section 162(m) of the Code, the Committee may make appropriate adjustments to an award in order to equitably reflect changes in accounting rules, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable performance period.

10.3  Determination of Amount Payable.  Following the expiration of the performance period applicable to an award made under this section, the Committee shall determine whether and the extent to which the performance goals have been attained and the amount of compensation, if any, that is payable as a result. The Committee must certify in writing prior to payment of the compensation that the performance goals and any other material terms of the award were in fact satisfied. Compensation otherwise payable pursuant to a performance-based award made under this section will be subject to the individual limitations set forth in Section 3.2.

11.  Capital Changes, Reorganization or Sale of the Company.

11.1  Adjustments Upon Changes in Capitalization.  The aggregate number and class of shares issuable under the Plan, the total number and class of shares with respect to which awards may be granted to any individual in any calendar year, the number and class of shares and the exercise price per share covered by each outstanding option, the number and class of shares and the base price per share covered by each outstanding SAR, and the number and class of shares covered by each outstanding deferred stock award or other-equity-based award, and any per-share base or purchase price or target market price included in the terms of any such award, and related terms shall be subject to adjustment in order to equitably reflect the effect on issued shares of Common Stock resulting from a split-up, spin-off, recapitalization, consolidation of shares or any similar capital adjustment, and/or to reflect a change in the character or class of shares covered by the Plan and an award. For the avoidance of doubt, no adjustments will be required or made under this section in respect of the spin-off of the Company by Clear Channel Communications, Inc.

11.2  Cash, Stock or Other Property for Stock.  Except as otherwise provided in this section, in the event of an Exchange Transaction (as defined below), all option holders shall be permitted to exercise their outstanding options and SARs in whole or in part (whether or not otherwise exercisable) immediately prior to such Exchange Transaction, and any outstanding options and SARs which are not exercised before the Exchange Transaction shall thereupon terminate. Notwithstanding the preceding sentence, if, as part of an Exchange Transaction, the stockholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of Common Stock (whether or not such Exchange Stock is the sole consideration), and if the Company’s Board, in its sole discretion, so directs, then all options and SARs for Common Stock that are outstanding at the time of the Exchange Transaction shall be converted into options or SARs (as the case may be) for shares of Exchange Stock. The number of shares of Exchange Stock and the exercise price per share under a converted option will be adjusted such that (a) the ratio of the exercise price per share to the value per share at the time of the conversion (which value will be equal to the consideration payable for each share of Common Stock in the Exchange Transaction) is the same as the ratio of the per share exercise price to the value per share of Common Stock under the original option; and (b) the aggregate difference between the value of the shares of Exchange Stock and the exercise price under the converted option immediately after the Exchange Transaction is the same as the aggregate difference between the value of the shares of Common Stock and the exercise price under the original option immediately before the Exchange Transaction. Similar adjustments will be made to the number of shares of Exchange Stock and the base value per share covered by SARs that are converted. Unless the Company’s Board determines otherwise, the vesting and other terms and conditions of the converted options and SARs shall be substantially the same as the vesting and corresponding other terms and conditions of the original options and SARs. The Company’s Board, acting in its discretion, may accelerate vesting of other non-vested awards, and cause cash settlements and/or other adjustments to be made to any outstanding awards (including, without limitation, options and SARs) as it deems appropriate in the context of an Exchange Transaction, taking into account with respect to other awards the manner in which outstanding options and SARs are being treated.

11.3  Definition of Exchange Transaction.  For purposes of the Plan, the term “Exchange Transaction” means a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition or disposition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company), liquidation of the Company or any other similar transaction or event, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

11.4  Fractional Shares.  In the event of any adjustment in the number of shares covered by any award pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each such award shall cover only the number of full shares resulting from the adjustment.

11.5  Determination of Board to be Final.  All adjustments under this section shall be made by the Company’s Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

12.  Termination and Amendment of the Plan.  The Board may terminate the Plan at any time or amend the Plan at any time and from time to time; provided, however, that:

(a)  no such action shall impair or adversely alter any awards theretofore granted under the Plan, except with the consent of the recipient or holder, nor shall any such action deprive any such person of any shares which he or she may have acquired through or as a result of the Plan; and

(b)  to the extent necessary under applicable law or the requirements of any stock exchange or market upon which the shares of Common Stock may then be listed, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law.

(c)  Limitation of Rights.  Nothing contained in the Plan or in any award agreement shall confer upon any recipient of an award any right with respect to the continuation of his or her employment or other service with the Company or a subsidiary or other affiliate, or interfere in any way with the right of the Company and its subsidiaries and other affiliates at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the compensation and/or other terms and conditions of the recipient’s employment or other service.

13.  Miscellaneous.

13.1  Governing Law.  The Plan and the rights of all persons claiming under the Plan shall be governed by the laws of the State of Delaware, without giving effect to conflicts of laws principles thereof.

13.2  Shares Issued Under Plan.  Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Company in its treasury or otherwise acquired for purposes of the Plan. No fractional shares of Common Stock will be issued under the Plan.

13.3  Compliance with Law.  The Company will not be obligated to issue or deliver shares of Common Stock pursuant to the Plan unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

13.4  Transfer Orders; Placement of Legends.  All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

13.5  Decisions and Determinations Final.  All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive on all persons.

13.6  Withholding of Taxes.  As a condition to the exercise and/or settlement of any award or the lapse of restrictions on any award or shares, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company or a subsidiary with respect to an award, the Company and/or the subsidiary may (a) deduct or withhold (or cause to be deducted or withheld) from any payment or distribution otherwise payable to the award recipient, whether or not such payment or distribution is covered by the Plan, or (b) require the recipient to remit cash (through payroll deduction or otherwise) or make other arrangements permitted by the Company, in each case in an amount or of a nature sufficient in the opinion of the Company to satisfy or provide for the satisfaction of such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, at the sole discretion of the Committee, the recipient may satisfy the withholding obligations associated with such transfer by electing to have the Company withhold shares of Common Stock or by tendering previously-owned shares of Common Stock, in each case having a fair market value equal to the amount of tax to be withheld.

13.7  Disqualifying Disposition.  If a person acquires shares of Common Stock pursuant to the exercise of an incentive stock option and the shares so acquired are sold or otherwise transferred in a “disqualifying disposition” (within the meaning of Section 424(c) of the Code) within two years from the date the option was granted or one year after the option is exercised, such person shall, within ten days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

13.8  Effective Date.  The Plan shall become effective on the date it is initially approved and adopted by the Board. However, no awards may be made pursuant to the Plan after the date preceding the date of the first annual meeting of the Company’s stockholders occurring after December 31, 2006, unless the Company’s stockholders approve the Plan at such meeting.

14.  Term of the Plan.  Unless sooner terminated, the Plan shall terminate on the tenth anniversary of the date of its adoption by the Board. The rights of any person with respect to an option granted under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the option (as then in effect or thereafter amended) and the Plan.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

LIVE NATION ENTERTAINMENT, INC.

INTERNET
http://www.proxyvoting.com/lyv
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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▼ FOLD AND DETACH HERE ▼

Please mark your votes as indicated in this example [X]

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
1. Election of Directors: Nominees: 01 Jonathan Dolgen, 02 Robert Ted Enloe, III, 03 Jeffrey T. Hinson, 04 James S. Kahan	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions ____________________

B. Proposals – The Board of Directors recommends a vote FOR Proposals 2, 3, 4, 5 and 7 and for a frequency of every 3 YEARS on Proposal 6.

	FOR	AGAINST	ABSTAIN
2. Approval of the issuance and sale of shares of Live Nation Entertainment Common Stock to Liberty Media Corporation.	☐	☐	☐
3. Approval of the Live Nation Entertainment, Inc. 2006 Annual Incentive Plan, as amended and restated.	☐	☐	☐
4. Approval of the Live Nation Entertainment, Inc. 2005 Stock Incentive Plan, as amended and restated.	☐	☐	☐
5. Advisory vote on the compensation of Live Nation Entertainment named executive officers.	☐	☐	☐

	3 YEARS	2 YEARS	1 YEAR	ABSTAIN
6. Advisory vote on the frequency of advisory votes on the compensation of Live Nation Entertainment named executive officers.	☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN
7. Ratification of the appointment of Ernst & Young LLP as Live Nation Entertainment's independent registered public accounting firm for the 2011 fiscal year.	☐	☐	☐

Meeting Attendance — Mark the box to the right if you intend to attend the Annual Meeting. ☐

Mark Here for Address Change or Comments **SEE REVERSE** ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ____________________ Signature ____________________ Date ____________

You can now access your Live Nation Entertainment, Inc. account online.

Access your Live Nation Entertainment, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Live Nation Entertainment, Inc., now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form
- Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-877-296-7874

Choose **MLink**℠ for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement, 10-K and 2010 Annual Report to Stockholders are available at: http://www.livenation.com/investors.

▼ FOLD AND DETACH HERE ▼

LIVE NATION ENTERTAINMENT, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 15, 2011

The undersigned hereby appoints Michael Rapino and Kathy Willard, and each of them, proxy holders of the undersigned with full power of substitution for and in the name, place and stead of the undersigned to appear and act for and to vote all shares of Live Nation Entertainment, Inc.'s common stock which the undersigned is entitled to vote and act at the Annual Meeting of Stockholders to be held at House of Blues Sunset Strip, 8430 Sunset Boulevard, West Hollywood, California 90069 on June 15, 2011 at 10:30 a.m., local time, or at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present thereat.

THE PROXY HOLDERS WILL VOTE USING THE DIRECTIONS PROVIDED ON THE REVERSE SIDE OF THIS PROXY CARD. IF YOU SIGN AND RETURN THIS PROXY, BUT DO NOT PROVIDE SPECIFIC DIRECTION WITH RESPECT TO A VOTING ITEM, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR, "FOR" PROPOSALS 2, 3, 4, 5 AND 7 AND FOR A FREQUENCY OF EVERY "3 YEARS" ON PROPOSAL 6. THE PROXY HOLDERS ARE ALSO AUTHORIZED TO VOTE UPON ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, UTILIZING THEIR OWN DISCRETION AS SET FORTH IN THE PROXY STATEMENT.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side.)

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